As filed with the Securities and Exchange Commission on August _____, 1998
                                                            Registration No.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                            TTI TECHNOLOGIES, INC.
                       ---------------------------------
            (Exact Name of registrant as specified in its charter)

              Delaware                                 47-0755991                                 3569
   -------------------------------             ----------------------------              -------------------------
    (State or other jurisdiction of                 (I.R.S. Employer                     (Primary Standard Industrial
     incorporation or organization)              Identification Number)                  Classification Code Number)
                                                ------------------------

                           444 Regency Parkway Drive
                                   Suite 311
                             Omaha, Nebraska 68114
                                 402/391-6611
                       (Address, including zip code, and
                   telephone number, including area code, of
                   registrant's principal executive offices)

                             Timothy J. McReynolds
                           444 Regency Parkway Drive
                                   Suite 311
                             Omaha, Nebraska 68114
                                 402/391-6611
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

             Copies to: Cassidy & Associates, 1504 R Street, N.W.
                     Washington, D.C. 20009, 202/387-5400


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------

Title of Each Class of                   Amount              Proposed               Proposed             Amount of
Securities to be Registered               to be              Maximum                Maximum             Registration
                                        Registered           Offering               Aggregate             Fee(1)
                                                          Price Per Share(2)      Offering Price
----------------------------------------------------------------------------------------------------------------------------------
Common Stock                              500,000                  $5.00            $2,500,000                $825
----------------------------------------------------------------------------------------------------------------------------------
Common Stock held by Selling
Securityholders                           888,500               0.01 (3)                 8,885                   3
----------------------------------------------------------------------------------------------------------------------------------
Series A Warrants                         196,875                     --                    --                  --
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying
Series A Warrants                         196,875                   5.00               984,375                 325
----------------------------------------------------------------------------------------------------------------------------------
Series B Warrants                         592,818
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying
Series B Warrants                         592,818                   2.29             1,357,553                 448
----------------------------------------------------------------------------------------------------------------------------------
Series C Warrants                         300,000
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying
Series C Warrants                         300,000                    .10                30,000                  10
----------------------------------------------------------------------------------------------------------------------------------
Series D Warrants                          43,750
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying
Series D Warrants                          43,750                   6.00               262,500                  87
----------------------------------------------------------------------------------------------------------------------------------
Pierce Mill  Warrants                     150,000
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying
Pierce Mill warrants                      150,000                   2.00               300,000                  99
----------------------------------------------------------------------------------------------------------------------------------
Fahey Warrants                             83,664                   1.43
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying
Series Fahey Warrants                      83,664                   1.43               119,639                  39
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                               $5,562,952            $1,836 (4)
----------------------------------------------------------------------------------------------------------------------------------

         (1)   There is no current market for the securities.
         (2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
         (3)   Based on present book value.
         (4)   Paid by electronic transfer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS                      Subject to Completion, Dated August ______, 1998

                             TTI TECHNOLOGIES, INC.

                     500,000 Shares of Common Stock; and
            888,500 shares of Common Stock, 1,367,103 Warrants and
           1,367,103 Shares of Common Stock underlying such Warrants
                       to be sold by the Holders thereof

          The Registration Statement of which this Prospectus is a part relates to the offer and sale by TTI Technologies, Inc., a Delaware corporation (the "Company") of 500,000 shares (the "Company Shares") of common stock, $.0001 par value per share (the "Common Stock") at $5.00 per share and certain securities of the Company by the holders thereof (the "Selling Securityholders")consisting of (i) 888,500 shares of Common Stock, (ii) warrants to purchase 196,875 shares of Common Stock previously issued by the Company (the "Series A Warrants") and 196,875 shares of Common Stock underlying the Series A Warrants, (iii) warrants to purchase 592,818 shares of Common Stock previously issued by the Company (the "Series B Warrants") and 592,818 Shares of Common Stock underlying the Series B Warrants, (iv) warrants to purchase 300,000 shares of Common Stock previously issued by the Company (the "Series C Warrants") and 300,000 shares of Common Stock underlying the Series C Warrants, (v) warrants to purchase 43,750 shares of Common Stock previously issued by the Company (the "Series D Warrants") and 43,750 shares of Common Stock underlying the Series D Warrants, (vi) warrants to purchase 83,664 shares of Common Stock previously issued by the Company to Michael Fahey (the "Fahey Warrants") and 83,664 shares of Common Stock underlying the Fahey Warrants, and (vii) warrants to purchase 150,000 shares of Common Stock previously issued to Pierce Mill Associates, Inc. (the "Pierce Mill Warrants") and 150,000 shares of Common Stock underlying the Pierce Mill Warrants. (The Series A through Series D Warrants, the Fahey Warrants and the Pierce Mill Warrants may hereinafter be collectively referred to as the "Warrants"; the Company Shares and the securities listed in (i) through (vi) above may hereinafter be collectively referred to as the "Securities"; the Company Shares and the Common Stock offered by the Selling Securityholders may hereinafter collectively be referred to as the "Shares"). See "DESCRIPTION OF SECURITIES". All costs incurred in the registration of the Securities are being borne by the Company.

          The Company is in the initial stages of commercializing its POWER System, a patented system of organic waste reduction. The POWER System will reduce organic waste by up to 85% of its original mass and generates a synthetic gas that can be used to produce electricity. The Company's waste-reduction-to-energy generation business is in its development stage and there is no assurance that the Company will be able to successfully market and install the POWER System or any commercially viable waste reduction product. The Company's target customers will be manufacturers which generate a large amount of homogeneous waste and have places of business in areas with high waste disposal and electricity costs.

          The Company's wholly-owned subsidiary, TTI Exeter, Inc. ("TTI Exeter") sells mechanized material-handling products, computerized process controls, and electronic optical recognition systems. TTI Exeter operates in the agricultural market selling graders, sizers and automated instrument and process controls machinery and continuous emissions monitoring systems primarily in the citrus and potato processing industries, municipal water telemetry systems, and processed produce industries.

          Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of 100% of the initial public offering price. Each Series B Warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of $2.29. Each Series C Warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of $.10. Each Series D Warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of 120% of the initial public offering price. Each Fahey warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of $1.43. Each Pierce Mill warrant entitles the holder thereof to purchase one share of Common Stock at a per share exercise price of $2.00. The exercise price and maturity date of the Warrants are subject to adjustment at the discretion of the Company. See "DESCRIPTION OF SECURITIES."

          Prior to the Company's offering of the securities described herein, there has been no public market for the Common Stock or the Warrants, and no assurances can be given that a public market will develop following completion of this Offering or that, if any such market does develop, it will be sustained. The offering price of the Common Stock was determined arbitrarily by the Company and the offering price of the Common Stock and the exercise price of the Warrants are not necessarily related to asset or book value, net worth or any other established criteria of value. The Company will receive the proceeds (net of certain expenses) from the sale of the Company Shares and the exercise of the Warrants. No assurances can be given that any of the Warrants will be exercised. See "USE OF PROCEEDS."

          Sales of the Securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the securities of the Company. The Selling Securityholders will receive the proceeds from the sale of the Securities being offered by them. The Company will not receive any of the proceeds from such sales and will receive proceeds only from the sale of the Company Shares and the exercise of the Warrants, if any. The Selling Securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their Securities on terms to be determined at the time of sale. See "PLAN OF DISTRIBUTION." The Selling Securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Selling Securityholders' Securities being offered by them pursuant hereto.

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 7.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          CERTAIN SECURITIES DESCRIBED HEREIN ARE OFFERED BY THE SELLING SHAREHOLDERS SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING, WITHOUT NOTICE. IN ADDITION, THE RIGHT IS RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF THE COMPANY OR ANY PARTICIPATING BROKER-DEALER, COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR STATE SECURITIES LAWS OR A RULE OR POLICY OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

          FOLLOWING THE COMPLETION OF THIS OFFERING, CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET MAKERS FOR THE SECURITIES OFFERED HEREBY. UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT. NO ASSURANCE CAN BE GIVEN THAT ANY MARKET MAKING ACTIVITIES, IF COMMENCED, WILL BE CONTINUED.

          FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES PRESCRIBED BY THE COMMISSION. THE COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE.

          CERTAIN SECURITIES HEREIN ARE TRANSFERRABLE WARRANTS. IT IS POSSIBLE THAT THE WARRANTS MAY BE ACQUIRED BY PERSONS RESIDING IN STATES WHERE THE COMPANY

IS UNABLE TO QUALIFY THE SHARES OF COMMON STOCK UNDERLYING THE WARRANTS FOR SALE UPON EXERCISE. WARRANTHOLDERS IN THOSE STATES WOULD HAVE NO CHOICE BUT TO ATTEMPT TO SELL THEIR WARRANTS OR LET THEM EXPIRE UNEXERCISED. IT IS ALSO POSSIBLE THAT THE COMPANY MAY BE UNABLE, FOR UNFORESEEN REASONS, TO CAUSE A REGISTRATION STATEMENT COVERING THE SHARES UNDERLYING THE WARRANTS TO BE IN EFFECT WHEN THE WARRANTS ARE EXERCISABLE. IN THAT EVENT, THE WARRANTS MAY EXPIRE UNLESS EXTENDED BY THE COMPANY AS PERMITTED BY THE WARRANTS BECAUSE A REGISTRATION STATEMENT MUST BE IN EFFECT, IN ORDER FOR WARRANTHOLDERS TO EXERCISE THEIR WARRANTS.



              The date of this Prospectus is August  ____, 1998.

                              PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

THE COMPANY

     TTI Technologies, Inc. (the "Company") is incorporated under the laws of Delaware and was formed through a merger effective December 30, 1997, between its predecessor TTI Technologies, Inc. and a pre-existing Delaware corporation, Lanham Acquisitions, Inc. The Company is developing, has patented and plans to sell the "POWER System", a commercial waste reduction system able to reduce biomass industrial solid waste by up to 85% of its original mass and convert it into a useable gas capable of generating electricity. The Company has performed limited testing on the POWER System but has not installed any commercial systems. The Company has no contracts with any waste generators or other customers to date to install its system and there is no assurance that the Company will be able to acquire any customers or install its system commercially.

     The Company's wholly owned subsidiary, TTI Exeter, Inc ("TTI Exeter"), was formed through a merger, effective for accounting purposes on January 29, 1998, between Exeter Engineering, Inc., a California Company, ("Exeter Engineering") and TTI Control Technologies, Inc ("TTIC") a Delaware corporation and wholly owned subsidiary of the Company. TTI Exeter is an established designer, developer and installer of materials-handling equipment, designer and fabricator of produce packing facilities, and designer and installer of computerized process controls, and continuous emissions monitoring systems serving mainly the produce, potato, and citrus industries. TTI Exeter has had sales to customers in the United States, North America, Europe and Australia but has operated at a loss for the past three years.

RISK FACTORS

     There are substantial risk factors involved in investment in the Company. Investment in the Company is speculative and no assurances can be made of any return to investors. See CERTAIN RISK FACTORS".

TRANSFER AGENT

     Continental Stock Transfer and Trust Company, New York, New York, is the transfer agent for the Securities. See "DESCRIPTION OF SECURITIES--Transfer Agent and Registrar."

TRADING MARKET

     There is currently no trading market for the Company's Securities. The Company intends to apply for admission to quotation of its Securities on the NASD OTC Bulletin Board and intends to apply for listing on the Nasdaq SmallCap Market when, and if, it qualifies therefor. Until such time that the Company can qualify and is accepted for admission to quotation on the NASD OTC, the Securities will be quoted on the daily quotation sheets published by the National Quotation Bureau, Inc., commonly known as the "pink sheets". There can be no assurance that the Company will qualify for quotation of the Securities on the NASD OTC Bulletin Board. See "RISK FACTORS--Absence of Trading Markets" and "DESCRIPTION OF SECURITIES--Admission to Quotation on Nasdaq SmallCap Market or the NASD OTC Bulletin Board".

                            SELECTED FINANCIAL DATA

     The following table sets forth the selected consolidated financial data for the Company as of December 31, 1996 and 1997, and June 30, 1998, and for each of the years in the three-year period ended December 31, 1997 and for the six months ended June 30, 1997 and 1998. The selected consolidated historical financial data presented below as of December 31, 1996 and 1997 and for each of the years in the three year period ended December, 1997 are derived from the consolidated financial statements of the Company included elsewhere in this Prospectus. The report of KPMG Peat Marwick LLP concerning the December 31, 1997 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and net working capital and stockholders' deficit raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The selected consolidated financial data presented as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 have been derived from the Company's unaudited condensed consolidated financial statements. In the opinion of management, the unaudited consolidated financial statements for such periods include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the consolidated financial position and results of operations for these periods. Results of operations are not necessarily indicative of results to be expected for the full year. The information should be read in conjunction with the Consolidated Financial Statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

Historical income statement data:

                                                                                                   Six Months    Six Months
                                                     Year Ended     Year Ended      Year Ended        ended         ended
                                                     December 31,   December 31,   December 31,     June 30,      June 30,
                                                        1995           1996            1997           1997          1998
                                                    ----------------------------------------------------------------------
Net sales                                             $   48,840      2,418,012      5,518,437      2,064,087    2,128,729
Cost of goods sold                                        43,317      3,763,316      5,295,229      1,652,507    2,110,864
                                                    ----------------------------------------------------------------------
Gross profit (loss)                                        5,523     (1,345,304)       223,208        411,580       17,865
Selling, general, and                                    981,394      1,738,419      2,390,122        963,663    2,508,057
administrative expenses
Other expenses (income), net                              (1,518)       168,049        464,953        166,059      361,422
                                                    ----------------------------------------------------------------------
Net loss                                              $ (974,353)    (3,251,772)    (2,631,867)      (718,142)  (2,851,614)
                                                    ======================================================================

Historical balance sheet data:

                                                                    December 31,   December 31,     June 30,
                                                                        1996           1997           1998
                                                               -----------------------------------------------
Current Assets                                                      $   650,298        892,279       2,536,080
Fixed and other long-term assets                                        507,397      1,301,745       5,331,182
                                                               -----------------------------------------------
    Total assets                                                    $ 1,157,695      2,194,024       7,867,262
                                                               ===============================================

Current liabilities                                                 $ 4,145,084      5,673,078       7,209,062
Long-term liabilities                                                    13,178        286,140       2,169,462
Stockholders' deficit                                                (3,000,567)    (3,765,194)     (1,511,262)
                                                               -----------------------------------------------
     Total liabilities and stockholders' deficit                    $ 1,157,695      2,194,024       7,867,262
                                                               ===============================================

Pro forma income statement data (Unaudited):

The following table sets forth the unaudited pro forma income statement data as if the merger with Exeter Engineering, Inc. had occurred as of January 1, 1997. This pro forma information may not necessarily be indicative of actual results had the merger occurred on January 1, 1997.

                                                         Six months
                                          Year Ended     ended
                                         December 31,    June 30,
                                             1997        1998
                                   ------------------------------------
Net sales                                9,241,188        2,302,292
Cost of goods sold                       7,528,177        2,075,521
                                   ------------------------------------
Gross profit (loss)                      1,713,011          226,771
Operating expenses                       4,479,731        2,821,000
Other expenses, net                        560,828          367,149
                                   ------------------------------------
Net loss                                (3,327,548)      (2,961,378)
                                   ====================================

                                 RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

LIMITED OPERATING HISTORY

          The Company has no operating history in regard to production, sale or installation of POWER System units. As the POWER System is not yet commercially viable, the Company has not sold any POWER System units for commercial use. There can be no assurance that the Company will be successful in implementing its strategy to sell its waste to energy system. The construction of a POWER System at a commercial site will require significant time, expenditures and personnel, and specific POWER System applications may require substantial additional research, development and testing in order to become commercially available. There can be no assurance that the Company will ever be successful in licensing, constructing or operating a POWER System for commercial use or that the POWER System will be technically or commercially viable. Exeter Engineering (now part of TTI Exeter, Inc., the Company's wholly owned subsidiary effective January 29, 1998, for accounting purposes), has had established operations since 1979, but has operated at a loss for the past three years. See "FINANCIAL STATEMENTS".

GOING CONCERN QUESTION; OPERATING LOSSES AND ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY

          The Company has suffered recurring losses from operations and has working capital and stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. The Company had a net loss of $2,851,614 for the six months ended June 30, 1998, a net loss of $2,631,867 for the year ended December 31, 1997, a net loss of $3,251,772 for the year ended December 31, 1996 and a net loss of $974,353 for the year ended December 31, 1995. There are no assurances that the Company will not continue operating at a net loss in the future or will be able to continue to operate. See "FINANCIAL STATEMENTS".

          In 1998, the Company merged its subsidiary, TTI Control Technologies, Inc. ("TTIC") with Exeter Engineering , Inc. ("Exeter Engineering") to create TTI Exeter, Inc. Exeter Engineering has suffered recurring losses from operations and has working capital and stockholders' deficits that raise substantial doubt about its ability to continue as a going concern. Exeter Engineering had a net loss of $44,536 for the year ended October 31, 1997, a net loss of $757,891 for the year ended October 31, 1996, and a net loss of $429,380 for the year ended October 31, 1995. Losses since January 31, 1998 to June 30, 1998 are included in the Company accounting in the preceding paragraph. There are no assurances that TTI Exeter will not continue to operate at a net loss in the future or will be able to continue to operate. See "FINANCIAL STATEMENTS".

CURRENT FINANCING ARRANGEMENT

          On May 4, 1998, the Company borrowed $4,000,000 from U.S. Bank National Association ("U.S. Bank"). The Company entered into a promissory note for repayment of the loan in one principal payment of $4,000,000 on May 1, 2000 plus interest set at the U.S. Bank National Association Reference Rate plus two percent. When the loan was entered into, the applicable interest rate was 10.5% per annum but is subject to change during the term of the loan. The loan is unsecured by the Company but personally guaranteed by certain stockholders and directors of the Company. In the event of a default, the entire loan amount will become due and payable. Events of default include, among other items, the death of any guarantor, any material adverse changes in the Company's financial condition the lender's belief that the prospect of payment or performance of the indebtedness is impaired; or whenever the lender in good faith deems itself insecure. There can be no assurance that the Company will be able to repay the loan and that U.S. Bank will not begin enforcement of collection against the Company for such repayment. See "FINANCING". In addition, certain officers of the Company as guarantors of the loan may be presented with a conflict of interest in making decisions determining the Company's repayment of the loan or making other expenditures which may be more advantageous to the Company.

OBLIGATIONS AND SECURITY INTEREST IN TTI EXETER AS A RESULT OF MERGER

          The Company has incurred significant obligations as a result of the merger with Exeter Engineering, a closely held Company whose sole shareholders were Jeffrey Batchman and Michael Wilkinson. As part of the merger, the Company agreed to pay Jeffrey Batchman and Michael Wilkinson an aggregate of $500,000 and 800,000 shares of the Company's Common Stock. The Company has agreed to assure a minimum sales price of $5.00 per share for shares issued to Messrs. Batchman and Wilkinson. Mr. Batchman was elected to the Board of Directors of the Company. 400,000 shares of the 800,000 shares of Common Stock issued to Messrs. Batchman and Wilkinson are included in the Securities offered hereby. The registered shares are subject to an agreement with the Company limiting sales of these shares by Messrs. Batchman and Wilkinson to a total of 50,000 shares per month. Pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission, Messrs. Wilkinson and Batchman will be able to sell the remaining 400,000 unregistered shares in brokered transactions commencing one year from the date of issue subject to certain volume limitations.

          If the Company is unable to create a market for its securities, the Company may be obligated to pay Messrs. Batchman and Wilkinson up to an aggregate of $4,000,000 over the next two years to satisfy the $5.00 per share guarantee. The Company has pledged 100% of its stock ownership in TTI Exeter as a security interest to Messrs. Batchman and Wilkinson in the case the Company does not honor all of its obligations contained in the TTI and Exeter Engineering merger agreement. See "THE COMPANY--Merger with Exeter Engineering, Inc."

          If the Company defaults on any of the provisions of the merger agreement, it is possible that it will lose ownership of TTI Exeter. The Company plans to rely on TTI Exeter for its manufacturing facility and to supply material handling systems and computerized process controls for the Company's gasification system. Aside from relying on TTI Exeter as a supplier of processes integral to the POWER System and as manufacturer of the POWER System, TTI Exeter is currently the primary source of revenues earned by the Company. If the Company lost its primary supplier, manufacturing facility and the primary source of its current revenues, its ability to continue operations would be materially adversely impaired and such a loss would jeopardize the ability of the Company to continue operations.

NEED FOR ADDITIONAL FINANCING TO CONTINUE OPERATIONS

          The capital raised from earlier sales of its securities, operating revenues, and the $4,000,000 loan will not be sufficient to meet the Company's operating expenses and capital requirements for the next twelve months. The Company's capital requirements depend on numerous factors, including its ability to have its securities listed and trading at a certain price, rate of market acceptance of the Company's products, the Company's ability to maintain and expand its customer base, the level of resources required to expand the Company's marketing and sales organization, and research and development activities, and other factors. The Company believes that in order to meet operating expenses and capital requirements for the next twelve months that it will have to secure additional financing. There is no assurance that the Company will be able to obtain such financing on terms acceptable to it.

          The Company may be obligated to pay Jeffrey Batchman and Michael Wilkinson up to $4,000,000 in cash or stock depending on the trading price and demand for the Company's securities, if any. Therefore, the timing and amount of such capital requirements cannot accurately be predicted. If capital requirements vary materially from those currently planned, the Company may require financing sooner than anticipated. The Company is currently seeking additional financing; however, there can be no assurance that any such commitments can be obtained on favorable terms, if at all. Any equity financing may be dilutive to the Company's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If the Company is unable to obtain financing as needed, the Company may default on its obligations to its creditors who would have the right to foreclose on TTI Exeter which currently generates nearly all of the Company's revenues. Such an event would have a material adverse effect on the Company, as well as the market price of its Common Stock and jeopardize the ability of the Company to continue operations. See "BUSINESS."

ABSENCE OF TRADING MARKET

          There is currently no established public trading market for the Shares. The Company intends to apply for admission to quotation of the Shares on the NASD OTC Bulletin Board and, when and if qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. Until such time, if ever, that the Company can qualify and is accepted for admission to quotation on the NASD OTC, the Securities will be quoted on the daily quotation sheets published by the National Quotation Bureau, Inc., commonly known as the "pink sheets". See "DESCRIPTION OF SECURITIES". A company must have at least one market maker in place to sponsor its securities for acceptance for listing on the NASD OTC Bulletin Board. The Company has limited business operations, revenues, and no market maker for its securities. There can be no assurance that a listing on the NASD OTC Bulletin Board can be obtained or if obtained there can be no assurance that a regular trading market for the Shares will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, competition, ability to develop and market products, changes in laws, rules or regulations may have a significant impact on the market price of the Securities. Further, the market price for the securities of public companies often experience wide fluctuations which may not necessarily be related to the operating performance of such public companies.

NO UNDERWRITER OR MARKET MAKER

          There is no underwriter for this Offering. The Company Shares will be offered on a "best efforts" basis through the Company's officers and directors. No sales commission will be paid to any officer or director of the Company. The Company will reimburse its officers and directors for expenses incurred in connection with the offer and sale of the Shares. In order to comply with the applicable securities laws, if any, of certain states, the Company Shares may be required to be offered or sold in such states only through registered or licensed brokers or dealers in those states.

          As of the date hereof, the Company has not located a market maker or broker/dealer and there can be no assurance that the Company will be able to locate a market maker for its securities. A company must have at least one market maker in place to sponsor its securities for acceptance for listing on the NASD OTC Bulletin Board. If the Company is unable to locate a market maker, the Company may not be able to apply for listing on the NASD OTC Bulletin Board and purchasers of its securities may have increased difficulty in locating buyers should they want to sell the Company's securities.

ARBITRARY DETERMINATION OF OFFERING PRICE

          The initial public offering price of the Securities and the exercise price and terms of the Warrants have been arbitrarily determined by the Company and do not necessarily bear any relationship to the Company's assets, net worth or other established criteria of value. The exercise and redemption prices of the Warrants should not be construed to imply or predict the market price of the Common Stock.

UNCERTAINTY OF MARKET ACCEPTANCE: WASTE DISPOSAL

          The Company is in the process of developing, refining and implementing its technologies for waste reduction. The Company's future growth will be dependent in part upon the acceptance and implementation of the Company's gasification technology. The Company has no outstanding orders currently for its POWER System. There can be no assurance that the Company will be able to successfully commercialize such technology. The successful commercialization of the Company's gasification technology may depend in part on ongoing comparisons with other competing technologies and more traditional treatment, storage and disposal alternatives, as well as the continuing high cost and limited availability of commercial disposal options. There can be no assurance that the Company's gasification and related technologies will prove to be commercially viable or cost effective, or if commercially viable and cost effective, that the Company will be successful in timely securing the requisite regulatory licenses, permits and approvals for such technologies. The Company's inability to develop, commercialize or secure the requisite licenses, permits and approvals for its waste treatment technologies on a timely basis would have a material adverse effect on the Company's business, financial condition and results of operations. See "BUSINESS."

UNCERTAINTY OF MARKET ACCEPTANCE: TTI EXETER UPGRADER

          TTI Exeter's operating results may depend upon its ability to improve and market existing products and to develop and successfully market new products, including its recently introduced Accu Vision Upgrader (the "Upgrader") system. As of the date hereof, the Company has installed two Upgraders in England and has contracted to install two Upgraders in Idaho. There can be no assurance that a market for Upgraders will develop or, if a market does develop, that the Company will be able to enhance its existing products or to develop new products in response to customer requirements of product introductions by competitors, which could have a material adverse effect on the Company's results of operations and jeopardize the ability of the Company to continue operations. See "BUSINESS--TTI Exeter."

DEPENDENCE OF TTI EXETER ON CERTAIN MARKETS

          The future success and growth of TTI Exeter is dependent upon continuing sales in certain food packaging processing markets, as well as successful penetration of other existing and potential markets. A substantial portion of TTI Exeter's historical sales has been in the citrus and potato markets, both fresh and processed. Reductions in capital equipment expenditures by such processors due to commodity surpluses, product price fluctuations, changing consumer preferences or other factors would have a material adverse effect on the Company's results of operations and jeopardize the ability of the Company to continue operations.

PROPRIETARY TECHNOLOGY AND UNPREDICTABILITY OF PATENT PROTECTION

          The Company relies on patents, trade secrets and proprietary know-how, which it seeks to protect, and will seek to protect, in part, through appropriate confidentiality and proprietary information agreements with its customers, employees and consultants. There can be no assurance that the proprietary information or confidentiality agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known to or be independently developed by others.

          There can be no assurance that any patents from pending patent applications or from any future patent applications will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to the Company, that any of the Company's patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by the Company. Since patent applications are secret until patents are issued in the United States or corresponding applications are published in international countries, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it was the first to make the inventions covered by each of its pending patent applications or that it was the first to file patent applications for such inventions.

          There can be no assurance that competitors, many of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with the Company's ability to make, use or sell its products either in the United States or in international markets. Furthermore, the laws of certain foreign countries do not protect the Company's intellectual property rights to the same extent as do the laws of the United States. Litigation or regulatory proceedings, which could result in substantial cost and uncertainty to the Company, may also be necessary to enforce patent or other intellectual property rights of the Company or to determine the scope and validity of other parties' proprietary rights. There can be no assurance that the Company will have the financial resources to defend its patents from infringement or claims of invalidity.

          It is possible that the Company may need to acquire licenses to, or contest the validity of, issued or pending patents of third parties relating to the Company's technology. There can be no assurance that any of such licenses would be made available to the Company on acceptable terms, if at all, or that if the Company were to contest the validity of any issued or pending patents, it would prevail. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company on its patents or in bringing suits against third parties. See "BUSINESS--Intellectual Property."

DEPENDENCE ON CERTAIN ENVIRONMENTAL REGULATIONS

     A substantial portion of the Company's revenue is expected to be generated as a result of requirements arising under federal and state laws and regulations and programs related to protection of the environment. Environmental laws and regulations are, and will continue to be, a principal factor affecting demand for the services offered by the Company. The level of enforcement activities by federal, state and local environmental protection agencies and changes in such laws and regulations also affect the demand for such services. If the requirements of compliance with environmental laws and regulations were to be modified in the future, particularly those relating to the transportation, treatment, storage or disposal of waste, the demand for the Company's services, and its business, financial condition and results of operations, could be materially adversely affected.

UNCERTAINTY OF REGULATORY ACCEPTANCE

     Many of the Company's prospective customers are likely to be required to comply with environmental laws and regulations in the United States and elsewhere. Such environmental laws and regulations also restrict the methods which companies may use to reduce or eliminate toxic emissions and often require the permitting of emission control equipment.

     Incinerators, a form of waste reduction, are regulated by federal and state laws. These laws make it difficult and costly to operate an incinerator. If laws and regulations are amended and licenses are more freely issued to incinerators and regulations governing incinerators are relaxed, incineration could become a more inexpensive alternative to the Company's method of waste reduction which could materially adversely affect operations and jeopardize the ability of the Company to continue operations. The Company believes that its technology does not come under the United States Environmental Protection Agency's ("EPA") current definitions of incineration. The Company has received two state permanent air quality permits for its gasification process from Washington and North Carolina. Although these states have found that the Company's process is not incineration, it is possible that the EPA could classify the process as incineration technology which could significantly increase the length of time and cost of the permitting process for customers because of the requirement for a public hearing, especially where community sentiment is opposed to incineration technology. There can be no assurance that the EPA will not classify the Company's technology as an incineration technology in the future or that there will not be other federal, state or foreign regulatory developments that increase the regulatory burden on the Company's customers, including requirements for more extensive permitting, in order to utilize the Company's systems.

     A lengthier permitting process could reduce the competitive advantages of the Company's technology and materially adversely affect the Company's business, results of operations and financial condition. In addition, the level of enforcement activities by environmental protection agencies and changes in laws and regulations will also affect demand for the Company's systems. To the extent that the burdens of complying with such environmental laws and regulations may be eased, the demand for the Company's systems could be materially adversely affected. In addition, the existence of environmental regulations and the level of enforcement vary by country and may affect the Company's ability to sell its systems outside the United States.

HIGHLY COMPETITIVE INDUSTRY

     The Company competes specifically against other companies who sell waste reduction technologies and in general against the entire solid waste services industry. The current competing technologies for waste reduction include incineration, a catalytic extraction process, fluidized bed systems, super compaction and recycling. There can be no assurance that the markets targeted by the Company will not perceive these technologies as superior to the POWER System or that a competitor will not develop additional technologies superior to those of the Company.

     The solid waste services industry is highly competitive, very fragmented and requires substantial labor and capital resources. Each of the markets in which the Company competes or will likely compete is served by one or more of the large nationwide solid waste companies, as well as numerous regional and local solid waste companies of varying sizes and resources. The Company also competes with those counties, municipalities, and solid waste districts that maintain their own waste collection and disposal operations. These counties, municipalities and solid waste districts may have financial advantages due to the availability to them of users fees, similar charges or tax revenues and the greater availability to them of tax exempt financing. Intense competition exists not only to provide services to customers but also to acquire other businesses within each market.

     The nationwide solid waste companies and some of the large regional companies have significantly greater financial and other resources than the Company. From time to time, these or other competitors may reduce the price of their services in an effort to expand market share or to win a competitively bid contract. These practices may either require the Company to reduce the pricing of its services or result in the Company's loss of business. These contracts are sometimes subject to periodic competitive bidding. There can be no assurance that the Company will be the successful bidder to obtain or retain these contracts. The Company's inability to compete with larger and better capitalized companies, or other revenue sources could have a material adverse effect on the Company's results of operations and jeopardize the ability of the Company to continue operations.

DEPENDENCE ON SUBCONTRACTORS

     The Company relies on subcontractors to build its gasifier. The Company's ability to deliver high quality systems on time will depend upon the reliability and performance of its subcontractors. The failure of a subcontractor to meet delivery schedules could cause the Company to default on its obligations to its customers, which could materially adversely affect the Company's reputation, business, results of operations and financial condition. In addition, the Company's reliance on subcontractors for manufacturing, assembly and installation places a significant part of the Company's quality control responsibilities on these subcontractors. There can be no assurance that the Company will be able to continue to contract for the level of quality control required by the Company's customers. The failure to provide such quality control could result in manufacturing and installation delays which could have a material adverse effect on the Company's business, results of operations and financial condition.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends to a significant extent upon its executive officers, particularly Timothy J. McReynolds, Chairman, President and Chief Executive Officer of the Company, and John J. Fitzgerald, Executive Vice President and Director of Operations of the Company and Chief Executive Office of TTI Exeter, as well as other key operational, engineering, sales, marketing, financial and technical personnel. Because the Company is still at an early stage of growth, the Company has limited personnel resources available to address the different activities in its business. Dr. Robert Aldrich served as interim president of the Company from January 1, 1998 through April 30, 1998. Dr. Aldrich remains a director of the Company. The loss of the services of one or more of the Company's key employees could have a material adverse effect on the Company's business, results of operations and financial condition. The Company maintains key employee life insurance on the life of Timothy J. McReynolds in the amount of $1,000,000 and on the life of John J. Fitzgerald in the amount of $500,000. There can be no assurance that such amount will be sufficient to compensate the Company for the loss of the services of either individual.

     The Company also believes that its future success will depend in large part upon its ability to attract and retain additional highly skilled personnel, particularly design and process engineers. Because of the technical sophistication of the Company's systems and the sophisticated software utilized by the Company, design and process engineers who join the Company generally are required to have advanced technical knowledge and significant training to perform efficiently and productively. The availability of such personnel is limited, and the Company has at times experienced difficulty in locating new employees with the requisite level of expertise and experience. There can be no assurance that the Company will be successful in retaining its existing key personnel or in attracting and retaining the personnel it requires in the future. See "BUSINESS--Employees" and "MANAGEMENT."

RISKS ASSOCIATED WITH DEVELOPMENT PROGRAMS

     The Company may need to engage in extensive and costly applications development and engineering in order to commercialize the POWER System for such use, and there can be no assurance as to the success of any such effort. See "BUSINESS"

WARRANTY EXPOSURE AND PERFORMANCE SPECIFICATIONS

     TTI Exeter provides a limited one year guarantee and on-going service contracts to its customers. The Company may incur substantial cost honoring guarantees in the future with respect to new products, as well as established products, or with respect to its obligations to meet performance specifications which may have a material adverse effect on its results of operation and customer relationships. See "BUSINESS--Warranty".

EQUIPMENT PERFORMANCE; SAFETY AND LICENSE VIOLATIONS

     The Company's ability to perform under its current waste reduction contract with Camp Lejeune, North Carolina, and to successfully bid for future contracts is dependent upon the consistent performance of its POWER System in conformity with safety and other requirements of the licenses under which the Company operates. The Company's future consumers may be subject to frequent routine inspections by the regulatory authorities issuing such licenses. In the event that any of the Company's POWER System were to be shut down for any appreciable period of time, either due to equipment breakdown or as the result of regulatory action in response to an alleged safety or other violation of the terms of the licenses under which the Company operates, the Company's business, financial condition and results of operations would be materially adversely affected. See "BUSINESS"

POSSIBLE PRODUCT LIABILITY

     If the Company's systems and equipment are improperly designed or operated outside of design parameters and operating instructions provided by the Company, there is a risk of system failure, which could require the Company to defend itself against a product liability or personal injury claim. Although the Company has product liability and commercial general liability insurance in scope and amount of $2,000,000 which it believes to be sufficient for the conduct of its business, there can be no assurance that such insurance will cover or be adequate to cover such claims. In addition, the Company's general liability insurance is subject to coverage limits. Accordingly, the Company's efforts to defend itself against such claims could have a material adverse effect on the Company's business, results of operations and financial condition.

POTENTIAL ENVIRONMENTAL LIABILITY

     Although the Company does not believe that its activities would directly expose it to liabilities under local, state or federal environmental laws and regulations, if the Company were to improperly design, manufacture or test its systems or fail to properly train its customers' employees in the operation of the systems, it could be exposed to possible liability for investigation and clean-up costs under such environmental laws.

     The Company generally conducts performance tests on its systems at its customers' facilities. However, in the future the Company may perform prototype testing in its own facilities. If such testing were to involve hazardous substances, it could subject the Company to liability under environmental laws and regulations.

     The Company could also be exposed to possible liability under environmental laws for violations of those requirements applicable to the generation, storage, treatment and disposal of waste. Under some environmental laws and various theories of tort and contract law, it is also possible that the Company could be liable for damages to its customers and third parties resulting from the actions of its customers or arising from the failure or malfunction, or the design, construction or operation of, the Company's systems or products, even if the Company were not at fault. The Company's general liability insurance is subject to coverage limits. The Company's business, results of operations and financial condition could be materially adversely affected by an uninsured or partially insured claim. See "BUSINESS--Environmental Matters."

RISKS ASSOCIATED WITH FIXED PRICE CONTRACTS

     The Company's and its subsidiary's contracts may be performed using "fixed-price" rather than "cost-plus" terms. Under fixed-price terms, the Company quotes firm prices to its customers and bears the full risk of cost overruns caused by estimates that differ from actual costs incurred or manufacturing delays during the course of the contract. Some costs, including component costs, are beyond the Company's control and may be difficult to predict. If manufacturing or installation costs for a particular project exceed anticipated levels, gross margins would be materially adversely affected, and the Company could experience losses. In addition, the manufacturing process may be subject to significant change orders. However, the cost of these change orders may not be negotiated until after the system is installed. The failure of the Company to recover the full cost of these change orders could materially adversely affect gross margins and also cause the Company to experience losses.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND SALES

     The Company and TTI Exeter plan to increase revenues, in part, through overseas operations. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, trade restrictions, changes in tariffs, difficulties in staffing, the transport of machinery, managing international operations and other factors. Regulatory compliance requirements differ among foreign countries and are also different from those established in the United States. If the Company's customers are unable to obtain the necessary foreign regulatory approvals on a timely basis, the Company's international sales, and thereby its business, results of operations and financial condition, could be materially adversely affected. Additionally, the Company's business, results of operations and financial condition may be materially adversely affected by fluctuations in currency exchange rates as well as increases in duty rates, difficulties in obtaining export licenses, ability to maintain or increase prices and competition. The Company denominates international sales in United States dollars. Sales in Europe have been primarily denominated in pounds sterling. Since the bulk of expenses in connection with international contracts are often incurred in United States dollars, there can be a short-term exchange risk created.

SEASONALITY OF BUSINESS

     TTI Exeter's results of operations tend to vary seasonally, with the first quarter of the year typically generating the least amount of revenues, and with revenues higher in the second and third quarter, followed by a decline in the fourth quarter. This seasonality reflects the lower volume of crops generated and decreased revenue for project-based and other farming services during the fall and winter months, as well as the operating difficulties experienced from inclement weather during the winter. Certain operating and other fixed costs remain relatively constant throughout the calendar year, resulting in a similar seasonality of revenues.

ABILITY TO MANAGE GROWTH

     The Company's goal is to increase the scale of its operations through growth and synergies derived from its newly acquired business. Consequently, the Company may experience periods of significantly increased staffing requirements. Such growth, if it were to occur, could place a significant strain on the Company's management and on its operational, financial and other resources. The Company's ability to maintain and manage its growth effectively will require it to expand its management information systems capabilities and improve its operational systems and controls. Moreover, the Company will need to attract, train, motivate, retain and manage its senior managers, technical
professionals and other employees.   Any failure to expand its management
capabilities and its operational and financial systems and controls or to recruit appropriate additional personnel in an efficient manner at a pace consistent with any business growth the Company may experience would have a material adverse effect on the Company's business, financial condition and results of operations. The Company has no outstanding orders at this time for its POWER System.

SENSITIVITY TO MAJOR PROJECTS

     The Company's results of operations are likely to be dependent on major projects. Such a reliance on major orders is likely to lead to fluctuations in, and to reduce the predictability of, quarterly results. The sales cycle for larger projects tends to be longer than for smaller projects, and, when orders are received, projects may be delayed by factors outside the Company's control, including customer budget decisions, design changes and delays in obtaining permits. Also the costs of providing warranty services could increase. The Company's business, results of operations and financial condition could be materially adversely affected if the Company were to fail to obtain major project orders, if such orders were delayed, if installations of such systems were delayed, or if such installations encountered operating, warranty or other problems.

     Furthermore, the purchase of the Company's products, particularly for major projects, may involve a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within its potential customers' organization. For these and other reasons, the sales cycle for the Company's products can be lengthy and subject to a number of significant risks over which the Company has little or no control, including customer budgetary constraints. Currently, there are no outstanding orders for the Company's POWER system as it is not yet commercially viable.

COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

     Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000. Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs.
Although none of the Company's systems, manufacturing equipment, and products are affected by this problem, the Company could be impacted by the failure of other companies to timely correct their computer systems. The Company's operations are dependent on the Internet, the telephone system, and delivery systems. If any of these systems or systems of other companies by which the Company is affected become inoperational the Company will be directly and significantly affected.

CONTROL BY MANAGEMENT AND AFFILIATES

     Upon the closing of this Offering, the Company's executive officers and directors, together with entities affiliated with them, will beneficially own approximately 45.5% of the outstanding Common Stock. As a result, these stockholders will be able to exercise controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such control could be to delay or prevent a change of control of the Company unless the terms are approved by such stockholders.

ISSUANCE OF FUTURE SHARES MAY DILUTE PRESENT INVESTORS' PER SHARE VALUE

     The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of "non-designated" preferred stock. As of the date hereof there are 6,545,008 shares of Common Stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of Company's shares for future acquisitions, or other items, may have the effect of diluting the value of shares held by investors, and might have a material adverse effect on any trading market, should a trading market develop for the Company's securities. See "BUSINESS"

POSSIBILITY OF ISSUANCE OF ADDITIONAL PREFERRED STOCK COULD DEPRESS MARKET PRICE

     The Company has 20,000,000 shares of non-designated preferred stock which it may issue from time to time by action of the Board of Directors. As of the date hereof, the Company has not issued any shares of preferred stock. The Board may designate voting and other preferences which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board to issue such stock without shareholder consent may have a depressive effect on the market price of the Company's Common Stock even prior to any such designation or issuance of the preferred stock.

POTENTIAL ANTI-TAKEOVER EFFECT OF ISSUANCE OF PREFERRED STOCK

     The Board of Directors has the authority, without further approval of the Company's stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of the Company or other take-over attempt and could adversely materially affect the rights of holders of shares of Common Stock. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, hinder or delay a change in control.

POSSIBLE INABILITY TO EXERCISE WARRANTS

     Because the Warrants included in this Offering may be transferred, it is possible that the Warrants may be acquired by persons residing in states where the Company is unable to qualify the Shares of Common Stock underlying the Warrants for sale upon exercise. Warrantholders residing in those states would have no choice but to attempt to sell their Warrants (if a market then exists for the Warrants, as to which there can be no assurance) or let them expire unexercised. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a Registration Statement covering the Shares underlying the Warrants to be in effect when the Warrants are exercisable. In that event, the Warrants may expire unless extended by the Company as permitted by the Warrants because a Registration Statement must be in effect in order for Warrantholders to exercise their Warrants. See "DESCRIPTION OF SECURITIES"

FACTORS BEYOND THE COMPANY'S CONTROL

     Numerous conditions beyond the Company's control may substantially affect its success such as rates of, and costs associated with, new customer acquisition, customer retention, capital expenditures and other costs relating to the expansion of operations, including upgrading the Company's systems and infrastructure, the timing and market acceptance of new and upgraded service introductions, changes in the pricing policies of the Company and its competitors, changes in operating expenses (including telecommunications costs), personnel changes, the introduction of alternative technologies, the effect of potential acquisitions, increased competition in the Company's markets and other general economic factors.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. The Company carries directors and officers liability insurance in an amount of $3,000,000.

PENNY STOCK REGULATION

     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

SHARES AVAILABLE FOR RESALE PURSUANT TO RULE 144

     All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this Offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if the security is trading on the Nasdaq Stock Market or on an exchange, the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the 1933 Act) and who has satisfied a two year holding period may be made without any volume limitation. The outstanding restricted securities of the Company may become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to the Company. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have a material adverse effect on the market price of the Company's Shares should a public trading market develop.

POTENTIAL DILUTION

     Investors in the securities offered herein may suffer immediate and substantial dilution in the value of their shares. "Dilution" means the difference between the public offering price and the net tangible book value per share after giving effect to the Offering. Additional dilution in the value of such securities may occur upon the exercise of the warrants. See "DILUTION".

DIVIDENDS

     Any cash dividends will depend on earnings, if any, and on the Company's financial requirements and other factors. Dividends are paid at the discretion of the Board of Directors. There can be no assurance that the Company will be able to pay any dividends or, if able to so make such dividends, that the Board of Directors will deem it in the best interest of the Company to do so. Investors who anticipate the need of immediate income from their investment should refrain from the purchase of the Shares offered hereby. The Company has not paid any cash dividends on its Common Stock since inception. For the foreseeable future, it is anticipated that any earnings which may be generated from the Company's operations will be used to finance the growth of the Company.


                                  THE COMPANY

HISTORY

     TTI Technologies, Inc. was incorporated under the name of Waste Conversion, Inc. on May 21, 1992 under the laws of Nevada. On August 8, 1992, the original Articles of Incorporation were amended to change the name to Waste-Mart, Inc. and on July 21, 1994 the name was changed to Thermal Technologies, Inc. On November 6, 1995 the Company reincorporated under the laws of Delaware and changed its name to TTI Technologies, Inc. In 1996, the Company acquired the principal assets of Hi-Tech, Inc., a company incorporated under the laws of Washington, and transferred the assets to a newly formed subsidiary, TTI Control Technologies, Inc ("TTIC") incorporated under the laws of Delaware. On December 30, 1997, TTI Technologies, Inc. (the "Company") merged with Lanham Acquisitions, Inc., a Delaware corporation which changed its name to TTI Technologies, Inc. In January, 1998, the Company acquired Exeter Engineering, Inc. ("Exeter Engineering"), a closely-held California corporation and, in June 1998, completed the merger of its subsidiary, TTIC, with it. The surviving company was named TTI Exeter, Inc. ("TTI Exeter").

MERGER WITH EXETER ENGINEERING, INC.

     Prior to the merger with Exeter Engineering, the Company and TTIC, its wholly owned subsidiary, had two distinct lines of business. The Company was in the research and development stage of developing its POWER System waste to energy product and it did not generate any income. TTIC, located in Prosser, Washington, sold automated instrument and process controls and continuous emissions monitoring systems to customers in the fresh produce, municipal water telemetry systems, and processed produce industries. TTIC focused on installing computerized controls throughout an entire plant and in whole plant design and installation. Exeter Engineering sold packing, sorting and grading materials-
handling equipment in the produce, potato and citrus industries.   Exeter
Engineering concentrated on selling products aimed at a particular portion of an entire processing plant in the produce, potato and citrus markets. Exeter Engineering typically sold specific mechanical equipment for a certain portion of the plant. The Company became interested in combining businesses with Exeter in order to take advantage of Exeter Engineering's manufacturing facilities and the ability to unite and market their respective complimentary services where prior to the merger there was some competitive overlap. The merger will also allow the Company to manufacture its POWER System product at Exeter Engineering's California manufacturing facility.

     In December 1997, the Company and Exeter Engineering entered into an agreement of merger. Due to the Company's need to locate alternative financing the merger was not effective until Exeter Engineering and the Company signed an amended restated Agreement and Plan of Merger, effective as of January 29, 1998 (the "Merger Agreement"). Exeter Engineering merged with and into TTIC, the separate existence of Exeter Engineering ceased, and TTIC continued as the surviving corporation under the name TTI Exeter, Inc. Under the terms of the Merger Agreement, the Company issued an aggregate of 800,000 shares of the Company's Common Stock and $500,000 in cash to the sole shareholders of Exeter Engineering, Jeffrey Batchman and Michael Wilkinson, in exchange for all the issued and outstanding shares of stock of Exeter Engineering. As a result, TTI Exeter is a wholly owned subsidiary of the Company. The Company has guaranteed Messrs. Batchman and Wilkinson a sales price of not less than $5.00 per share for their 800,000 shares, with any deficiency payable at the sellers' option in either stock or cash. The Company has structured this guarantee by agreeing to pay the difference between $5.00 and the sales price received by Jeffrey Batchman and Michael Wilkinson for each share sold with such deficiencies, if any, due at scheduled settlement dates. Mr. Batchman was appointed to the Board of Directors of the Company and Messrs. Batchman and Wilkinson were appointed to the Board of Directors of TTI Exeter.

     Pursuant to the terms of the Merger Agreement, the Company agreed to register with the United States Securities and Exchange Commission (the "SEC") 400,000 of the 800,000 shares of the Company's Common Stock issued pursuant to the merger. The Merger Agreement provides for lockup periods governing the sale of the 400,000 shares being registered. The first lockup period consists of the two months following the Effective Date of the Registration Statement of which this Prospectus is a part. During the first lockup period, Messrs. Batchman and Wilkinson may sell an aggregate of not more than 50,000 registered shares per month. The second lockup period runs from September 1, 1998 through November 30, 1998. During the second lock up period, Messrs. Batchman and Wilkinson may sell an aggregate of not more than 50,000 registered shares per month . The third lockup period runs from January 1, 1999 through June 30, 1999. During the third lockup period, Messrs. Batchman and Wilkinson may sell an aggregate of not more than 50,000 registered shares per month so long as no more than an aggregate of 150,000 registered shares are sold by Messrs. Batchman and Wilkinson during this six month period.

     The Company has also agreed that John J. Fitzgerald, Executive Vice President of the Company, and management of TTI Exeter will prepare a business plan and organization chart for TTI Exeter for fiscal years 1998 and 1999 to be submitted for approval by the Company's Board of Directors within 60 to 90 days following the date of the merger. The Company has agreed to provide TTI Exeter with capital and operating budgets which include the Company providing to TTI Exeter, by January 28, 1999, a $500,000 line of credit for operations, $100,000 in research and development monies, $500,000 for improvement of equipment and facilities, approximately $150,000 in marketing funding, and $150,000 for application against TTIC's accounts payable.

     In order to guarantee the payment obligations arising from the Merger Agreement, the Company entered into a pledge agreement with Jeffrey Batchman and Michael Wilkinson. Under the terms of the pledge agreement, the Company has secured its Merger Agreement payment obligations to Messrs. Batchman and Wilkinson with all of the stock of TTI Exeter. The Company will be in default on its obligation if it (1) fails to perform on its obligation to assure a minimum $5.00 per share sales price for the shares (2) fails to make funding available to TTI Exeter by January 28, 1999 (3) had made any warranty in the pledge agreement that proves to be false in any material respect when made or furnished or (4) transfers all or substantially all of TTI Exeter's assets in a single or series of transactions without consent of Jeffrey Batchman and Michael Wilkinson.

     If the Company defaults on any of its obligations under the pledge agreement, Messrs. Batchman and Wilkinson may pursue all remedies available to them at law, including foreclosure action. If the Company is unable to create a market for its securities, the Company may be obligated to pay Jeffrey Batchman and Michael Wilkinson up to an aggregate of $4,000,000 in cash or stock over the next two years.

     If the Company defaults on any of the provisions, it is possible that it will lose ownership of TTI Exeter. The Company plans to rely on TTI Exeter for its manufacturing facility and to supply material handling systems and computerized process controls for the Company's gasification system. Aside from relying on TTI Exeter as a supplier of processes integral to the POWER System and as manufacturer of the POWER System, TTI Exeter is currently the primary source of revenues earned by the Company. If the Company lost its primary supplier, manufacturing facility and the primary source of its current revenues, its ability to continue operations would be materially adversely impaired. Such a loss would jeopardize the ability of the Company to continue operations.

RESEARCH AND DEVELOPMENT

     Research and development expenses were $85,298, $135,526 and $41,764 for the years ended December 31, 1997, 1996, and 1995 respectively.

EMPLOYEES

     The Company has 10 full-time employees and TTI Exeter has 55 full-time employees.

OFFICES

     The Company leases the office space for its headquarters at $3,325 per month until June 30, 2000 at 444 Regency Parkway Drive, Suite 311, Omaha Nebraska 68114. The telephone number is 402/391-6611 and the facsimile number 402/391-6616. TTI Exeter leases office space in Exeter, California at $4,000 per month plus property tax through April 30, 2000 and at Prosser, Washington at $2,300 per month plus property tax through May 31, 2007.

GLOSSARY

Accu Pack System         Equipment which sorts potatoes, citrus, and produce
                         utilizing an infrared scanning device. TTI Exeter licenses the system from International Accu Pack
                         Systems.

Accu Vision System       TTI Exeter's proprietary equipment which optically
                         grades potatoes, citrus and produce for defects and removes products that do not meet threshold criteria.

CERCLA (Superfund)       Comprehensive Environmental Response, Compensation, and
                         Liability Act providing funds for cleaning hazardous waste sites left uncontrolled and abandoned and cleaning up accidents, spills and contaminants placed in the environment.

Clean Air Act            The Clean Air Act of 1970. Regulates the emission of
                         pollutants into the air, including pollutants from certain landfills, and specifies new requirements for scrubbing devices on industrial emission and incinerating sites.

The Company              TTI Technologies, Inc., the company whose Securities
                         are offered hereby.

Exchange Act             The Securities Exchange Act of 1934, as amended.

Gasifier Equipment which thermally converts densified and pelletized biomass material into a combustible synthetic gas and carbon residue.

Hazardous Solid Waste    As defined under the Resource Conservation and Recovery
                         Act, any solid waste, which, because of its physical chemical or infectious characteristics may pose a hazard when improperly managed.

Incineration             A waste treatment technology involving destruction of
                         waste by controlled burning at high temperatures.

Industrial Solid         Wastes from industrial processes, as distinct from
Waste ("ISW")            domestic or sanitary wastes.

Low Level Radioactive
Waste ("LLRW")           Wastes less hazardous than most of those generated by a
                         nuclear reactor. Usually generated by hospitals, research laboratories, and certain industries. The
                         Department of Energy, Nuclear Regulatory Commission, and the Environmental Protection Agency ("EPA") share responsibilities for management thereof.

Municipal Solid
Waste ("MSW")            Garbage generated from residential, commercial,
                         institutional and industrial sources that falls into durable goods, non-durable goods, containers and packaging, food wastes, yard trimmings and miscellaneous organic and inorganic wastes. Wastes from these groups can include appliances, newspapers, clothing, food scraps, boxes, disposable tableware, office and classroom paper, wood pallets and cafeteria wastes.

Nuclear Regulatory
Commission ("NRC")       United States agency responsible for licensing and
                         regulating the civilian use of nuclear energy, including setting safety standards for and overseeing the building of nuclear plants. It took over the functions of the former Atomic Energy Commission, established in 1946 to regulate the development and operation of the United States atomic energy program

"Penny Stock" Security   As defined in Rule 3a51-1 of the Exchange Act, a "penny
                         stock" security is any equity security other than a security (i) that is a reported security (ii) that is issued by an investment company (iii) that is a put or call issued by the Option Clearing Corporation; (iv) that has a price of $5.00 or more (except for purposes of Rule 419 of the Securities Act); (v) that is registered on a national securities exchange; (vi) that is authorized for quotation on the Nasdaq Stock Market, unless other provisions of Rule 3a51-1 are not satisfied; or (vii) that is issued by an issuer with
                         (a) net tangible assets in excess of $2,000,000, if in continuous operation for more than three years or $5,000,000 if in operation for less than three years, or (b) average revenue of at least $6,000,000 for the last three years.

POWER System             The Company's waste-reduction-to-energy generation
                         system which is under development.

Pyrolysis                Process of thermally converting the fuel pellets into
                         gas and a reduced volume of carbon. Scientific name for process that takes place in a gasifier.

Recycling                The series of activities by which discarded materials
                         are collected, sorted, processed and converted into raw materials and used in the production of new products.

RCRA Resource Conversation and Recovery Act giving EPA the authority to regulate hazardous waste from generation to disposal and initiated non-hazardous solid waste management. Later amendments required phasing out land disposal of hazardous waste.

RTI Research Triangle Institute. A non-profit corporation specializing in scientific research and consulting in many disciplines including environmental sciences and engineering.

Rule of Ten              Calculation involving waste disposal and electricity
                         fees developed by the Company used for identifying regions in which the optimal candidates for the POWER
                         System are most likely located. Under this method, the formula assigns values to areas where the fees a waste generator pays landfills to dispose of waste (tipping fees) are high. Because the Company's system reduces waste by up to 85%, it concludes that areas where tipping costs are high will be most likely to be interested in the POWER System. Because the POWER
                         System generates electricity, the Company's predicts that its optimal candidates will be located in areas where the cost of electricity is high. The formula locates the most attractive regions are those that have combined costs of tipping fees (based on the cost per ton divided by ten) and electricity costs (based on the cost per kilowatt hour times 100) that total at least ten.

The Securities Act       The Securities Act of 1933, as amended.

Tipping Fees             Fees paid to a landfill to dispose of waste.

Twenty Year Patent       Historically patents lasted 17 years from date of
                         issuance. In 1995, a change was made to a term of 20 years from the date of filing the application. Some of the Company's patents are 17 year patents and some are twenty year patents.

Upgrader TTI Exeter's new generation of optical sizing and grading equipment which is being developed to transport round (oranges), oblong (potatoes) and elongated products (cucumbers, carrots) and determine the size and surface defects of the fruit and vegetables .

Waste-to-Energy ("WTE")  The conversion and recovery of the energy value in waste materials through the application of high temperature controlled combustions. The recovered thermal energy can then be converted to electrical energy in steam driven turbine generators for plant use.


                                USE OF PROCEEDS

     The maximum capital the Company will receive from this Offering is $2,500,000 from the sale of the Company Shares and $3,054,055 from the exercise of all the Warrants, if such Warrants were exercised, of which there can be no assurance. The Company plans on using any proceeds from this offering to repay debt obligations or for future operating capital.

     The Company believes that capital raised from the sales of its securities, exercise of the Warrants, operating revenues, and the Company's current $4,000,000 line of credit (fully drawn as of June 30, 1998) may not be sufficient to meet the Company's operating expenses and capital requirements for the next twelve months. The Company's capital requirements depend on numerous factors, including its ability to have its securities listed and trading at a certain price, rate of market acceptance of the Company's products, the Company's ability to maintain and expand its customer base, the level of resources required to expand the Company's marketing and sales organization, and research and development activities, and other factors. The Company believes that in order to meet operating expenses and capital requirements for the next twelve months that it will have to secure additional financing. The Company is negotiating for an additional credit facility in the amount of $10,000,000. See "FINANCING". There is no assurance that the Company will be able to obtain such financing on terms acceptable to it.

     The Company may be obligated to pay Jeffrey Batchman and Michael Wilkinson up to $4,000,000 over the next two years depending on the trading price and demand for the Company's securities, if any. Therefore, the timing and amount of such capital requirements cannot accurately be predicted. If capital requirements vary materially from those currently planned, the Company may require financing sooner than anticipated. The Company is currently seeking additional financing; however, there can be no assurance that any such commitments can be obtained on favorable terms, if at all. Any equity financing may be dilutive to the Company's stockholders, and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If the Company is unable to obtain financing as needed, the Company may default on its obligations to its creditors who would have the right to seek foreclosure against TTI Exeter. TTI Exeter currently generates nearly all the Company's revenues and any action in foreclosure would have a material adverse impact on the Company, as well as the market price of the Company's Common Stock and jeopardize the ability of the Company to continue operations.

     The Company has also promised to fund TTI Exeter with approximately $1,400,000 by January, 1999. There can be no assurance that the Company will be successful in obtaining financing to meet its obligation.


                                   DILUTION

     Purchasers of the Company Shares may experience immediate and substantial dilution in the value of the Common Stock. Dilution represents the difference between the initial public offering price per share paid by the purchasers in the Offering and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities), divided by the number of shares of Common Stock outstanding.

     At December 31, 1997, the Company had a net tangible book value of ($3,888,330) or $(0.73) per share. Subsequent to the merger with Exeter Engineering, as of June 30, 1998, the Company had a net tangible book value of ($5,470,772) or $(0.84) per share. Assuming sale of all the Company shares at $5.00 per share (and further assuming no exercise of any Warrants and taking into consideration expenses of the Offering), the net tangible book value of the Company as of June 30, 1998, would be $(3,170,772) or $(0.45) per share. This represents an immediate dilution to investors in the Offering of $5.45 per share and the aggregate increase in net tangible book value to present shareholders of $0.39 per share. The following table illustrates such effect:

          Initial public price per Share                              $ 5.00
          Net tangible book per share value before Offering   $(0.84)
          Increase per share attributable to
               new investors                                  $ 0.39
          Net tangible book value per share after Offering            $(0.45)
          Dilution per share to new investors                         $ 5.45

                                   FINANCING

     On May 4, 1998, the Company secured a $4,000,000 line of credit with U.S. Bank National Association of Omaha, Nebraska. The Company has drawn down the full $4,000,000 on this line of credit. Under the terms of the related promissory note, the Company will repay U.S. Bank the entire principal in one payment on May 1, 2000. Interest is payable quarterly. The interest rate on the promissory note is subject to change from time to time based on changes in the U.S. Bank National Association Reference Rate (the "Index"). The amount of interest to be paid by the Company is set at the Index plus two percent. The Index at the time of the loan execution was 8.5% and the initial interest rate is 10.5% per annum.

     The Company will be considered in default under the promissory note if (a) the Company fails to make any payment when due; (b) the Company breaks any representation in the promissory note to U.S. Bank; (c) the Company has made or makes any misleading statements; (d) the Company becomes insolvent or a receiver is appointed for any part of the Company's property, makes an assignment for the benefit of creditors, or any proceeding is commenced either against or by the Company under any bankruptcy or insolvency laws; (e) any creditor attempts to take property of the Company in which U.S. Bank has a lien or security interest;
(f) any guarantor dies; (g) any material adverse change in the Company's financial condition occurs or U.S. Bank believes the prospect of payment or performance of the indebtedness is impaired; or (h) U.S. Bank in good faith deems itself insecure.

     While the Company has certain rights to cure the above events causing default, upon default U.S. Bank may declare the entire unpaid principal balance on the promissory note and all accrued unpaid interest immediately due and payable, without notice. If the Company does not pay the outstanding amount when due, U.S. Bank may increase the interest rate five percent over the Index, if so permitted by law.

     This line of credit is unsecured by the Company. Timothy McReynolds, President and a director of the Company, Michael Fahey, a director of the Company, and Ronald J. Burns, a director of the Company, have acted as guarantors for this line of credit. The line of credit was obtained to replace the Company's former available lines of credit in the amounts of $2,000,000, $250,000 and $50,000. All previous lines of credit and related loans have been repaid. As of July, 1998, the Company has drawn down the entire $4,000,000 line of credit established with U.S. Bank.

     The Company is negotiating for a $10,000,000 credit facility comprised of a $6,500,000 term loan combined with a $3,500,000 asset-based line of credit. There is no assurance that the Company receive all or any of this loan. Under current negotiations, Timothy J. McReynolds, President and a director of the Company, Michael G. Fahey, a director of the Company and Ronald J. Burns, a director of the Company, will guarantee the $6,500,000 term loan portion of the credit facility. The $3,500,000 line of credit will be dependent on the Company having enough assets and generating enough operating activity to support the line of credit. If the Company is successful in securing this credit facility, it plans to use a portion of the $6,500,000 to retire its current $4,000,000 line of credit with U.S. Bank.

     There is no assurance that the Company will secure this or any other credit facility or loan.

     In May, 1996, the Company borrowed $500,000 from Spring Ridge corporation, a Nebraska corporation, by execution of a promissory note with 12% interest per annum, with principal and all accrued interest due on or before January 2, 1999.

     In August, 1996, the Company borrowed $603,125 from First Westroads Bank by execution of a promissory note guaranteed by Jeanette M. McReynolds and Timothy
J. McReynolds, the President and a director of the Company, at 9.5% interest per annum, with principal and all accrued interest due on or before October 30, 1998.

     On March 1, 1998, the Company borrowed $500,000 from Ridges Corporation, a Nebraska corporation, by execution of a promissory note with 12% interest per annum, with principal and all accrued interest due on or before January 2, 1999.

     In 1998, the Company has borrowed $192,923 from Timothy McReynolds for use as working capital. The debt is evidenced by a demand note bearing an annual interest rate of 12%.

     The Company anticipates that it will repay the aforementioned loans timely with funds from the proceeds of its new credit facility, provided such facility is obtained.


                                   BUSINESS

                            TTI TECHNOLOGIES, INC.

     The Company was founded in 1992 by Timothy J. McReynolds, the President and Chief Executive Officer of the Company, and two others who are shareholders of the Company. The Company and its wholly owned subsidiary have two distinct lines of business which can be identified as the POWER System, the Company's waste reduction to energy technology, and TTI Exeter's material-handling systems and integrated systems for computerized automation of machinery which grade produce, vegetables and citrus products.

THE COMPANY'S POWER (PYROLYSIS OF WASTE/ENERGY RECAPTURE ) SYSTEM

     Since 1992, the Company has acquired patents, conducted research, documented operational performance, and invested nearly $7,000,000 of funds raised by equity and debt financing in development of the POWER System. The POWER System is being developed to thermally convert densified and pelletized biomass material into a combustible synthetic gas and carbon residue. The thermal conversion occurs in a computer-controlled, oxygen-constrained environment at temperatures of 1600 degrees Fahrenheit to yield a gaseous product substantially free from undesirable by-products.

     The POWER System is a stand-alone integrated waste disposal and energy-generating system designed to be installed at the customer's plant. The actual size of the POWER System unit will differ depending upon the amount of waste to be disposed and energy generated. A building to house the unit will have side wall eave heights of approximately 16 to 24 feet. The two demonstration units installed by the Company (discussed herein below) have been in facilities having 4,000 and 6,000 square feet in area. It will be the customer's responsibility to provide housing and personnel for the POWER System. The Company will provide installation, training and on-going technical support.

     The POWER System is primarily composed of at least one gasifier, the main blower, the primary heat exchanger, the engine generator set, the shredder and the pelletizer. Each POWER System also is connected to a computer system which provides monitoring and automatic operation tasks. The Company anticipates that it will purchase certain parts that make up the POWER System from various suppliers. The Company believes that all of the parts it uses can be purchased from several sources and if the Company were unable to purchase a part from one supplier, it could find a substitute supplier at competitive prices for that part.

     The POWER System operates in four stages outlined in this paragraph and further discussed below. The first stage, the sorting stage, separates out unacceptable materials. The remaining waste is then further separated into plastic materials and cellulose based materials. The second stage shreds materials and applies a proprietary mixing formula which blends together the materials in proportions optimal for the gasification process. At the third stage, the mixed materials are pelletized and transported to the gasifier, a vertical, cylindrical steel chamber. As the pellets move down the chamber they are decomposed into a carbon residue and hydrogen gas with the reaction producing heat which decomposes the pellets subsequently placed in the chamber. The carbon residue is removed from the chamber by rotating valves on the floor of the chamber. The fourth and final stage is the capture of the gas for energy conversion. The gas is extracted from the chamber by external blowers and fed into regulated gas lines that in turn feed into an engine, or boiler system for steam turbine operation, or other designed application generator. The entire process results in the waste being reduced up to 85% and the creation of electricity from synthetic gas driven generator systems.

     Stage One. Before waste can be reduced, it is separated into waste that can be processed and waste that can not be processed. The Company is targeting industrial waste producers because they produce more homogeneous waste than the waste produced by municipalities. For the industries the Company is currently targeting, most of the waste can be processed and very little non-processable waste needs to be removed. The waste that can be processed is placed through a mechanical shredding device that cuts the waste into small particles no greater than 3/4"- 3/4"-3/4" in size. If these particles are produced from plastic, they are measured and combined with cellulose biomass via a proprietary mixing formula to generate a consistent waste stream with properties that qualify for the pelletization phase. The ratio of each type of material to the total waste stream entering the shredder is controlled to optimize the heat conversion process as it relates to BTU value, moisture content, and the structural integrity of the pellet. The Company believes that its proprietary rights in the mixing process ensuring the fuel pellets' integrity distinguishes its procedure from other pre-pyrolysis procedures.

     Stage Two. The waste particles generated from the shredding process are then placed in a stationary mixing tank whose purpose is to create a substantially homogeneous mixture of shredded biomass. A screw conveyer then transports the particles to a pellet press where the waste is compacted and extruded through a die resulting in a densified continuous pellet stream with an average length of one to two inches.

     Stage Three. Fuel pellets are moved from a storage bin by a screw conveyer and placed in a cylindrical steel chamber. As the pellets move down the chamber, internally generated reaction heat at between 1500 F and 1700 F converts the pellets from solid to gas, excepting the carbon residue. The pyrolysis chamber contains other fuel pellets in various stages of the pyrolysis process and pyrolyzed fuel at the bottom of the chamber consisting of carbon residue.

     The Company concluded that the preferred design is to cluster and connect multiple, smaller-sized chambers for the pyrolysis process, rather than fabricate a single, much larger chamber. Using a modular design with smaller units permits more precise control of the air flow dynamics within the chamber during the thermal process, allowing for a flexible system that can be controlled to accommodate uneven waste fuel streams, changing power scheduling requirements, and the ability to readily expand the total system's capacity. The clustered chamber design also hedges the risk of down time for the POWER System and reduces the cost of fabricating, installing, and operating the system.

     The pyrolysis process is self sustaining and does not require an independent energy source to sustain the thermal process. The process is initiated and controlled by operation of gas removal blowers which draw air through the fuel pellet bed. The gas produced through pyrolysis is hydrogen-rich, clean and suitable for fueling internal combustion engines or boiler systems used to generate electricity. The carbon residue produced from non-hazardous/non-radioactive biomass has a high iodine rating and may be sold for activation and possible use in industrial and municipal filtration systems. The carbon residue produced from low level radioactive waste cannot be resold but provides a stable element to which radioactive particles can attach. Such radioactive carbon can then be disposed of without further vitrification process.

     Stage Four. The final step for the POWER System is the conversion of the synthetic gas into usable energy. The gas is pulled from the lower section of the pyrolysis chamber by external blowers into gas lines into an electrical generating device such as an engine/generator, a gas-fired boiler/steam generator or other gas conversion apparatus. The conversion apparatus depends upon the most efficient method applicable to needs and configuration of the plant or facility housing the POWER System. Continuous emission monitoring systems, now produced by TTI Exeter, continuously monitor the gas providing data to control programs that automatically alter system performance, thereby maximizing the conversion process. The electricity generated from the POWER System can be delivered to the facility itself, thus offsetting power expenses for operations, or sold to the public grid system. The Company estimates that 3,000 pounds of biomass per hour will generate one megawatt of electricity per hour. Residual heat from the conversion process can be recovered and used on-site for facilities heating and other purposes.

POWER SYSTEM UNIT CONTROL SYSTEM

     The Company has designed a proprietary process control system for the POWER System that automates and controls much of the waste reduction and energy production equation, including fuel dimension, materials-handling, airflow dynamics, the thermal gasification reaction, the continuous emissions monitoring system and the power generation system. The process control system consists of input from various strategically located temperature, optic, infrared, contact, amperage, air flow, emission and other electrical or mechanical sensors whose digital or analog signals are translated and directed by programmable logic control units ("PLCs") and the Company's proprietary software. The system is equipped with alarms and automatic controls that monitor and otherwise turn on or off various motors and valves which effect the continuity of a uniform process. This continuous duty monitoring and control of the POWER System largely accounts for its economic and operational viability with minimal human intervention. The control system is installed as a client server system on PC networks at the site, which allows monitoring on a local, remote or enterprise-wide basis.

     The control system seeks to eliminate human error and labor costs. The controls system also monitors the thermal reactions occurring inside the pyrolysis chamber in order to anticipate and correct fluctuation that would otherwise disrupt the continuity of the pyrolysis process. By modifying the software program, the POWER System can easily be adapted to accept modified material forms and input levels of waste fuel. Program alterations may also regulate the thermal process itself, thereby producing by-products with varied compositions.

BUSINESS OPERATIONS

     The Company has not made any sales or commercial installations of the POWER System but has installed two POWER System units for demonstration and testing purposes. In August, 1995, the Company completed installation and testing of its first POWER System in Richland, Washington for demonstration and permitting purposes. Subsequent to the tests performed at the Richland site, the State of Washington issued the Company a permanent air quality permit for processing of low level radioactive waste. The Richland demonstration was concluded in 1995. The Company provided a modified POWER System for installation at Camp Lejeune, North Carolina, as part of a project principally sponsored by the Environmental Protection Agency (the "EPA"). The Company received $863,164 in federal funds and contributed $1,924,594 in equipment, personnel and services.

     Richland, Washington Demonstration System. The Company installed its first POWER System in Richland, Washington for demonstration and permitting purposes adjacent to the Hanford Nuclear Waste Reservation in Benton, Washington, a former government nuclear production facility and a present nuclear disposal site and the location of an operating nuclear power generation plant. The entire Richland unit covered 4,000 square feet and housed a fuel preparation system, the gasifier, the off gas treatment system, the filtration system, and an emission monitoring system. The unit was designed for processing special waste at a rate of approximately 500 pounds per hour.

     In August, 1995, the Company performed initial operations and testing of the Richland Plant under a temporary air quality permit for processing non-radioactive/non-hazardous waste streams. Additionally, an independent EPA certified testing service conducted emissions testing on the Richland Plant as a prerequisite for the Company to obtain a permanent air quality permit to process low level radioactive waste ("LLRW"). The State of Washington subsequently issued the Company a permanent air quality permit for processing of low level radioactive waste.

     The Richland demonstration was concluded in 1995. The Company disassembled the equipment and technology it had contributed and stored it in its Prosser, Washington facilities where it is currently held for sale.

     Camp Lejeune Plant. The Company was subcontracted by Research Triangle Institute ("RTI"), a non-profit corporation specializing in scientific research and consulting in many disciplines including environmental sciences and engineering, to provide a modified POWER System to be installed in Camp Lejeune. The project was awarded as part of a project principally sponsored by the EPA which provided the Company with approximately $863,164 in federal funds. The Company contributed approximately $1,924,594 in equipment, personnel and services.

     The Camp Lejeune project required that the Company install a POWER System in a plant facility that could test and demonstrate its capability to convert waste wood chips into electricity on a continuous basis. This POWER System consisted solely of a pryolysis energy conversion system. The material handling and processing system was provided by other parties. The Camp Lejeune facilities covered 6,000 square feet and housed the fuel preparation system, the gasifier, the off gas treatment equipment and the engine generator set. This system was designed to process approximately 2300 to 2500 pounds per hour.

     The Camp Lejeune facility is still operational and the State of North Carolina has issued the Company a permanent air quality permit to operate the POWER System at Camp Lejeune. The Company has also tested the energy producing capacity of the POWER System including operating a Waukesha engine, a KATO generator and a system that relays electricity to the local utility. The Company is not presently deriving any revenue from this facility.

     Although the Company is satisfied with the testing of its product at the Camp Lejeune and Richland sites, there is no assurance that the POWER System will function satisfactorily on a commercial basis if the Company is able to locate customers.

PLANNED COMMERCIAL OPERATIONS

     The Company has not installed any POWER System units commercially. The Company has manufactured four POWER System gasifier units including (1) an 8" diameter demonstration unit which processes about approximately 20 pounds per hour (2) a 30" diameter unit for research and development which processes approximately 300 pounds per hour (3) a 4' diameter unit which processes approximately 500 pounds per hour, and (4) an 8' diameter unit which processes approximately 2300 pounds per hour. The Company considers the 4' unit as its standard unit and anticipates that the POWER System will be custom configured to the potential customer's waste and energy needs. For example a Company with large waste capacity needs may be built a POWER System that contains 20 gasifiers with 4' diameters while a Company with smaller needs may only require a system with one gasifier. The difference in the size of a POWER System is not in the gasifier itself, rather it is the number of gasifiers used in a modular fashion in one system.

     The gasifier unit can be manufactured by material fabrication shops with whom the Company will contract, including the TTI Exeter facilities in California. POWER System units will be installed at the customer's plant and housed in facilities with side wall eave heights of 16 to 24 feet. It will be the customer's responsibility to provide housing and personnel for the POWER System. The Company will provide installation, training and on going technical support. The operational and maintenance cost of the system will be dependent upon size and configuration for an identified customer. The Company believes that it target customers will generally require three to five persons to operate the POWER System. If a three person operational and maintenance system was in place, the Company anticipates that one person would be a supervisor and technical expert, one would be general mechanical maintenance and operations person, and one would be the material handling and preparation foreman. Due to the POWER System's ability to stockpile fuel prepared at a rate in excess of the gasifier's consumption rate, a customer may have additional people for a single shift to produce fuel with a round-the-clock operation of the gasifier being reduced to a three person crew.

SPECIFIC POTENTIAL CUSTOMERS

     The Company is presently in discussions with four companies for the installation of the POWER System. These are a paper and label manufacturer, a sports equipment manufacturer, a poultry plant and a wood furniture manufacturer. The Company is in initial discussions with these companies and there is no assurance that it will ever contract with any of these or any other companies.

     The wood furniture manufacturing company has a specific need for a system that can handle its daily waste output. The furniture company produces a homogeneous waste which is well-suited for the POWER System. The Company estimates if it constructed a POWER System to handle this waste requirement such system would produce sufficient electricity to meet the energy needs of the furniture manufacturer. In this case, the Company anticipates that the POWER System could handle all of the waste and energy requirements of the potential customer. There is no assurance that the Company will contract with this or any other customer or that the POWER System will be able to handle the waste and energy needs of this or any other customer.

     The Company anticipates that it may market the POWER System to customers of TTI Exeter. The Company believes that these customers will be more interested in the waste reduction than the energy production functionality of the POWER System. Most of these customers' plants are located in the West and Northwest where electricity costs are low but many of these plants have problems reducing their waste in order to cut down on land fill costs and comply with state and federal ground disposal regulations. The Company believes that the POWER System can perform these functions especially for the processors of potato and citrus products. There is no assurance that the

Company will sell any POWER Systems to companies in this or any other industry or that even if the Company does obtain a contract that the POWER System will operate efficiently.

OTHER TARGET CUSTOMERS

     The Company intends to target industrial companies that generate large volumes of biomass waste that need to be transported to landfills or disposed of by other means. The Company believes that the typical customers for a POWER System will have over $50 million in annual sales, will require 1 to 10 megawatts of power per hour and will have waste disposal requirements of 3,000 to 10,000 pounds per hour.

     The Company has commissioned market research studies by Prenosil & Associates, a market research firm, to define the market for the POWER System by industry and geographic region. The study performed in the first quarter of 1997 for a cost of $15,000 identified 47 industries that are significant biomass producers. These represent approximately one-third of all manufacturing categories listed by the United States Office of Management and Budget. Collectively, they represent nearly 135,000 establishments that are potential customers for the POWER System.

     The Company will focus initially on the paper, wood and food processing related industries. Prenosil & Associates estimates that there are 73,052 businesses in the following industries: commercial printing and lithography, logging, newspapers, sawmills and planning mills, periodicals, wood household furniture, bread, cake and related industries, book publishing, wood containers, food preparations, corrugated and solid fiber boxes, greeting cards, meat packing plants, sausage and prepared meats, wood buildings and mobile homes, office furniture, manifold business forms, candy and other confections, canned fruits and vegetables, poultry slaughtering and processing, cookies and crackers, paper mills, flavoring extracts and syrups, paperboard mills, sanitary paper products, non-cellulosic organic fibers and cereal breakfast foods.

     Process waste generated by the wood and paper producers and food processors are well suited for the POWER System because the waste is relatively homogeneous, produces clean by-products and has high energy content. Furthermore, food processors are also large utilizers of cardboard and paper packaging materials and these materials often compromise a high percentage of their waste. Food packagers who produce wax treated paper are a particularly attractive target customer because pyrolysis separates wax more efficiently than recycling.

     Although the Company will initially focus on the above mentioned industries, it plans to create awareness in other markets including the municipal solid waste market and the hazardous solid waste market. The Company considers smaller to medium size municipalities as a potential target customers because these municipalities typically have less rigorous procedural requirements for awarding contracts and are therefore able to award contracts relatively quickly. The Company also thinks that it might be potentially attractive to the hazardous solid waste industry because the Company already has established credibility in this market through its Richland facility, which was permitted to handle low level radioactive waste.

     Prensoil & Associates utilized a methodology developed by the Company, called "Rule of Ten", for identifying geographic regions in which the optimal candidates for the POWER System are most likely to be located. The Company has deduced that the system will be most attractive to companies who operate in a geographic area where the land fill or tipping costs are high and a waste reduction system would represent a substantial savings. Because the POWER System also generates electricity, the Company targets areas with high electricity costs. The Company developed the "Rule of Ten" to identify areas where tipping fees are high and the cost of electricity is high.

     Under this method, the most attractive regions are those that have combined costs of tipping fees (based on the cost per ton divided by ten) and electricity costs (based on the cost per kilowatt hour times 100) that total at least ten. For example, a region that is associated with $50 per ton tipping fees and electricity rates of $.05 per kWh, would score a ten and therefore be a likely target region for the POWER System. A region that is associated with $30 per ton tipping fees and electricity rates of $.04 per kWh, would only score a seven and would be less likely to have industrial candidates with strong financial incentives to consider the POWER System.

     The "Rule of Ten" calculation has identified New Jersey, Connecticut, Massachusetts, New York, Rhode Island, New Hampshire, Vermont, Maine, Maryland, Pennsylvania, Delaware, Florida, Minnesota, California,

Alaska, and Hawaii as prime areas that the Company will target in its marketing efforts. Although production of electricity adds to the POWER System's economic benefit, the primary financial benefit to most potential customers of the POWER System will be waste reduction and the avoidance of tipping fees. The Company projects that the elimination of tipping fees, transportation and associated costs (e.g. fees to haulers, insurance, storage, etc.) will, on average, account for 65% of the financial benefit to customers utilizing the POWER System. For some customers, lowering waste management costs may be so substantial that the power generating capacity may not be a consideration in their decision.

     Tipping fees vary by region and also by the nature of waste. Generally, tipping fees are higher in the East than in the West, although location with regard to access and urban proximity are variables that affect tipping fees nationally. The Company intends to concentrate on industrial companies in mainly eastern regions because tipping costs for industrial waste in these regions tend to be more expensive than tipping costs in other regions.

SALES AND MARKETING

     The Company utilizes the sales personnel of the Company and TTI Exeter and consultants to market its POWER System. In addition, the Company benefits from certain scientific papers and poster presentations given by the EPA and RTI at regional and international public biomass energy conferences which may refer to the POWER System. Customers, vendors, and other companies with which the Company has worked provide word-of-mouth marketing for the Company. If the POWER System proves to be effective, the Company plans to utilize its customers' endorsements to further penetrate the market. While it is building its customer base in its initial markets, the Company intends to begin to create awareness of the POWER System among other industries and other segments of the solid waste industry, such as municipalities; however, it will postpone aggressive marketing into these market segments until it has developed a strong presence in its initial markets.

     The size and price of a POWER System will be dependent on the customers waste disposal and energy needs. The Company estimates that the POWER System on the scale of its 1995 project in Richland, Washington or the Camp Lejeune project would currently cost the customer approximately $1,500,000. The Company estimates that future projects would be in proportion to these prices. For example, if a client had a waste stream and an energy requirement of approximately three megawatts an hour, the Company estimates the current cost to the customer at approximately $3,500,000 to 4,000,000, including installation. The Company does not have any customers and all the prices listed are estimated. There is no assurance that the Company will sell, if it sells any POWER Systems at all, at these estimated prices.

FIXED PRICE CONTRACTS

     The Company's contracts may be performed using "fixed-price" rather than "cost-plus" terms. Under fixed-price terms, the Company quotes firm prices to its customers and bears the full risk of cost overruns caused by estimates that differ from actual costs incurred or manufacturing delays during the course of the contract. Some costs, including component costs, are beyond the Company's control and may be difficult to predict. If manufacturing or installation costs for a particular project exceed anticipated levels, gross margins would be materially adversely affected, and the Company could experience losses. In addition, the manufacturing process may be subject to significant change orders. However, the cost of these change orders may not be negotiated until after the system is installed. The failure of the Company to recover the full cost of these change orders could materially adversely affect gross margins and also cause the Company to experience losses.

COMPETITION

     The POWER System competes with other forms of gasification, including updraft pyrolysis systems, fluidized bed systems, systems using catalysts, and competitors utilizing the downdraft system, which is the technique the POWER System employs. Competitors who currently sell gasifiers commercially or are anticipated to begin to sell gasifiers commercially in the near future include Energy Products of Idaho, Brightstar Syngas Co. of Houston, Texas, Prime Energy of Tulsa, Oklahoma and Plasma Gasification of Gloucester, Ontario. Some of these competitor companies employ the updraft and catalytic pyrolysis techniques which the Company believes are more expensive to build and operate than the Company's method and do not produce a clean gas by-product suitable for immediate conversion to useable energy. Although these companies may offer a similar product, the Company believes that because the industrial and commercial gasification market is in its infancy, its initial challenge will be locating customers who are willing to invest in a new technology rather than competing with the other gasification manufacturers for market share.

     Aside from pyrolysis manufacturers, the Company most directly competes against incinerator operators which have a large market share of biomass reduction. Incineration is the predominant mass-burn method of waste reduction in most waste-to-energy systems, although the gas produced is frequently high in particulate matter. The NOX emissions require capital intensive scrubbing systems to capture particulate matter and such gas is undesirable for use in internal combustion engines. The Company, insofar as it is competing for dollars spent on disposing of waste also competes against truck hauling companies which haul waste product. These Companies include BFI Industries, USA Warsaw and similar truck hauling companies. These companies are larger and have far more resources than the Company.

     Although incinerators have long been the market leader in waste reduction, the Company believes that the POWER System's economic benefits relative to alternative waste treatment methods will enable the Company to attract a growing base of customers, particularly in areas that have high waste disposal costs. There is no assurance that even if the Company is correct in its assessment of potential cost benefits to customers that it will be able to acquire or retain any customers who either use more traditional forms of waste disposal or incineration.

POWER SYSTEM WARRANTY

     The Company is in the process of developing a warranty plan. The Company anticipates that it will offer a one year repair or replacement warranty on primary mechanical components. The Company anticipates that it will condition the warranty on full payment for the equipment and operation of the POWER System within the Company authorized operational specifications.

INDUSTRY BACKGROUND

     The solid waste market consists of industrial solid waste ("ISW"), municipal solid waste ("MSW") and hazardous solid waste ("HSW"). Over seven billion tons of ISW are generated each year, much of which is disposed in private landfills or handled on-site. Approximately six million tons of ISW are recycled, which is less than one out of every 1,000 tons of ISW. MSW totals approximately 325 million tons per year, and consists primarily of residential waste. HSW generated by the 20,000 largest producers totaled 279 million tons in 1995. Of total solid waste, approximately 50% is estimated to be biomass. Solid waste tonnage is closely correlated to growth of the population and gross domestic product and is, therefore, expected to continue to increase.

     The waste disposal industry has become subject to increasing stringent regulation that limit usage of traditional waste disposal methods and increase costs. Landfills were significantly impacted by the Resource Conservation and Recovery Act of 1976 ("RCRA") and later amendments to the Act. The significant cost of complying with RCRA has at least in part caused the closure of approximately 50% of existing landfills since RCRA's enactment. As a result of the closure of half of the nation's landfills and the large costs of operating landfills, the fees that the remaining landfills charge for disposal have risen since RCRA was enacted.

     Another form of waste disposal, incineration, has become increasingly regulated and the newest amendments to the Clean Air Act are expected, according to some industry analysts , to increase incinerator operating costs and may result in many incinerators shutting down when the amendments are scheduled to be enforced in 1998. See BUSINESS - Government Regulation.

PRODUCT APPLICATION, HISTORY AND SERVICES

     The POWER System is based on the scientific process of pyrolysis, which is the decomposition of biomass to its gaseous state by thermal conversion in an oxygen constrained environment with a resulting carbon residue. Biomass, as it relates to the Company's products, is organic solid waste generated by industry or populations, excluding glass, metals and certain types of plastics.

     Pyrolysis was developed more than a century ago for the gasification of coal into coke and, later, for the production of coal gas. In World War II, pyrolysis was used to produce synthetic gas in response to the war time petroleum shortages. Lack of computer technological innovations at that time necessitated that the process be run by manual control and human intervention which resulted in the pyrolysis process converting only a fraction of the potential BTU content of the biomass fuel. Through technological innovations, the Company's POWER System reduces biomass to approximately 10%-15% of its original mass and volume and produces a synthetic gas which can fuel a combustion engine/generator system. The 10%-15% of the waste that is not turned into gas is carbon residue. This residue can either be disposed of in a landfill, sold to a carbon activator, or sold to a coal-fired power plant as a blending fuel.

     The POWER System can be used to reduce organic waste including non-hazardous industrial solid waste, municipal solid waste, and hazardous waste. The POWER System, however, operates best with homogeneous biomass materials because the system must first separate inorganic materials such as glass and metal from the biomass before the pyrolysis procedure is activated. The POWER System is most efficiently used for the disposal of wood chips, paper and cardboard refuse and other consistent biomass materials including certain plastics. Concentrated homogenous waste streams of these materials are found in certain industrial processes, in MSW produced in "green" communities and, to a lesser extent, in hazardous waste situations where sorting is mandated due to environmental regulations.

GOVERNMENT REGULATION

     Environmental legislation and regulations concerning all forms of solid and liquid waste have been promulgated and enforced to varying degrees over the years by the EPA and, in the case of low level radioactive waste ("LLRW") and mixed waste, by both the EPA and the Nuclear Regulatory Commission ("NRC"). The level of enforcement of regulations has varied and in recent years there has been a strong interest in the environment, including waste management. As a result, there has been greater enforcement of past legislation and the
promulgation and proposal of new legislation.   The regulations that most likely
impact the market for the POWER System are (1) the Resource Conservation and Recovery Act of 1976 ("RCRA"); (2) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "SUPERFUND"); and (3) the Clean Air Act of 1970 and its 1990 Amendments.

     RCRA is a comprehensive body of legislation that addresses the generation, treatment, storage, handling, transportation and disposal of solid waste and requires the individual states to develop programs to ensure the safe disposal of such waste. RCRA separates waste into non-hazardous waste regulated by Subtitle D and hazardous waste regulated by Subtitle C.

     Subtitle C of RCRA imposes a comprehensive "cradle to grave" system for tracking the generation, transportation, treatment, storage and disposal of hazardous wastes. Stringent standards are imposed upon generators, transporters and disposers of hazardous waste which involve detailed operating, inspection, training, emergency preparedness, record keeping and reporting requirements. Facilities accepting hazardous waste are burdened with extensive permitting, facility closure, post-closure and financial responsibilities.

     Subtitle D, which governs non-hazardous solid waste landfills, was adopted in October, 1991 and became effective in October 1993. It dramatically affected the economic viability of many of the nation's landfills. Subtitle D specifies landfill locations, facility design standards, operating criteria, closure and post-closure requirements, financial assurance requirements, groundwater monitoring requirements, groundwater remediation standards and corrective action measures.

     Each state was required to revise its landfill regulations to meet or exceed those stipulated by the EPA and to adopt and implement a permit program or other monitoring system to insure that landfills comply with Subtitle D standards. Many states have adopted standards that were more stringent than those of Subtitle D. The requirements under Subtitle D substantially increased the cost of operating existing landfills and constructing new ones. This led to the closure of many landfills, and the Company anticipates additional landfill closures during the remainder of the decade.

     CERCLA established a program for regulation and remediation of facilities that cause or threaten to cause the release of hazardous substances into the environment. CERCLA makes the owners and former owners of the facilities, generators of the hazardous substances and transporters arranging for the transportation and disposal of the materials accountable for clean-up of the hazardous substances and places substantial fines for hazardous substances that are not remediated. CERCLA classifies 700 substances as hazardous (substantially broader than RCRA), many of which are found in household waste. Enforcement of CERCLA has varied depending on the state. The principal effect has been a heightened awareness of the costs related to the proper disposal of hazardous waste.

     The Clean Air Act of 1970 and the amendments of 1990 concern the emission of pollutants into the air, including pollutants from certain landfills, and specifies new requirements for scrubbing devices on industrial emission and incinerating sites. Enforcement of the most recent amendments in 1998 are expected to make incinerators significantly more expensive to operate.

     Other environmental legislation and regulations that are applicable to the Company's operations in the United States are the Federal Water Pollution Control Act of 1972, the Safe Drinking Water Act which was reauthorized in 1996, the Clean Water Act, the Hazardous and Solid Waste Amendments of 1984, the Superfund Amendments and Reauthorization Act and the Pollution Prevention Act of
1990.   Collectively, these laws regulate the management, storage and disposal of hazardous and non-hazardous liquid and solid wastes; mandate discharge limits of pollutants into the air, ground and water; provide for the investigation and remediation of contaminated land and groundwater resources; and establish pollution prevention programs.

     The Company benefits from the deregulation of the electric utility industry which has occurred in recent years. Prior to deregulation, back-up power sources from public utilities, which are required by law for independent power production operators, were expensive, often impacting the viability of small electricity generating operations. Deregulation has led to the moderation of fees associated with public grid access, making access for back-up power and resale of excess electricity more viable for smaller systems, such as the POWER System, and increasing their ability to compete with traditional utility sources. POWER Systems customers need to have a back-up source of power in the event that the system is not operating 24 hours per day, the customer requires more power than the POWER System generates, or the waste stream flow is not consistent creating the risk of disrupting in-house power production. Recent deregulation decisions improve the economics of these requirements and decrease the ability of utilities to create obstacles for smaller generating systems.

INTELLECTUAL PROPERTY

     The Company owns six primary patents that are registered in the United States and in several other countries. Four other patent applications are being prepared for filing. Three primary patents, which are 17-year patents, were purchased by the Company in 1992. The fourth, fifth and sixth below-listed patents, which are 20-year patents, directly resulted from the Company's research and development expenditures.

     Summary information about these patents is provided below.

     1. Method for Producing Fuel Gas from Organic Material, Capable of Self-Sustaining Operation; Patent number: 4,530,702; Date of issue: July 23, 1985; Expiration Date: January 23, 2002.

     This patent protects the method by which the pyrolysis process is self-sustaining. Whereas prior patents required a heat source for effectuating the thermal process, this patent describes uniform pelletized fuel that, once ignited and in conjunction with a downdraft mechanism, insures the continuous, self-sustaining process in an environment that is uniform and self-regulating. Patent filed in the United States, Phillippines, and India.

     2. Apparatus for Converting Organic Material Into Fuel; Patent number 4,268,275; Date of issue: May 19, 1981; Expiration Date: May 19, 1998.

     This patent relates to the fuel processing art and more specifically concerns a method and apparatus using principles of pyrolysis by which fuel gases without tars are produced from organic materials. Patent filed in the United States. This patent is also filed in Argentina.

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

     3. Method of Converting Organic Material Into Fuel; Patent number 4,421,524; Date of issue: December 20, 1983; Expiration Date: December 20, 2000.

     4. Pyrolysis Gasifier with Inner Sleeve Insert; Patent number 5,618,321; Date of issue: April 8, 1997; Expiration date: September 15, 2014.

     This patent protects a structural development in the pyrolysis chamber that contributes to the efficiency of the entire thermal process. The patent has resulted in two continuation-in-process patents. Patent filed in the United States, including Canada, Europe, Malaysia, Philippines, Mexico, and PCT International, a consortium of 54 countries that permit patents to be filed for many countries for approximately the same cost as filing in three or four countries directly.

     5. Fuel Spreader Assembly for Use in a Gasifier; Patent number: 5,755,837; Date of issue: May 28, 1998; Expiration Date: September 15, 2014.

     This patent features a fuel spreader assembly which distributes the fuel uniformly upon its entry into the upper portion of the gasifier to insure proper operation of the gasifier. Patent filed in the United States.

     6. Airlock Valve in a Carbon Extraction Portion of a Pyrolysis Gasifier; Patent number: 5,762,657; Date of issue: June 9, 1998; Expiration Date:
September 15, 2014.

     This patent features an airlock valve for use in a carbon extraction system portion of the gasifier. The airlock valve permits carbon to move into the carbon collection tank but prevents air from entering back into the gasifier. Patent filed in the United States.

     The Company believes that the key to the POWER System is not the basic thermal process, which has been generally known for years throughout the world, but rather in the refinements of the apparatus and computerized control of the process that the Company has developed. The Company's strategy is to patent key future developments that contribute to the control process.

     The Company is currently preparing four additional process patent applications. There is no assurance that the Company will be able to effect the patent on these processes.

     1. A patent for the preparation and processing of low-level contaminated organic waste, utilizing the Company's pyrolysis as a component. This patent will protect refinements to the basic thermal process necessary for Low Level Radioactive Waste ("LLRW") as a fuel source;

     2. A patent for the continuous, automated maintenance of the pyrenzone of a gasifier and the computerized control of gasifier system. This patent will protect the Company's technology as it relates to monitoring, regulating and providing sensory information for control of the thermal process;

     3. A patent for material handling and preparation of a densified fuel pellet for gasifier feedstock.

     4. A patent for the control of mass airflow for a gasification system that provides for continuous operation, the filtration of contaminants, and maximization of thermal efficiency. This patent concerns added technology and modifications to the thermal chamber that insure greater control of the thermal process.

     The POWER System has applications to a broad range of industries in most countries of the world. Ideally, patent protection in most countries is desirable. The Company intends to file initially for dominant patents in the United States because of the strength of the U.S. Patent and Trademark Office. The Company anticipates that it will make subsequent filings for the most important patents under the PCT system, which is a consortium of 54 countries that permit patents to be filed for approximately the same cost as filing in three or four countries directly. The PCT examining process serves to validate the patent for consortium members, after which the inventor may elect to pay fees directly in select countries on a pre-approved basis. The Company has utilized and intends to utilize the PCT mechanism for broader coverage over less important regions and to file directly only in countries with significant market potential for the specific application.

INSURANCE

     The Company carries insurance with United States Fire and Guaranty Company for a general aggregate liability limit of $2,000,000. The policy was renewed and increased on October 1, 1997 for a term of one year expiring on October 10, 1998. The Company anticipates it will negotiate a new policy to cover its recent acquisition of Exeter Engineering. The Company is currently insured
against product, personal and advertising injury, theft and fire damage.   The
Company also carries directors and officers liability insurance in the amount of $3,000,000. While the Company believes it has sufficient coverage to insure against potential claims, there is no assurance that the Company will not suffer judgments against it that exceed its policy limitations. If a Company suffered such a judgment, it may have to pay the difference between the judgement against it and the policy limitations.

                               TTI EXETER, INC.

     The Company's subsidiary, TTI Exeter, Inc. ("TTI Exeter") designs, produces and installs materials handling systems including integrated sorting, sizing and grading systems serving mainly the produce, potato, and citrus industries. The TTI Exeter material-handling systems are integrated sorting, sizing and grading systems consisting of an assortment of mechanical equipment (conveyor lines, holding and washing bins and sizing and inspection equipment) and computerized optical image processing. TTI Exeter designs, fabricates and installs these systems, many of which are driven and integrated by automated control systems. Most of TTI Exeter's material-handling systems have been developed for use by fresh agricultural product packaging and processing plants and food processing concerns. The systems are used for a variety of tasks, typically related to cleaning, filtering, grading, sorting, and boxing and bagging. TTI Exeter's primary products are the Accu Pack Sizer, the Accu Vision Grader, and the Accu Vision Upgrader. In 1997, on a pro forma basis, TTI Exeter had sales of approximately $9,200,000.

OVERVIEW

     TTI Exeter was formed in June, 1998 (effective January 29, 1998 for accounting purposes) by the merger of Exeter Engineering, Inc. ("Exeter Engineering"), a closely held California corporation, with TTI Control Technologies, Inc., a Delaware Corporation ("TTIC"), a wholly owned subsidiary of the Company. Exeter Engineering, founded in 1979, was a manufacturer and installer of material-handling equipment primarily in the citrus and potato markets. TTIC was formed when the Company acquired all of the assets of Hi-Tech, Inc., a closely held Washington corporation and placed Hi-Tech's assets in TTIC, a newly formed Delaware corporation. Hi-Tech originally contracted with the Company to develop the software required to automate the control and monitoring system of the POWER System at the Richland Plant. TTIC develops in-house specialized software programs to automate varied systems and processes including full featured supervisory control and data acquisition systems. TTI Exeter is a wholly-owned subsidiary of the Company.

     TTI Exeter operates as a (1) designer, developer and installer of material-handling equipment; (2) designer and fabricator of produce facilities; and (3) designer and manufacturer of automated instrument and controls and continuous emissions monitoring systems. TTI Exeter has identified packing and processing of produce as its most targeted market. TTI Exeter's strategy is to address the produce processing industry problems of high labor costs, inadequate yields and inconsistent quality by providing automated inspection systems, real-time quality analysis systems and specialized conveying systems.

PRODUCTS AND SERVICES

     The conveyor system used with the Accu Pack Sizer, Accu Vision Grader and combination systems is designed for strength, durability and ease of
maintenance.   The conveyor system operates with a cable pulley and high
strength polyurethane jacketed cables which slide smoothly on ultra high molecular weight ("UHMW ") guides. Potato removal is accomplished by a solenoid actuated air cylinder shear. The high speed shear advances, removes the product, and retracts without disrupting potatoes on either side of the one being removed. A soft plastic is used

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

for the removal shoe and padded and inclined delivery boards with curtains allow for gentle handling of all potatoes to help minimize bruising.

     TTI Exeter in some applications combines the proprietary and patented Accu Pack Sizer infrared sizing system with its Accu Vision optical defect detection grading system. The result of the combination affords increased efficiency, accuracy and cost effectiveness in materials process handling and packing.

     Accu Pack Sizer. The Accu Pack Sizer is generally approximately 40' long, 12' wide and 8' tall including its support stand. The Accu Pack Sizer employs an infrared scanning device to measure individual potatoes as a series of 1/128" slices. From the summation of these slices an overall volumetric measure is obtained, illustrating the potato's height, width, length and shape. The Accu Pack Sizer also sorts by weight by using an equation involving specific gravity whereby the system can calculate the precise weight of the potato from its particular shape. This combination of dimensional shape and weight sizing gives the Accu Pack Sizer operation flexibility in attaining accurate, highly-specialized packaging. The Accu Pack Sizer system is driven by proprietary software and IBM compatible equipment allowing for as many 16 different grading factors and the flexibility to meet highly specialized packing requirements.
TTI Exeter believes that the Accu Pack Sizer is a durable system resilient to the hazards commonly found in processing and fresh-pack facilities.

     Accu Vision Grader. The Accu Vision Grader is generally approximately 40' long, 12' wide and 8' tall including it support stand and was designed to reduce labor costs and increase grading efficiency while emphasizing speed and accuracy. The Accu Vision Grader sorts produce for external defects optically analyzing up to 16 different grade factors. The Accu Vision Grader process than has the ability to sort by color, shape and size and spot internal and external defects while improving speed and precision. When used for grading potatoes, Accu Vision Grader separates and grades potatoes while eliminating any remaining potatoes not meeting the USDA requirement of 2"/ 4 ounce minimum. The Accu Vision Grader's dual camera system views the potato's surface from two directions and scans at a rate of four to five pieces per second per lane. When used for oranges, the grader analyzes up to approximately 10 bins per hour per lane based on an average fruit size of 113 and eliminating 10% due to their small size. The high resolution cameras used by Accu Vision Grader readily detect even the smallest of defects on fruit surface.

     Accu Vision Upgrader. TTI Exeter plans on expanding its product line and anticipates introducing the Accu Visions Upgrader (the "Upgrader"), a new generation of optical sizing and grading equipment. The Upgrader is approximately 15' long, 4' wide and 6' tall. This machine, which is now being tested after spending four years in development, will transport round (oranges), oblong (potatoes) and elongated products (cucumbers, carrots) and determine the size and all surface defects of the fruit and vegetables. While primarily designed for process applications such as juice plants, french fry or potato chip plants, the Upgrader will have new applications as well. The Upgrader has been installed in two facilities in England and is under contract for installation in Idaho during the last quarter of 1998.

     Computerized Controls Systems. Aside from selling equipment and machinery, TTI Exeter also sells computerized controls systems necessary for plant operations. This technology consists of computer hardware and software that is configured to ensure that all parts of a plant are operating in synchronicity. In a plant, one machine is often entirely dependant on another piece of equipment performing a different function in order to avoid a labor intensive plant there is need for a controls system that communicates among the many pieces of equipment that make up a plant. For example, if the Accu Pack Sizer should stop functioning, then the machine which feeds the Accu Pack Sizer must be shut down, otherwise the products would pile up on the machine. The controls system sold by TTI Exeter communicates with and shuts down the feeder when the Accu Pack Sizer shuts down, and start the feeder when the Accu Pack Sizer starts up.

     TTI Exeter believes that the TTIC and Exeter merger will afford it with a opportunity to expand its computerized controls business. The Company believes that prior to the merger Exeter Engineering excelled at developing controls systems for individual machines while TTIC's expertise was in constructing control systems for an entire plant. With the combination of the companies, TTI Exeter believes that its computerized controls systems product line will be improved.

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

OPERATIONS

     The Accu Pack sizer, Accu Vision Grader, and the Accu Vision Upgrader are all manufactured at TTI Exeter's production facilities in Exeter, California. The machines are custom made depending on the customer's needs and may vary in size. After the machines are manufactured, they are shipped to the customer's site and installed by TTI Exeter personnel. The parts that make up the machine are carried in TTI Exeter's inventory or specially ordered. TTI Exeter has a full service and technical maintenance group which provides both installation and operational training as well as follow up services.

     TTI Exeter operates as a contractor or subcontractor to the processors and packers in the citrus and produce industries where it designs, produces and installs the electrical, mechanical and electronic components of its systems in facilities in United States, Canada, South America, Australia, and Europe. TTI Exeter's automated controls systems are electro-mechanical systems consisting of computer hardware and software linked to sensors and switches that control and monitor the mechanical components of an industrial process or operation. They are key to the efficient and cost effective operation of most industrial processes including TTI Exeter's material-handling systems as well as the POWER System. TTI Exeter projects are varied and have included optical sizing, grading and sorting, plant design and layout, automated controls and data acquisition, turn key project management, computerized material handling and transport systems, and service and maintenance.

AGREEMENT WITH ACCU PACK SYSTEMS, INC.

     In 1986, Exeter Engineering (now TTI Exeter) entered into a manufacturing agreement with International Accu Pack Systems, Inc. ("Accu Pack Systems"), a closely held Californian company. Accu Pack Systems developed and owned the
infrared technology of the Accu Pack Sizer.   Under the terms of the agreement
TTI Exeter will produce, install, service and maintain Accu Pack Sizers in accordance with the plans and specifications provided by Accu Pack Systems. Under the terms of the agreement, Accu Pack Systems retains ownership of its proprietary technology and TTI Exeter has the exclusive right to sell the Accu Pack Sizer. Accu Pack Systems receives 10% of the net revenues from sales of the Accu Pack Sizer. Over the past five year period, Accu Pack Systems received approximately $60,000 per year. Accu Pack Systems co-developed the transport system for the potato graders and as a result received 2% of the net sales from revenues of the Accu Vision potato grader.

AGREEMENT WITH GEORGE MILLS FOR ACCU VISION

     Upon effectiveness of the merger creating TTI Exeter, TTI Exeter assumed the existing exclusive consulting and license agreement between Exeter Engineering, Inc. and George Mills dated January 1, 1992 . As a consultant, Mr. Mills is paid an annual sum of $60,000, payable monthly, with 5% annual increases. TTI Exeter exclusively licenses the rights to the Accu Vision Grader from Mr. Mills who receives a royalty fee on various applications of the Accu Vision Grader. Mr. Mills receives 3% of net revenues from sales of the citrus grader and citrus puff detection systems, 3% of net revenues from sales of the Accu Vision Potato Grader, and 1.5% of net revenues from sales of the combined potato grader/sizers.

SALES AND MARKETING

     Within the produce industry there exists a finite market of potential customers. TTI Exeter believes that the critical success factors for continual growth are (1) to uncover and solve problems though TTI Exeter's innovative capabilities; (2) to expand its product line through technological advancement;
(3) to expand the capability of its equipment to adapt to new produce and (4) to expand into other geographical markets.

     TTI Exeter has developed a proprietary electronic optical recognition ("EOR") program used in its sorting and grading and defect detection system.
Its unique and differentiating features have transferable qualities to other industries. EOR provides the ability to link criteria and automate multi-tasks, reduce costs, improve quality and performance, and complemented by automated computer controls, to provide management with valuable data from which to increase control. TTI Exeter plans to direct its marketing effort first within its existing client base, and then plans to take advantage of its expertise in the produce and energy industries and to seek new business from companies not currently doing business with TTI Exeter.

     TTI Exeter markets its computerized process controls systems based on the following benefits it believes its customers will enjoy: (1) more precise control of industrial process that enables better responsiveness to changing market factors; (2) lower expenses by automating many functions that would otherwise require human intervention; (3) reduced human exposure to potentially hazardous mechanical operations and assistance in compliance with OSHA and other federal and state regulation; (4) scheduled maintenance reporting, a preventative maintenance function that monitors and anticipates the useful life of motors and various mechanical components thereby enabling parts to be replaced before they fail or contribute to unnecessary wear on the system; (5) significant improvements in throughput, that reduces operating costs, expands production capacity and reduces capital expenditures; and (6) more precise control of the industrial process, that contributes to the ability to adapt to market fluctuations and meet changing inventory requirements.

CUSTOMERS AND PRICING

     TTI Exeter sells its Accu Pack Sizers, Accu Vision Graders and Accu Vision Upgraders for prices usually ranging between $200,000 and $400,000. TTI Exeter will also offer support equipment with its sizers and graders. The support equipment will generally range in prices from $50,000 to $800,000. Support equipment includes such items as delivery conveyors, grading tables, roll tables, tilt belts, augers, and holding bins. TTI Exeter also sells computerized control systems which range from $25,000 to $150,000. The cost for an entire project ranges from approximately $300,000 to over $2,000,000.

     TTI Exeter has sold and installed over 100 systems domestically in Idaho, Washington, California, Oregon, Colorado, North Carolina, Texas, Wisconsin, and Pennsylvania. Internationally, TTI Exeter has worked with distributors to sell its graders and sizers in England, Australia and South America. No single customer of TTI Exeter accounted for over 10% of its 1997 revenues. Examples of customers in the potato industry include Simplot-Fresh and Sunglo Potato located in Idaho. Examples of customers in the citrus industry include Bee Sweet Citrus and Kaweah Citrus located in California.

RESEARCH AND DEVELOPMENT

     The mechanical group of TTI Exeter has collaborated with Herbert Engineering, Ltd., a British engineering, fabrication and installation company, for the development of the Upgrader mechanical system. The optical computerized controls have been solely developed by TTI Exeter. The verbal agreement between TTI Exeter and Herbert Engineering provides for mechanical frame manufacturing by Herbert Engineering, Ltd., and a non-exclusive sales license for the Upgrader in Europe. In regard to sales of the Upgrader made in Europe by Herbert Engineering, it must purchase the electronic and optics package from TTI Exeter at prices negotiated on a per sales basis. In regard to sales of the Upgrader made worldwide by TTI Exeter, it is TTI Exeter's sole option whether to acquire the mechanical system from Herbert Engineering or to manufacture it in-house. TTI Exeter has no revenue obligation to Herbert Engineering for any mechanical or electronic system it sells. The Company believes that the association with Herbert Engineering, a respected and known European firm, provides the Company with a European sales and service group.

WARRANTY

     The Accu Vision Grader and Accu Pack Sizer equipment come with a one-year warranty on materials and workmanship. This warranty covers any of the electrical or mechanical portions of the machine and all other peripheral equipment provided by the Accu Vision Grader product. TTI Exeter requires that a skilled operator be provided and the machine be properly maintained including replacement of parts and machine performance testing.

COMPETITION

     The markets for automated inspection systems and specialized conveying systems are highly competitive. Important competitive factors include price, performance, reliability, and customer support and service. TTI Exeter believes that it currently competes effectively with respect to these factors, although there can be no assurance that existing or future competitors will not introduce comparable or superior products at lower prices.

     Competition includes small local electricians who install automated control systems to the largest companies in the produce industry such as Sunkist. Examples of competitors include Lektro-Tek, builders of electronic weight sizers, Jim Hagan, builders of graders and sorters, and Autoline, manufactures of conveyor systems.

     Certain of TTI Exeter's competitors may have substantially greater financial, technical, marketing and other resources. For example, the largest organizations in the produce industry, also produce material-handling, sorting and grading technologies. TTI Exeter believes that in the near future competition in this industry will be concentrated on development of image processing ("EOR") technologies and it believes that it will be able to compete in this market.

INTELLECTUAL PROPERTY

     TTI Exeter has licensed the United States rights to "Photoelectric Apparatus for Sorting Articles According to Size," the process used by the Accu Pack Sizer equipment. The patent, number 4,911,307 with an expiration date of March 27, 2007, is owned by International Accu Pack Systems of Exeter, California and is filed in the United States.

     TTI Exeter has four patent applications pending for apparatus and methods for grading articles. TTI Exeter is also preparing to file a patent for improvements in transport system for an automatic article-grading apparatus, a new release chain pin arrangement and a new roller element for the roller assembly portion of a transport system used in an automatic grading and sorting apparatus for fruits and vegetables. Patents have been filed in the United States, Canada, Australia, and New Zealand and Europe under the PCT umbrella. These patents have not been issued and there is no assurance they ever will be issued.

INDUSTRY BACKGROUND

     Historically, defect removal and quality control in the food processing industry have been labor intensive and dependent upon, and limited by, the variability of the work force. Food processors must process large quantities of raw product through different stages, including sorting to remove defective pieces and inspection for quality. The frequency and severity of defects in the raw product is highly variable depending upon local factors affecting crops. The industry has sought to replace manual methods with automated systems that achieve higher yield, better quality and reduced cost.

     Quality analysis usually involves the manual removal of a sample of product from the processing line at periodic intervals. Such samples are then analyzed for color, length, width, area, perimeter, shape and defects. Imprecise sampling techniques and the potential for human error in performing the laboratory analysis are sources of error in generating statistical quality control data. The delay between taking the sample and completing the laboratory analysis may also result in large amounts of product being produced that do not meet quality specifications. The companies in this industry compete on the level of automation and precision with which their equipment can process food.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The discussion under this Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as throughout this Prospectus, contains forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the Risk Factors and elsewhere in this Prospectus.

OVERVIEW

     From 1992 to 1996, the Company's construction revenues have been derived primarily from its participation in the Camp Lejeune, North Carolina and Richland, Washington projects. The Company was subcontracted by Research Triangle Institute ("RTI"). a non-profit corporation specializing in scientific research and consulting in many disciplines including environmental sciences and engineering, to provide a modified POWER System to be installed at the Department of Defense ("DOD") Marine Base at Camp Lejeune. The Company worked with the Environmental Protection Agency and received funding from DOD contracted through RTI. The Company installed a Power System unit in Richland, Washington for permitting and demonstration purposes. See "BUSINESS". In this project, the customer's engineers and other technical personnel worked closely with the Company to refine and develop the POWER System. Although the Company received no revenues from these installations, the Company believes that such projects helped to establish the acceptance of the Company's technology and to secure permanent air quality permits. As the Company's technological application systems become established demand will increase and higher prices can be charged and such systems can generally be produced at lower cost. The Company anticipates that its technology will be further refined and become more established through future commercial installations, if such occur. The Company has no outstanding orders at this time for its POWER System.

     The Company uses the percentage-of-completion method of accounting to recognize contract revenues. Under percentage-of-completion, losses on contracts are recognized in earnings as soon as such losses are determined to be probable and reasonably estimated.

     In 1995, 1996 and 1997, fabrication revenues of Exeter Engineering (now TTI Exeter) have been generated from contracts to design, manufacture and install material processing systems and computerized control systems for commercial customers in the diverse fields of fresh produce, municipal water telemetry systems, and processed produce. The produce industry, vegetable and citrus, combine the mechanical systems' expertise with that of computerized controls. Additionally, TTI Exeter is able to provide inter-company engineering, manufacturing, computer controls systems and technical support.

     The Company anticipates that the merger of Exeter with TTIC will afford cost savings to the Company through consolidation of activities, manufacturing efficiencies, margin recovery through in-house manufacturing, personnel reduction or reassignment, and market share consolidation. Additionally, technology application and adaptation across group and product lines provide for combining market share with justified price increases from the technological advancement of all products. The Company anticipates that these increased efficiencies in market share and technology advancement will be reflected in 1998 and 1999 results, although there are no assurances that this will actually occur.

     The Company's core gasification technology has been successfully demonstrated in the Richland, Washington project for low level radioactive biomass waste and at Camp Lejeune for industrial wood waste to energy. The Company will seek to expand its core technology into additional segments of the industrial biomass waste market including chicken litter, waxed cardboard, rice hulls, and general industrial biomass waste. Because the Company's technology has been demonstrated for commercial application, the Company does not expect that costs associated with further research and development of its core technology will be material to the Company's results of operations.

      The most significant task of TTI Exeter is to expand its market share, in part accomplished by the merger of Exeter combined with an active marketing and sales strategy. The continued refinement and advancement of TTI Exeter's mechanical and computerized systems, although not to be classified as further research and development, will not be material to the Company's results of operations.

     In expanding TTI Exeter's market share and overall revenues, both the mechanical systems and computerized controls groups have introduced either new or expanded products to TTI Exeter's commercial customers. The controls group has expanded its integrated systems technology to include providing whole plant automated computerized controls and data acquisition systems. The mechanical group, in engineering collaboration with a British engineering and manufacturing concern, Herbert Engineering, Ltd., has introduced a new mechanical grading system driven by an electronic optical recognition system. Each of these products have been commercially accepted, will carry a substantially increased gross margin due to innovative technology application, and will significantly expand the already anticipated market share. In its research and development collaboration, the Company has retained all proprietary interests, including new technology developments and patents rights.

     As of June 30, 1998, the Company was continuing the testing of its project at Camp Lejeune and TTI Exeter had a number of projects under contract in the produce processing and computerized controls market, including projects ranging in size from $350,000 to $1.2 million. These projects include a potato fresh pack plant in Idaho scheduled for completion in the fourth quarter of 1998 for $1.2 million and a potato fresh packing plant in Pennsylvania scheduled for completion in the first half of 1999 for $1.2 million. Accordingly, the Company is likely to be substantially dependent on major projects. The reliance on major orders could lead to fluctuations in, and reduce the predictability of, quarterly results. However, utilization of percentage-of-completion should minimize the historical fluctuation in predictions and actual results. The backlog which includes signed contracts pending commencement as well as the uncompleted portions of ongoing contracts as of June 30, 1998, was approximately $2.0 million.

     The Company denominates international sales in United States dollars. The Company intends to focus its efforts to increase sales, primarily in England, Australia, Canada and South America. Nonetheless, the Company expects the substantial percentage of its sales in the next three years to be domestic. In this same period, the Company intends international sales to be via an alliance with a foreign distributor or an alliance with a foreign company such as Herbert Engineering, Ltd.

RESULTS OF OPERATIONS

Fiscal years Ended December 31, 1996 and 1997

     In 1996, company-wide revenues grew to $2.4 million from $48,840 in 1995 with 17 customers accounting for 65% of revenues. This increase in revenues resulted from the Company's Department of Defense project commencement and the acquisition of the Company's subsidiary TTIC, now TTI Exeter. In 1997, Company revenues, including its subsidiary, grew to $5.5 million with 28 customers accounting for 85% of revenues. Considering the 1998 acquisition and merger of Exeter Engineering, 1997 revenues on a pro forma basis would have been $9.2 million, with over 40 customers accounting for 80% of revenues. The increase in revenues from 1996 to 1997 represented expanded sales of the Company's subsidiary in the material processing and computerized controls industries. The decrease in the Company's revenues resulted from the Company's management decision not to market the Company's POWER System until such time as the Company's Department of Defense project is completed. As of the date hereof testing of the POWER System at Camp Lejeune is continuing.

     Cost of goods sold increased to $3,763,316 in 1996 from $43,317 in 1995. The increase is attributable to (1) increases in the engineering and development costs associated with manufacturing and installing the Department of Defense facility and associated cost sharing and (2) increases in the number and size of the subsidiary's mechanical and computerized controls projects and (3) write down of construction in progress on plant held for sale by $524,000. Costs of goods sold increased to $5,295,229 in 1997. The increase resulted from the expanded sales of the Company's subsidiaries in the material processing and computerized control industries offset by the lack of sales of the Company's POWER System as described above.

     Selling, general and administrative expenses in 1996 increased to $1,738,419 from $981,394 in 1995. The increase resulted from the addition of TTIC as well as increased employment and travel at the Company. Selling, general and administrative expenses grew to $2,390,122 for the year ended December 31, 1997. The increase resulted from training costs associated with familiarizing new employees with the Company's and the subsidiary's technology. These individuals were not fully engaged in revenue producing projects during 1997.

     Interest expense was $502,658, $168,644 and $0 for the years ended December 31, 1997, 1996, and 1995. The increases were a result of increased debt levels required to finance the Company.

Six Months Ended June 30, 1997 and 1998

     Revenues remained stable at $2.1 million in the six months ended June 30, 1998, as in the six month period ended June 30, 1997; including February through June, 1998, for Exeter Engineering. However, summarized in pro forma, to include Exeter and eliminate inter-company transactions, 1997 sales would have been $3.1 million and 1998 sales would have been $2.3 million.

     Revenues in the six months ended June 30,1997, as well as for six months ended June 31, 1998, resulted primarily from contracts with TTI Exeter customers in the material-handling and computerized controls industry. For the six months ended June 30, 1998, company-wide revenues were depressed as the direct result of the negotiation phase of the Exeter Engineering merger. Specifically, continuing and potential customers of Exeter Engineering and TTIC delayed contracting decisions until finalization of the merger.

     With the merger completed as of June, 1998 (effective January 29, 1998, for accounting purposes), the Company expects revenues to accelerate in the second half of 1998, with anticipated acceleration in revenues throughout 1999, although there can be no assurance such increase will actually occur. Additionally, for the second half of 1998, and for 1999, the Company will have implemented its commercial marketing and sales strategy for its core gasification technology, leaving behind the primary research and development phase and expenses.

     Costs of goods sold for the six months ended June 30, 1998 increased to $2.1 million from $1.7 million for the same period of 1997. The increase resulted from the inclusion of the results of Exeter Engineering after January 29, 1998.

     Selling, general and administrative expenses for the six months ended June 30, 1998 increased to $2.5 million from $963,663 for the same period in 1997. The increase resulted from (1) the merger of Exeter Engineering and TTIC; (2) duplication of operations and personnel which will not be corrected until the second half of 1998; and (3) amortization of Exeter Engineering's goodwill of $54,200 per month.

     Interest expense for the six months ended June 30, 1998 increased to $371,420 from $164,506 for the same period in 1997 as a result of the Company drawing $4,000,000 on its line of credit secured in 1998.

     The Company's quarterly revenues and operating results have varied significantly in the past. Factors which are expected to reduce fluctuations include contract commercialization of the Company's core gasification technology, operational maturity of the Company's 1997 new employees, consolidation of operations and personnel primarily resulting from the TTI Exeter merger, manufacturing efficiencies, and increases in the Company's customer base, however, there can be no assurances that revenues and operating results will vary less significantly in the future.

     Nonetheless, the purchase of the Company's products, particularly for major projects, may involve a significant commitment of capital, with the attendant delays frequently associated with authorization of large capital expenditures within its customers' organization. For these and other reasons, the sales cycles for the Company's products are typically lengthy and subject to a number of significant risks over which the Company has little or no control, including customer budgetary constraints. The Company historically has operated with little backlog because (1) the Company's gasification technology is just recently entered the commercial market, and (2) most customer orders are placed with relatively short lead times, usually from two to eight months. Variations in the timing of recognition of specific revenues may adversely and disproportionately affect the Company's operating results for a quarter because the Company establishes its expenditure levels on the basis of expected future
revenues.   Nonetheless, a significant portion of the Company's expenses do not vary with current revenues. Accordingly, the Company believes that year-to-year, period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as indicative of future performance.

COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

     Many existing computer programs use only two digits to identify a year in such program's date field. These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000. Many of the computer programs containing such date language problems have been corrected by the companies or governments operating such programs.
Although none of the Company's systems, manufacturing equipment, and products are affected by this problem, the Company could be impacted by the failure of other companies to timely correct their computer systems. The Company's operations are dependent on the Internet, the telephone system, and delivery systems. If any of these systems or systems of other companies by which the Company is affected become inoperational the Company will be directly and significantly affected.

LIQUIDITY AND CAPITAL RESOURCES

     For 1992 through 1995, the Company relied primarily on equity investment from the founders of the Company totaling an aggregate of $2.3 million. In 1996, the Company raised $1.9 million utilizing convertible notes with attached warrants. In December, 1997, the $1.6 million in convertible notes, including accrued interest, was converted to common stock by the holders of such notes. The cash raised in this financing was used to restructure debt, hire key individuals in operations and expand facilities for operations expansion.
During 1996, 1997 and 1998, the Company increased its commercial debt borrowings from approximately $450,000 to $4.0 million to fund research and development, operations expansion, and acquisitions. This debt has been secured by personal guarantees of three principals of the Company. The Company has no amount available under its credit facilities at June 30, 1998.

     The $4,000,000 note payable to U.S. Bank includes various covenants and events of defaults, including, among other items, any guarantor dies, any material adverse change in the Company's financial condition occurs or U.S. Bank believes the prospect of payment or performance of the indebtedness is impaired; or U.S. Bank in good faith deems itself insecure. Upon default, U.S. Bank may declare the entire unpaid principal balance on the promissory note and all accrued unpaid interest immediately due and payable without notice.

     In connection with the merger with Exeter Engineering, the Company has agreed to assure a minimum sales price of $5.00 per share for the 800,000 shares issued to the shareholders of Exeter Engineering. The Company could be obligated to pay up to $4,000,000 over the next two years to satisfy the $5.00 per share guarantee. The Company has agreed to provide TTI Exeter, Inc. with capital and operating budgets which include providing to TTI Exeter, Inc. by January 28, 1999 a $500,000 line of credit for operations, $100,000 in research and development monies, $500,000 for improvement of equipment and facilities, approximately $150,000 in marketing funding, and $150,000 for application against TTIC's accounts payable. The Company has pledged 100% of its stock ownership in TTI Exeter, Inc. as a security interest to the selling shareholders of Exeter in case the Company does not honor all of its obligations contained in the merger agreement. The Company will be in default on its obligations if it
(1) fails to perform on its obligation to assure a minimum $5.00 per share sales price for the shares, (2) fails to make funding available to TTI Exeter, Inc.
by January 28, 1999, (3) had made any warranty in the pledge agreement that proves to be false in any material respect when made or furnished, or (4) transfers all or substantially all of TTI Exeter, Inc.'s assets in a single or series of transactions without the consent of the former shareholders of Exeter. If the Company defaults on any of its obligations under the pledge agreement, the former shareholders of Exeter may pursue all remedies available to them at law, including foreclosure action.

     The capital raised from earlier sales of its securities, operating revenues, and the $4,000,000 loan will not be sufficient to meet the Company's operating expenses and capital requirements for the next twelve months. The Company's capital requirements depend upon numerous factors, including its ability to have its securities listed and trading at a certain price, rate of market acceptance of the Company's products, the Company's ability to maintain and expand its customer base, the level of resources required to expand the Company's marketing and sales organization, and research and development activities, and other factors. The Company believes that in order to meet operating expense and capital requirements for the next twelve months that it will have to secure additional financing. There is no assurance that the Company will be able to obtain such financing on terms acceptable to it.

     The Company is negotiating for a $10,000,000 credit facility comprised of a $6,500,000 term loan combined with a $3,500,000 asset-based line of credit. There is no guaranty that the Company will be able to obtain this funding. There is no assurance that the Company will receive all or any of this loan. Under current negotiations, Timothy J. McReynolds, President and a director of the Company, Michael G. Fahey, a director of the Company and Ronald J. Burns, a director of the Company will guarantee the $6,500,000 term loan portion of the credit facility. The $3,500,000 line of credit will be dependent on the Company having enough assets and generating enough operating activity to support the line of credit. If the Company is successful in securing this credit facility, it plans to use a portion of the $6,500,000 to retire its current $4,000,000 line of credit with U.S. Bank. There is no assurances that the Company will secure this or any other credit facility or loan.

     During 1995, 1996, 1997 and the first six months of 1998, the Company used $495,000, $1.2 million, $2.5 million, and $2.4 million, respectively, in operating activities resulting primarily from net losses incurred. The Company also used cash in investing activities of $101,000, $96,000, $987,000, and $544,000 during 1995, 1996, 1997 and the first six months of 1998 respectively, for capital equipment, patent expenditures, and acquisitions. The Company had cash flows provided by financing activities of $578,000, $1.3 million, $3.6 million, $3.1 million during 1995, 1996, 1997, and the first six months of 1998, respectively, resulting primarily from notes payable and long term debt to banks and related parties. The Company has sustained recurring losses and has a working capital and stockholders' deficit of $4.7 million and $1.5 million, respectively, at June 30, 1998. The Company anticipates that it will continue to incur losses through 1998 and will require increased levels of working capital to finance future growth inclusive of larger projects. There is no assurance the Company will be able to obtain any additional financing.

                                  MANAGEMENT

OFFICERS AND DIRECTORS

     The officers and directors of the Company are as follows:

     Name                                Title
     ----                                -----

     Timothy J.  McReynolds              Chairman of the Board, President and
                                         Chief Executive Officer;
                                         Director of TTI Exeter

     John J.  Fitzgerald                 Director, Executive Vice President and
                                         Director of Operations;
                                         Chief Executive Officer and
                                         Chairman of the Board of TTI Exeter

     Robert S. Johnson                   Chief Financial Officer

     Joseph J. Rahal                     Vice President, Marketing and  Sales


     Dr.  Robert G.  Aldrich             Director

     Ronald J. Burns                     Director

     Michael G. Fahey                    Director

     James M.  McClymond                 Director

     Bernard W. Reznicek                 Director

     Dr.  Donad A. Gall                  Director;
                                         Director of TTI Exeter

     Jeffrey Batchman                    Director
                                         Director and President of TTI Exeter

     Directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws of the Company permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified.

     The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:

     TIMOTHY J. MCREYNOLDS, 54, serves as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. McReynolds is co-founder of the Company and has served as a director and the Company's President since its inception in May 1992, except for the period of January 1, 1998 through April 30, 1998. Mr. McReynolds has served continuously as Chief Executive Officer of the Company since February 1995. Mr.

McReynolds is Managing Partner of Ridges Corporation (from 1991 to the present) and Spring Ridge Corporate (from 1994 to the present), both of which companies are involved in the development of commercial and residential property in Omaha, Nebraska. Mr. McReynolds has served as director for Omega Computer Systems (from 1988 to the present) and Omega Legal Systems, Inc. (From 1995 to the present). From 1990 to 1996, he served as President and Managing Attorney of McReynolds & Associates, P.C., an Omaha-based law firm. From 1991 to the present, Mr. McReynolds has served as the president of Ridges Corporation, the corporate general partner of Ridges Limited Partnership and from 1994 to the present, he has served as the president of Spring Ridge Corporation, the corporate general partner of Spring Ridge Limited Partnership. In 1971, he received a J.D. degree from Creighton University.

     JOHN J. FITZGERALD, 45, serves as a director, Executive Vice President and Director of Operations of the Company and Chief Executive Officer and Chairman of the Board of TTI Exeter. Mr. Fitzgerald has been a director of the Company since 1997 and Vice President of Operations since 1996. Prior to this appointment, Mr. Fitzgerald served as Chairman and Chief Executive Officer of the Company's subsidiary, TTIC (1996) and Operations Manager of TTIC (1995). From 1992 to 1995, Mr. Fitzgerald was a project manager for the Company responsible for the development of the POWER System. Mr. Fitzgerald is the co-inventor for the three most recent patents issued to the Company. In 1975 Mr. Fitzgerald received his Bachelor of Science degree from St John's University and in 1978 received a J.D. degree from Creighton University.

     ROBERT S. JOHNSON, 42, serves as Chief Financial Officer of the Company. From 1987 to 1998, Mr. Johnson held several positions at Coleman Powermate Incorporated including Vice President of Operational Finance (from 1997 to
1998), Vice President for inventory and distribution (from 1995 to 1997), and Controller (from 1994 to 1995). From 1984 to 1986 Mr. Johnson worked as an accountant in the private sector. Mr. Johnson received his Bachelor of Arts degree from Hastings College in 1984 with a Business Administration/Accounting and Computer Science Major. Mr. Johnson is a Certified Public Accountant and holds a Certified Master Accountant certificate.

     JOSEPH J. RAHAL, 52, serves as Vice President of Marketing and Investor Relations of the Company. Prior to joining the Company in January 1998, Mr. Rahal worked with NYNEX, the former regional Bell operating Company in the Northeast and Bell Atlantic in the Boston area for fourteen years in marketing, sales and labor relations. From 1973-1983, Mr. Rahal served as Publisher and Director of Advertising for a privately-held Company with holdings in the newspaper, printing, direct mail and radio industries in Central Massachusetts.

     DR. ROBERT G. ALDRICH, 58, serves as a director of the Company. From January 1, 1998 through April 30, 1998, Dr. Aldrich served as interim president of the Company. Dr. Aldrich is the Chief Executive Officer and president of Tailored Energy, an energy service corporation created to provide customized on-site energy systems for industrial customers. From 1993 to 1995, Dr Aldrich served as Vice President and Group Vice President of Electrical Power Research Institute. From 1989 to 1992, he was President of Texel Corporation, a subsidiary of Alcan Aluminum founded to commercialize Alcan's synthetic ceramics technology. Dr. Aldrich received a Ph.D. in Solid State Science and Technology from Syracuse University and received a Bachelor of Metallurgical Engineering from Rensselaer Polytechnical Institute. Dr. Aldrich is responsible for numerous patents and publications.

     RONALD J. BURNS, 45, serves as a director of the Company. Mr. Burns is Chairman of Burns Investments, an Omaha-based venture capital company which focuses on growth opportunities in the energy and waste management industries. Mr. Burns is a former President of Union Pacific Railroad, the world's largest railroad with annual revenue of $10 billion, 53,000 employees and operations in 24 states. From 1993 to 1995, Mr. Burns served as President and Chief Executive Officer of Enron Capital and Trade Resources, Enron Corporation's $6 billion marketing, trading, and finance subsidiary. Mr. Burns received a Bachelor of Arts degree in Business Administration from the University of Omaha in 1974.

     MICHAEL G. FAHEY, 54, serves as a director of the Company. Mr. Fahey is currently the chairman of ATI Holding Company, a Minnesota corporation and subsidiary of Norwest Corporation, a national banking company headquartered in Minneapolis. ATI Holding Company is involved in providing title insurance to the real estate industry and is the successor to a firm that Mr. Fahey established and sold to Norwest. Besides holding numerous other positions, Mr. Fahey is responsible for the development and expansion of a national title insurance agency network.

     DR. DONAD A. GALL, 63, serves as a director of the Company and of TTI Exeter. Dr. Gall is the Chief Executive Officer of Omega Computer Systems, Inc. and Omega Legal Systems, Inc., corporations specializing in the development of business management information systems for medical, industrial, accounting and law firm clients. Dr. Gall has held academic and industrial positions with Carnegie-Mellon University, Pittsburgh School of Medicine, IBM Research Laboratory, and Arizona Heart Institute. He received his Ph.D. from Massachusetts Institute of Technology, is a member of the American Association for the Advancement of Science and the American Association for the Advancement of Science and the American Society of Mechanical Engineers. Dr. Gall is the author of over 50 journal articles and professional presentations.

     JAMES M. MCCLYMOND, 64, serves as a director of the Company. Mr. McClymond is the former President of Peoples Natural Gas, a subsidiary of Utilcorp, a regional public utility holding company headquartered in Kansas City, Missouri. Peoples Natural Gas distributes natural gas to over 500,000 residential, commercial and industrial customers in five states. Mr. McClymond served as Vice President of Administration for Enron Corporation prior to his employment with Peoples Natural Gas.

     BERNARD W. REZNICEK, 61, serves as a director of the Company. From 1989 to 1994, Mr. Rezniek served as the Chairman, President and Chief Executive Officer of Boston Edison, and from 1994 to 1996, he served as the Dean of the School of Business at Creighton University. Mr. Reznicek is currently a Managing Director of Utility Marketing Insurance at Central States Insurance Company of Omaha, a subsidiary of Berkshire Hathaway, an investment company controlled by Omaha investor Warren Buffet. Mr. Reznicek spent nearly 30 years with the Omaha Public Power District and was President and Chief Executive Officer for eight years.

     JEFFREY A. BATCHMAN, 51, serves as a director of the Company. In 1978, Mr. Batchman founded Exeter Engineering, Inc., specializing in the manufacture of equipment for the processing of fresh citrus and decidious fruits. From 1978 to its merger with TTIC, Mr. Batchman served as the president of Exeter Engineering, Inc. Since the merger of Exeter Engineering, Inc. with TTIC, resulting in the creation of TTI Exeter, Mr. Batchman has served as a director and president of TTI Exeter. Mr. Batchman also serves as a director of AFM Engineering, Inc., Santa Ana, California, a company specializing in ultrasonic welding and pad printing equipment for the plastics industry founded by Mr. Batchman and a partner in 1981. In 1965, Mr. Batchman received his Bachelor of Science Degree in marketing from Chico State College, Chico, California.

REMUNERATION

     The following table sets forth in summary form information concerning the compensation awarded to, earned by or paid for services rendered to the Company in all capacities for the year ending December 31, 1997. The table includes the Company's Chief Executive Officer and all other officers whose salary exceeded $100,000 for the most recent fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                     -----------------------------------------------------------
                                                         OTHER    LONG-TERM     ALL OTHER
PRINCIPAL POSITION          YEAR     SALARY     BONUS    AWARDS   COMPENSATION  COMPENSATION
Timothy J.  McReynolds      1997     $150,000                                     $16,249
Chief Executive Officer

John Fitzgerald             1997     $110,000                                     $11,459
Executive Vice President
Chief Executive Officer of
  TTI Exeter

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with Jeffrey Batchman on June 4, 1998 expiring May 31, 2000, to serve as President of TTI Exeter at a base salary of $120,000 for calendar year 1998 and $132,000 for calendar year 1999. The Company has also entered into an employment agreement with Michael Wilkinson expiring May 31, 2000 to serve as Vice President of TTI Exeter at a base salary of $95,000 for calendar year 1998 and $110,000 for calendar year 1999. The Company entered into an employment agreements with Robert S. Johnson to serve as Chief Financial Officer at a base salary of $90,000, and with Joseph J. Rahal to serve as Vice President of Marketing and Investor Relations at a base salary of $75,000 per year. The Company anticipates that as it employees additional personnel it will enter into additional employment agreements.

    TTI Exeter assumed the existing consulting and license agreement between Exeter Engineering, Inc. and George Mills dated January 1, 1992 which provides for a royalty schedule to be paid to George Mills based on sales revenues generated by sales of the Accu Vision Grader. See "BUSINESS". TTI Exeter assumed the existing employment agreement of Barbara Howard with Exeter Engineering, Inc. dated September 11, 1992 which sets a base salary of $50,000 per year with no less than a 5% increase per year.

EMPLOYEE BENEFIT PLANS

    The Company provides a retirement 401(k) plans to employees who work more than 1,000 hours per year and are over 21 years old. The Company provides health insurance for which the Company pays 100% of the cost of the premiums for managerial employees and their families and 90% of the cost of the premiums for all other employees.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

    The Certificate of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

    The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company leases property in Exeter, California from Jeffrey and Shirley Batchman. Jeffrey Batchman is a director of the Company and President of TTI Exeter. The Company rents property in Prosser, Washington from a limited liability corporation of which Michael J. Fahey, a director of the Company, is a shareholder. The Company believes that both the Exeter, California and Prosser, Washington leases are commercially fair and reasonable.

    On March 19, 1997, Michael Fahey, a director of the Company, purchased 182,672 shares of Common Stock by execution of a non-interest bearing promissory note due March 19, 2001 with principal to be paid in quarterly payments of $18,484, which payments are current. Mr. Fahey subsequently consented to the use by the Company of this note as collateral by the Company for Company borrowings, including those with U.S. Bank.

    On March 19, 1997, Ronald J. Burns, a director of the Company, purchased 182,672 shares of Common Stock by execution of a non-interest bearing promissory note due March 19, 2001 with principal to be paid in quarterly payments of $18,484, which payments are current. Mr. Burns subsequently consented to the use by the Company of this note as collateral by the Company for Company borrowings, including those with U.S. Bank.

    On December 16, 1997, the Company borrowed $2,000,000 from U. S. Bank. Timothy J. McReynolds, Michael Fahey, and Ronald J. Burns, directors of the Company, guaranteed up to $1,000,000 of this debt. The loan was paid in full from the proceeds of the $4,000,000 line of credit. The guarantees were released and warrants were issued by the Board of Directors as compensation for such guarantees.

    On May 4, 1998, the Company established a $4,000,000 line of credit with U.S. Bank. Timothy J. McReynolds, President and a director of the Company, and Michael Fahey and Ronald J. Burns, directors of the Company, act as guarantors for this line of credit. The Company has borrowed the $4,000,000 available on its line of credit.

    In May, 1996, the Company borrowed $500,000 from Spring Ridge Limited Partnership, a Nebraska limited partnership, by execution of a promissory note with 12% interest per annum, with principal and all accrued interest due on or before January 2, 1999. The Company anticipates that it will repay this note with funds from the proceeds of a new credit facility. Timothy McReynolds is the president of Spring Ridge Corporation, the corporate general partner of Spring Ridge Limited Partnership.

    In August, 1996, the Company borrowed $603,125 from First Westroads Bank by execution of a promissory note guaranteed by Jeanette M. McReynolds and Timothy
J. McReynolds, the President and a director of the Company, at 9.5% interest per annum, with principal and all accrued interest due on or before October 30, 1998. The Company anticipates that it will repay this note with funds from the proceeds of a new credit facility.

    On March 1, 1998, the Company borrowed $500,000 from Ridges Limited Partnership, a Nebraska limited partnership, by execution of a promissory note with 12% interest per annum, with principal and all accrued interest due on or before January 2, 1999. The Company anticipates that it will repay this note with funds from the proceeds of a new credit facility. Timothy McReynolds is the president of Ridges Corporation, the corporate general partner of Ridges Limited Partnership.

    In 1998, the Company has borrowed from Timothy McReynolds an aggregate of $192,923 for working capital. The debt is evidenced by a demand note bearing an annual interest rate of 12%.


                              RECENT TRANSACTIONS

    In October, 1997, the Company raised $312,500 in a private bridge financing of 12.5 units, each unit consisting of a $25,000 10% bearing promissory note, 4,000 shares of Common Stock and warrants to purchase 4,000 shares of Common Stock. The promissory notes plus interest are due and payable October 31, 1998.

    In December, 1997, the Company entered into an agreement and plan of merger with Lanham Acquisitions, Inc. where all of the shares of the Company's stock were converted into 4,375,000 shares of Lanham Common Stock and the Company was renamed TTI Technologies, Inc. In June, 1998, (effective January 29, 1998 for accounting purposes) the Company completed a plan and agreement of merger with Exeter Engineering, Inc where all of the outstanding shares of Exeter Engineering were converted into 800,000 shares of the Company's Common Stock and $500,000 in cash.

     In December 1996, the Company raised $1,900,000 through the sale of 19 units, each unit consisting of a 30-month 12% $100,000 convertible promissory note and warrants for the purchase of 25,000 shares of the Company's Common Stock at a price of $4.00 per share. Pursuant to subsequent adjustments resulting from the merger of the Company into Lanham Acquisitions, Inc., such warrants were adjusted to provide for the purchase of 43,750 shares (an aggregate of 831,251) at $2.29 per share. In December, 1997, $1,650,000 of the outstanding notes, including accrued interest, were converted by the holders thereto into an aggregate of 784,204 shares of Common Stock, at a conversion ratio of $2.29 per share. Holders of warrants to purchase approximately 590,546 shares have agreed to exercise such warrants upon the Effective Date hereof or immediately thereafter.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of June 30, 1998, regarding the beneficial ownership of the Company's Common Stock, including rights to any Common Stock exercisable within six months of the date hereof, by each officer and director of the Company and by each person who owns in excess of five percent of the Company's Common Stock.

                                                                                Percentage of         Percentage of
                                                Shares of Common Stock           Class Before          Class After
Name, Position and Address                       Beneficially Owned              Offering(1)           Offering(2)
--------------------------                      ----------------------          -------------         -------------
Timothy J. McReynolds                                 1,890,614    (3)             27.4%                   22.3%
Chairman, President
18401 Shadow Ridge Drive
Omaha, Nebraska 68130

John J. Fitzgerald                                      204,901    (4)              3.1%                    1.8%
Director, Executive Vice President and
Director of Operations;
2223 South 186th Street
Omaha, Nebraska 68130

Robert S. Johnson                                        15,000                       *                       0%
Chief Financial Officer

Dr. Robert G. Aldrich                                    10,000                       *                       0%
Director
22335 Rancho Deep Cliff Drive
Cupertino, CA  95014

Ronald J. Burns                                         848,830    (5)             12.0%                    8.4%
Director
12817 Decatur
Omaha, NE  68154

Michael G. Fahey                                        830,726    (6)             11.8%                    7.5%
Director
4107 South 147th Plaza
Omaha, NE  68137

Dr. Donald A. Gall                                       59,407    (7)                *                       *
Director
9833 East Cortez
Scottsdale, AZ 85260

James M. McClymond                                      189,856   (8)                2.9%                   2.4%
Director
14093 Arbolitos Drive
Poway, CA  92064

Bernard W. Reznicek                                      56,156   (9)                  *                      *
Director
14341 Hamilton Street
Omaha, Nebraska 68154

Jeffrey Batchman                                        720,000   (10)                11%                   5.1%
Director
4240 Cambridge
Visalia, California 93277

Ronald Roots Revocable Trust                            866,686                     13.2%                  12.3%
Douglas D. Kluever, Trust
1314 So. 180th Street
Omaha, NE 68130

Douglas D. Kleuver, Trustee                             445,872                      6.8%                   6.3%
Vt. Trust No. 1
4638 South 132/nd/ Street
Omaha, Nebraska 68137

Mech-Chem Associates                                    329,413                      5.0%                   4.6%
148 Main Street
Norfolk, Massachusetts 02056

All Officer and Directors
  As a group (10 Persons)                             4,825,490                       60%                  45.5%

(1)  Based on 6,545,008 shares of Common Stock outstanding.
(2) Based on 7,045,008 shares of Common Stock outstanding after the Offering, assuming exercise of all the Warrants offered herein.
(3) Includes (i) 1,537,489 shares of Common Stock of which 837,109 are directly owned by Mr. McReynolds and the remainder of which Mr. McReynolds is the beneficial owner namely330,187 shares owned by the named securityholder's spouse, 370,193 shares held in the VT Trust No. 2 of which Mr. McReynolds is the sole trustee and (ii) 87,500 Series A Warrants, 65,625 Series B Warrants and 200,000 Series C Warrants of which 176,562 are being registered herein. The named securityholder is registering 100,000 shares of Common Stock herein.
(4) Includes (i) 43,750 shares of Common Stock owned by the named securityholder's spouse and (ii) 43,750 Series B Warrants of which 21,875 are being registered herein. The named securityholder is registering 50,000 shares of Common Stock herein.
(5) Includes 262,500 Series B Warrants and 200,000 Series C Warrants of which 231,250 are being registered herein.
(6) Includes (i) 240,535 shares of Common Stock owned directly by Mr. Fahey, 47,863 shares of Common Stock and 43,750 Series B Warrants owned by the named securityholder's spouse of which 23,932 shares are being registered herein and (ii) 131,250 Series B Warrants of which 65,625 are being registered herein, 200,000 Series C Warrants of which 100,000 are being registered herein, and 167,328 Fahey Warrants of which 83,664 are being registered herein.
(7) Includes 21,875, Series B Warrants of which 10,938 are being registered herein.
(8) Includes 43,750 Series A Warrants of which 21,875 are being registered herein.
(9) Includes 21,875 Series B Warrants of which 10,938 are being registered herein.

(10) The named securityholder is registering 360,000 shares of Common Stock for sale.

                  CONCURRENT SALES BY SELLING SECURITYHOLDERS

                                         Shares of                              Percentage of      Percentage of
                                        Common Stock          Number of         Class Before       Class After
Name, Position and Address           Beneficially Owned       Warrants           Offering(1)        Offering(2)
--------------------------           ------------------       ---------         -------------      -------------
Michael Amick(3)                            10,938             10,938                 *                 *

BH Capital                                 146,500                  0               2.2%                0%
303 San Mateo NE
Suite 104A
Albuquerque, New Mexico 87108

Jeffrey Batchman(4)(5)                     720,000                  0              10.9%              5.1%
4240 Cambridge
Visalia, California 93277

Fred Beierle(3)                            211,539             87,500               4.5%              3.6%

Ronald J. Burns(3)(5)                      386,330            452,500              12.0%              8.4%
12817 Decatur
Omaha, NE  68154

Ron Carson, Jr.(3)                           7,000             50,750                 *                 *

John Churchill(3)                                0             21,875                 *                 *

Kevin Cloonan(3)                                 0             21,875                 *                 *

Ralph Cook(3)                                    0             87,500               1.3%                *

Robert and Ann Crawford(3)                   7,000              7,000                 *                 *

Maurine Deroin(3)                           43,750             43,750               1.3%                *

Kathleen Fahey(3)                           47,863             43,750               1.4%                *
4107 South 147th Plaza
Omaha, NE  68137

Michael Fahey(3)(5)                        240,535            498,578              10.4%              6.7%
4107 South 147th Plaza
Omaha, NE  68137

John J. Fitzgerald(3)(5)(9)                161,151             43,750               3.1%              1.8%
2223 South 186th Street
Omaha, Nebraska 68130

Jordan Fox-Collis(3)                        52,974             21,875               1.1%                *

Jim Cripe(3)                                24,245             21,875                 *                 *

Donald Gall(3)                              37,532             21,875                 *                 *

Leroy and Gladys Graff(3)                    4,375              4,375                 *                 *

Maurice and Stacy Gozlan(3)                  3,500              3,500                 *                 *

Robert Hancock(3)                           10,938             10,938                 *                 *

Herman M. Heinlein(3)                        7,000              7,000                 *                 *

Hematology Associates, Inc.(3)              21,875             21,875                 *                 *

Jeff Kahler                                 12,000                  0                 *                 0%
2407 S. 130 Circle
Omaha, Nebraska 68144

Frank & Sherry Lou Labedz(3)                32,813             32,813               1.0%                *

Frank Labedz Trustee(3)                     47,956             43,750               1.4%                *

Stanley Magid(3)                             7,000              7,000                 *                 *

Mounir Mazzawi(3)                                0             87,500               1.3%                *

James McClymond(3)(5)                      146,106             43,750               2.9%              2.4%
14093 Arbolitos Drive
Poway, California  92064

William McNeill, Jr.(3)                      7,000              7,000                 *                 *

Timothy McReynolds(3)(6)                   837,109            353,125              17.2%             12.6%
18401 Shadow Ridge Drive
Omaha, Nebraska 68130

Azriel Nagar(3)                              7,000              7,000                 *                 *

Michael and Barbara O'Malley(3)              4,375              4,375                 *                 *

Raymond D. Pape(3)                           7,000             87,500               1.4%                *

Robert A. Peterson(3)                       22,998            109,375               2.0%              1.1%

Pierce Mill Associates, Inc.(7)            150,000            150,000               4.4%                0%
1504 R Street, NW
Washington, DC 20009

Victor Radzibada(3)                          7,000              7,000                 *                 *

Joseph Rahal(3)                             36,875             21,875                 *                 *

Bernard W. Reznicek(3)(5)                   34,281             21,875                 *                 *
14341 Hamilton Street
Omaha, Nebraska 68154

Charles Shields                              7,500                  0                 *                 0%
50 Hopestill Brown
Sudbury, Massachusetts 01776

Thomas E. Sieckmann Profit

   Sharing Plan(3)                               0             21,875               *                   *

Wayne Simmonds(3)                            48,679            43,750             1.4%                1.0%

Arthur Steinberg IRA Rollover(3)             14,000            14,000               *                   *

Brigitte Uher(3)                              6,563             6,563               *                   *

James W. Venezia(3)                           7,000             7,000               *                   *

Don White                                    15,000                 0               *                   0%
8203 Willow Place South
Suite 605
Houston, Texas 77070

John and Elayne Wiskowski(3)                 14,000            14,000               *                   *

Michael Wilkinson(8)                         80,000                 0             1.2%                  *
[add address]

Gilbert Wright                                7,500                 0               *                   0%
50 Hopestill Brown
Sudbury, Massachusetts 01776

____________________
*   Less than 1%
(1)  Based on 6,545,008 shares of Common Stock outstanding.
(2)  Based on 7,045,008 shares of Common Stock outstanding after the Offering.
(3) The named securityholder is registering herein one-half of the number of Warrants held by it.
(4) The named securityholder is registering herein 360,000 shares of its Common Stock.
(5)  The named securityholder is a director of the Company.
(6) The named securityholder is the President and a director of the Company and is registering herein 100,000 shares of the Common Stock held by it. Does not include shares 330,187 shares owned by the securityholder's spouse and 370,193 shares held in the Vt Trust No. 2 of which Mr. McReynolds is the trustee.
(7) James M. Cassidy is the sole shareholder and director of Pierce Mill Associates, Inc. James Cassidy is a principal in the law firm of Cassidy & Associates, the law firm which prepared the Registration Statement of which this Prospectus is a part.
(8) The named securityholder is registering herein 40,000 shares of its Common Stock.
(9) Includes 43,750 shares of Common Stock owned by the named securityholder's spouse and 43,750 Series B Warrants of which 21,875 are being registered herein. The named securityholder is registering 50,000 shares of Common Stock herein.

                           DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

     The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares.

INCORPORATION

     TTI Technologies, Inc. (the "Company") incorporated under the laws of Delaware was formed through a merger between its predecessor TTI Technologies, Inc. incorporated under the laws of Delaware and a pre-existing Delaware corporation, Lanham Acquisitions, Inc. The Company's Certificate of Incorporation, By-Laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

     The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 6,545,008 shares were outstanding as of the date hereof.

     Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this Offering will be, when issued and delivered, fully paid and non-assessable.

     Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

     All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

LOCK UP AGREEMENT

     Pursuant to the terms of the Merger Agreement of Exeter Engineering, Inc. with and into TTIC, a wholly-owned subsidiary of the Company, the Company issued an aggregate of 800,000 shares of the Company's Common Stock and $500,000 in cash to the sole shareholders of Exeter Engineering, Jeffrey Batchman and Michael Wilkinson, in exchange for all the issued and outstanding shares of stock of Exeter Engineering. The Company agreed to register with the Securities and Exchange Commission 400,000 of the 800,000 shares of the Company's Common Stock issued pursuant to the merger. The Merger Agreement provides for lockup periods governing the sale of the 400,000 shares being registered. The first lockup period consists of the two months following the Effective Date of the Registration Statement of which this Prospectus is a part. During the first lockup period, Messrs. Batchman and Wilkinson may sell an aggregate of not more than 50,000 registered shares per month. The second lockup period runs from September 1, 1998 through November 30, 1998. During the second lock up period, Messrs. Batchman and Wilkinson may sell an aggregate of not more than 50,000 registered shares per month. The third lockup period runs from January 1, 1999 through June 30, 1999. No sales of such shares may be made other than in the periods designated prior to June 30, 1999. During the third lockup period, Messrs. Batchman and Wilkinson may sell an aggregate of not more than 50,000 registered shares per month so long as no more than an aggregate of 150,000 registered shares are sold by Messrs. Batchman and Wilkinson during this six month period.

VOTING TRUST AGREEMENTS

     Certain of the shareholders of the Company are bound by the terms and provisions of three voting trust agreements. "VT Agreement No. 1" was entered into by Ronald B. Roots, his spouse, and Timothy J. McReynolds, the President and a director of the Company. Mr. And Mrs. Roots placed an aggregate of 151,887 shares in the voting trust ("VT Trust No. 1") created by VT Agreement No. 1. As of the date hereof there are 445,872 (as adjusted) shares of Common Stock in VT Trust No. 1 comprising 31 holders of the voting trust certificates thereunder. Douglas D. Kluver, the son-in-law of Mr. Roots, has been appointed to serve as voting trustee of this trust.

     VT Agreement No. 1 provides that trustee serve as the voting trustee with sole voting power with respect to all shares in the VT Trust No. 1. All shares in the trust will remain bound by the terms of (and transferees take such shares subject to) the voting trust agreement until the voting trustee agrees to release all or any portion of such shares or until the voting trust agreement is terminated. VT Agreement No. 1 expires by its terms on December 31, 2001, but the trustee has agreed to terminate the VT Trust No. 1 on the third anniversary of the Effective Date hereof if such date is occurs prior to December 31, 2001.

     VT Agreement No. 2 was entered into February 7, 1994 by Ronald B. Roots and Frederick P. Beierle. Mr. Beierle placed the 281,431 shares of Common Stock then held by him into the voting trust created (VT Trust No. 2) by the VT Agreement No. 2 of which 9,412 were subsequently transferred out of the trust with the consent of the trustee. Mr. Roots served as the initial voting trustee with sole voting power with respect to all shares in the trust but resigned in December, 1995. Mr. McReynolds was named successor voting trustee with identical powers. All shares in the trust will remain bound by the terms of (and transferees take such shares subject to) the voting trust agreement until the voting trustee agrees to release all or any portion of such shares or until the voting trust agreement is terminated. There are currently a total of 370,193 of Common Stock in this trust. VT Agreement No. 2 expires by its terms on the earlier of December 31, 2001, or the Effective Date hereof.

PARTICIPATION AGREEMENT

     In connection with a purchase of shares of Common Stock by Timothy McReynolds, the President and a director of the Company, from Ronald B. Roots in December, 1995, Messrs. McReynolds and Roots entered into an agreement which, among other matters, provided that neither Mr. Roots nor Mr. McReynolds would undertake a disposition of Common Stock owned by them without first providing the other the opportunity to avail himself of such a disposition. Intra-family transfers are exempt from the agreement as are transfers made by Mr. McReynolds to employees of the Company or to persons providing funding for Mr. McReynolds' purchase of the Common Stock from Mr. Roots.

PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of
20,000,000 shares of Preferred Stock, $.0001 par value per share.   As of the
date hereof, no preferred stock has been designated or issued. The designation of such issued Preferred Stock provides that each such share of Preferred Stock will have one vote on all matters on which shareholders are entitled to vote. Preferred Stock provides for liquidation and dividend preference, if any dividends were to be declared by the Board of Directors.

     In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Preferred Stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the Preferred Stock, but holders of the shares of the Preferred Stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Preferred Stock ("senior liquidation stock") has been paid in full. The holders of Preferred Stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the Preferred Stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the liquidation preference of the shares of the Preferred Stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

     The Board of Directors is authorized to provide for the issuance of additional shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

     The above descriptions concerning the Common and Preferred Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

     The following is a summary of certain provisions of the Company's Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the Warrant Agreement filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

SERIES A WARRANTS

     The Company has issued 393,750 Series A Warrants of which 196,875 are offered hereby. The Series A Warrants registered hereby may be separately transferred immediately upon the Effective Date hereof. Each Series A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 100% of the public offering price per share of the Company's common stock subject to adjustment from time to time, commencing on July 25, 1997 and expiring on the third anniversary of the initial public offering provided that at such time a current prospectus relating to the underlying Common Stock is in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The exercise price and maturity date of the Series A Warrants are subject to adjustment at the discretion of the Company. The Series A Warrants are subject to redemption by the Company commencing at a price of $.05 per Warrant on 15 days' written notice.

SERIES B WARRANTS

     The Company has issued 1,185,627 Series B Warrants of which 592,813 are offered hereby. The Series B Warrants registered hereby may be separately transferred immediately upon the Effective Date hereof. Each Series B Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.29 per share, subject to adjustment from time to time, commencing December 10, 1996 and expiring December 31, 1999 provided that at such time a current prospectus relating to the underlying Common Stock is in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The exercise price and maturity date of the Series B Warrants are subject to adjustment at the discretion of the Company. The right of the Company to redeem the Series B Warrants may only be exercised if and after the Company has consummated an underwritten initial public offering of the Company's securities from which the Company has delivered gross proceeds of at least $5,000,000. The Series B Warrants are subject to redemption by the Company commencing at a price of $.05 per Series B Warrant on 15 days' written notice.

SERIES C WARRANTS

     The Company has issued 600,000 Series C Warrants of which 300,000 are offered hereby. The Series C Warrants registered hereby may be separately transferred immediately upon the Effective Date hereof. Each Series C Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $.10 per share, subject to adjustment from time to time, commencing December 31, 1997 and expiring December 31, 2000 provided that at such time a current prospectus relating to the underlying Common Stock is in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The exercise price and maturity date of the Series C Warrants are subject to adjustment at the discretion of the Company.

SERIES D WARRANTS

     The Company has issued 87,500 Series D Warrants of which 43,750 are offered hereby. The Series D Warrants registered hereby may be separately transferred immediately upon the Effective Date hereof. Each Series

D Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of 120% of the public offering price per share of the Company's common stock subject to adjustment from time to time, commencing the date of closing of an initial public offering and expiring March 31, 2000 provided that at such time a current prospectus relating to the underlying Common Stock is in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The exercise price and maturity date of the Series C Warrants are subject to adjustment at the discretion of the Company. The right of the Company to redeem Series D Warrants may only be exercised if and after the Company has consummated an underwritten initial public offering of the Company's securities and the bid price of the Company's Common Stock, as quoted on NASDAQ is equal to or greater than the exercise price of the Series D Warrant for a period of fifteen consecutive trading days and the Company has filed a registration statement registering the Shares underlying the Series D Warrant. The Series D Warrants are subject to redemption by the Company commencing at a price of $.05 per Warrant on 30 days' written notice.

FAHEY WARRANTS

     The Company has issued to Michael G. Fahey, a director of the Company, 167,328 Fahey Warrants of which 83,664 are offered hereby. The Fahey Warrants registered hereby may be separately transferred immediately upon the Effective Date hereof. Each Fahey Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $1.43, subject to adjustment, exercisable by December 31, 1998 with the exercise price to be paid at least $80,000 in cash and the remainder by promissory note.

PIERCE MILL WARRANTS

     The Company has issued 150,000 Pierce Mill Warrants of which all are offered hereby. The Pierce Mill Warrants registered hereby may be separately transferred immediately upon the Effective Date hereof. Each Pierce Mill Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.00 per share of the Company's common stock subject to adjustment from time to time, commencing on December 31, 1997 and expiring December 31, 2000 provided that at such time a current prospectus relating to the underlying Common Stock is in effect and the underlying Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The exercise price and maturity date of the Pierce Mill Warrants are subject to adjustment at the discretion of the Company.

ADMISSION TO QUOTATION ON NASDAQ SMALLCAP MARKET OR NASD OTC BULLETIN BOARD

     There is currently no established public trading market for the securities and the Company does not have a market maker for such securities. A market maker sponsoring a company's securities is required for listing of securities on any of the public trading markets, including the NASD OTC Bulletin Board. If the Company is able to obtain a market maker for its Securities, the Company intends to apply for admission of its Securities on the NASD OTC Bulletin Board. The Company anticipates that its securities will be quoted in the daily quotation sheets of the National Quotation Bureau, Inc. (the "Pink Sheets") until, if ever, the Company is able to locate a market maker and to meet other listing requirements. It is possible that the Company will not be able to locate a market maker that will agree to sponsor the Company's securities and the Company's Securities will continue to be traded on the Pink Sheets. Even if the Company does locate a market maker, there is no assurance that its securities will be able to meet the requirements for such quotation or that the securities will be accepted for listing on the NASD OTC Bulletin Board.

     When possible, the Company intends to apply for listing of the Shares on the NASD OTC Bulletin Board, but there can be no assurance that the Company will be able to obtain such listing. The over-the-counter market ("OTC") differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

     At such time that it is qualified to do so, the Company plans to apply for admission to quotation on the Nasdaq SmallCap Market. To qualify for listing on the NASD SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year than market capitalization must be at least $50,000,000); (4) have a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders. There is no assurance that the Company will ever meet the requirements of the Nasdaq SmallCap Market.

TRANSFER AGENT AND REGISTRAR

     Continental Stock Transfer & Trust Company acts as the registrar and transfer agent for the Company's Securities.

REPORTS TO SHAREHOLDERS

     The Company will furnish to its shareholders annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                             PLAN OF DISTRIBUTION

     The Company may receive proceeds from the sale of the Company Shares aggregating up to $2,500,000 and $3,054,055 from the exercise of all the Warrants. However, there is no assurance that any Company Shares will be sold or that any Warrants will be exercised. The Company has not located any underwriter for the sale of the Company Shares and the Company Shares will be offered through the Company's officers and directors. No sales commission will be paid to any officer or director of the Company. The Company will reimburse its officers and directors for expenses incurred in connection with the offer and sale of the Securities. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states.

     The Company will not receive the proceeds of any sale of the securities by the Selling Securityholders. The Selling Securityholder securities may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.

     At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of Common Stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

     The securities sold by the Selling Securityholders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

     In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

     The Company will pay all of the expenses incident to the registration of the Securities (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                 LEGAL MATTERS

LEGAL PROCEEDINGS

     The Company is not a party to any litigation and management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

     Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof will be fully paid and non-assessable. James M. Cassidy, a principal of Cassidy & Associates, is an officer and director of Pierce Mill Associates, Inc., a Selling Securityholder herein of 150,000 shares of Common Stock and the Pierce Mill Warrants held by it for sale.


                                    EXPERTS

     The consolidated financial statements of TTI Technologies, Inc. and subsidiary as of December 31, 1997, and 1996 and for each of the years in the three year period ended December 1997, and the financial statements of Exeter Engineering, Inc. as of October 31, 1997 and 1996, and for each of the years in the three year period ended October 31, 1997, have been included herein and in the registration statement of which this Prospectus is a part in reliance upon the report of KPMG Peat Marwick, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP concerning the December 31, 1997 financial statements of TTI Technologies, Inc. contains an explanatory paragraph that states that the Company's recurring losses from operations and net working capital and stockholders' deficit raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The report of KPMG Peat Marwick LLP concerning the October 31, 1997 financial statements of Exeter Engineering, Inc., contains an explanatory paragraph that states that Company's recurring losses from operations and net working capital and stockholders' deficit raise substantial doubt about the entity's ability to continue as a going concern.


                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

     The Company will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.

                     TTI TECHNOLOGIES, INC. AND SUBSIDIARY

                       Consolidated Financial Statements

                          December 31, 1997 and 1996

                  (With Independent Auditors' Report Thereon)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Financial Statements

INDEX

--------------------------------------------------------------------------------

                                                                                                                      Page
                                                                                                                      ----
Independent Auditors' Report..................................................................................          1

Consolidated Balance Sheets - December 31, 1997 and 1996......................................................          2

Consolidated Statements of Operations - Three-year Period Ended December 31, 1997.............................          3

Consolidated Statements of Stockholders' Equity (Deficit) - Three-year Period Ended
     December 31, 1997........................................................................................          4

Consolidated Statements of Cash Flows - Three-year Period Ended December 31, 1997.............................          5

Notes to Consolidated Financial Statements....................................................................          6

                         INDEPENDENT AUDITORS' REPORT



 The Board of Directors
 TTI Technologies, Inc.:


 We have audited the accompanying consolidated financial statements of TTI Technologies, Inc. and subsidiary, as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TTI Technologies, Inc. and subsidiary as of December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

 The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholder's deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

                             KPMG PEAT MARRICK LLP

 March 20, 1998, except
     as to the second paragraph of
     Note 4 and the third and fifth
     paragraphs of Note 11, which
     are as of as of May 4, 1998

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 1997 and 1996

------------------------------------------------------------------------------------------------------------------------------------

                                              ASSETS                                               1997             1996
------------------------------------------------------------------------------------------------------------------------------------
Current assets:
        Cash                                                                                  $        10,194            4,603
        Employee advances                                                                              35,185           72,857
        Trade accounts receivable, less allowance for doubtful
                accounts of $20,658 in 1997                                                           474,655          364,854
        Note receivable                                                                                75,813                -
        Inventories                                                                                    54,345           47,174
        Costs and estimated profits/losses in excess of billings on uncompleted contracts             238,761          155,520
        Prepaid expenses                                                                                3,326            5,290
------------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                  892,279          650,298

Property, plant and equipment, net                                                                    237,536          160,315
Construction in progress on plant held for sale                                                       223,010          299,409
Other assets                                                                                          718,063                -
Intangible assets, net of accumulated amortization of $121,846 in 1997 and $103,309 in 1996           123,136           47,673
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              $     2,194,024        1,157,695
------------------------------------------------------------------------------------------------------------------------------------

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------------------------

Current liabilities:
        Accounts payable                                                                      $     1,166,994        1,153,047
        Notes payable                                                                               2,031,759          197,472
        Notes payable to related parties                                                            1,133,616        1,555,252
        Current portion of long-term debt                                                             246,388            4,300
        Billings in excess of costs on uncompleted contracts                                          654,957          634,245
        Other current liabilities                                                                     439,364          600,768
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                           5,673,078        4,145,084
------------------------------------------------------------------------------------------------------------------------------------
Long-term debt, excluding current portion                                                             286,140           13,178
------------------------------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit):
        Preferred stock (nondesignated as to dividends and preferences), par value
                 of $.0001.  Authorized 20,000,000 shares; none issued or outstanding                       -                -
        Common stock, par value of $.0001.  Authorized 100,000,000 shares; issued
                and outstanding 5,346,069 shares in 1997 and 3,908,867 shares in 1996                     535              391
        Additional paid-in capital                                                                  5,086,735        2,686,915
        Notes receivable - common stock subscription                                                 (532,724)
        Accumulated deficit                                                                        (8,319,740)      (5,687,873)
------------------------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                                        (3,765,194)      (3,000,567)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              $     2,194,024        1,157,695
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Operations

Three-year period ended December 31, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      1997              1996           1995
------------------------------------------------------------------------------------------------------------------------------------
Sales:
  Construction                                                         $            84,501           863,164              -
  Fabrication                                                                    5,433,936         1,554,848         48,840
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 5,518,437         2,418,012         48,840
------------------------------------------------------------------------------------------------------------------------------------
Cost of goods sold:
  Construction                                                                      76,398         1,924,594              -
  Loss on writedown of construction in progress on plant
        held for sale                                                                    -           523,620              -
  Fabrication                                                                    5,218,831         1,315,102         43,317
------------------------------------------------------------------------------------------------------------------------------------
                                                                                 5,295,229         3,763,316         43,317
------------------------------------------------------------------------------------------------------------------------------------
Gross profit (loss)                                                                223,208        (1,345,304)         5,523

Selling, general and administrative expenses                                     2,390,122         1,738,419        981,394
------------------------------------------------------------------------------------------------------------------------------------
Operating loss                                                                  (2,166,914)       (3,083,723)      (975,871)
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
  Interest income                                                                      629               595          1,518
  Interest expense                                                                (502,658)         (168,644)             -
  Miscellaneous income                                                              37,076                 -              -
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  (464,953)         (168,049)         1,518
------------------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                                        (2,631,867)       (3,251,772)      (974,353)

Income taxes                                                                             -                 -              -
------------------------------------------------------------------------------------------------------------------------------------
Net loss                                                               $        (2,631,867)       (3,251,772)      (974,353)
------------------------------------------------------------------------------------------------------------------------------------
Loss per share:
  Basic                                                                $             (0.62)            (0.83)         (0.27)
------------------------------------------------------------------------------------------------------------------------------------
  Diluted                                                              $             (0.62)            (0.83)         (0.27)
------------------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding:
  Basic                                                                          4,246,959         3,901,998      3,671,240
------------------------------------------------------------------------------------------------------------------------------------
  Diluted                                                                        4,246,959         3,901,998      3,671,240
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Stockholders' Equity (Deficit)

Three-year period ended December 31, 1997

----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                     Total
                                                                      Additional      Notes                     stockholders'
                                                           Common     paid - in    receivable    Accumulated       equity
                                            Shares         stock       capital     stockholder     deficit        (deficit)
----------------------------------------------------------------------------------------------------------------------------------
Balance (deficit), December 31, 1994         3,526,748  $      353     1,970,447        -          (1,461,748)          509,052

Issuance of common stock for:
        Note payable conversion (including
         accrued interest)                     164,540          16       299,675        -                -              299,691
        Cash                                    21,473           2        39,098        -                -               39,100
        Services performed                       4,118           1         7,499        -                -                7,500
Net loss                                           -            -          -            -            (974,353)         (974,353)
----------------------------------------------------------------------------------------------------------------------------------

Balance (deficit), December 31, 1995         3,716,879         372     2,316,719        -          (2,436,101)         (119,010)

Issuance of common stock for:
        Business combination                   123,531          13       225,166        -                -              225,179
        Services performed                      24,707           2        45,034        -                -               45,036
        Cash                                    43,750           4        99,996        -                -              100,000
Net loss                                           -            -          -            -          (3,251,772)       (3,251,772)
----------------------------------------------------------------------------------------------------------------------------------

Balance (deficit), December 31, 1996         3,908,867         391     2,686,915        -          (5,687,873)       (3,000,567)

Issuance of common stock for:
        Notes receivable - stockholder         452,844          45       643,587     (643,632)           -                -
        Payments on notes receivable -
         stockholder                               -            -          -          110,908            -              110,908
        Cash                                    43,750           4        53,121        -                -               53,125
        Cash in conjunction with Bridge
         Notes                                  87,500           9       106,241        -                -              106,250
        Notes payable conversion
         (including accrued interest)          744,944          75     1,602,769        -                -            1,602,844
        Business combinations                  150,000          15           985        -                -                1,000
        Services performed                      11,084           1        23,352        -                -               23,353
Repurchase and retirement of
 common stock                                  (52,920)         (5)      (96,385)       -                -              (96,390)
Issuance of stock warrants                         -            -         66,150        -                -               66,150
Net loss                                           -            -          -            -          (2,631,867)       (2,631,867)
----------------------------------------------------------------------------------------------------------------------------------

Balance (deficit), December 31, 1997         5,346,069  $      535     5,086,735     (532,724)     (8,319,740)       (3,765,194)
----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Three-year period ended December 31, 1997

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   1997         1996        1995
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                                 $ (2,631,867)   (3,251,772)   (974,353)
   Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation and amortization                                                                78,110       154,626      45,577
     Loss on sale of property, plant and equipment                                                   460         7,300          -
     Noncash charges                                                                              89,503        45,036       7,500
     Changes in assets and liabilities:
        Trade accounts receivable                                                               (109,801)     (311,661)         -
        Inventories                                                                               (7,171)        8,716          -
        Cost and estimated profit/losses in excess of billings on uncompleted contracts          (83,241)     (155,520)         -
        Prepaid expenses                                                                           1,964        53,814     (18,689)
        Construction in progress on plant held for sale                                           76,399       530,891    (116,086)
        Accounts payable                                                                          13,947       814,248     199,904
        Billings in excess of costs of uncompleted contracts                                      20,712       412,480     306,967
        Other current liabilities                                                                 (7,560)      513,568      54,497
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by operating activities                                                         (2,558,545)   (1,178,274)   (494,683)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
   Additions to employee advances, net                                                           (38,141)      (50,057)    (19,000)
   Additions to other assets                                                                    (718,063)           -           -
   Additions to intangible assets                                                               (105,000)           -           -
   Additions to property, plant and equipment                                                   (136,294)      (46,404)    (82,001)
   Proceeds from sale of property, plant and equipment                                            10,040            -           -
------------------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                           (987,458)      (96,461)   (101,001)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
   Proceeds (repayments) from issuance of notes payable, net                                   1,834,287      (252,028)    400,000
   Proceeds from issuance of notes payable to related parties                                     30,492     1,413,252     142,000
   Repayments of notes payable to related parties                                               (452,128)           -           -
   Proceeds from issuance of long-term debt                                                    1,979,172        12,860           -
   Repayments of long-term debt                                                                  (14,122)       (5,925)     (3,384)
   Proceeds from issuance of common stock                                                        159,375       100,000      39,100
   Payments on notes receivable - common stock subscription                                      110,908            -           -
   Payment to repurchase common stock                                                            (96,390)           -           -
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                      3,551,594     1,268,159     577,716
------------------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash                                                                    5,591        (6,576)    (17,968)

Cash at beginning of year                                                                          4,603        11,179      29,147
------------------------------------------------------------------------------------------------------------------------------------

Cash at end of year                                                                         $     10,194         4,603      11,179
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 1997 and 1996


 (1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              DESCRIPTION OF BUSINESS

        TTI Technologies, Inc. was incorporated under the name of Waste Conversion, Inc. on May 21, 1992. On August 8, 1992, the original articles of incorporation were amended to change the name to Waste-Mart, Inc. and on July 21, 1994 another amendment was made to change the name to Thermal Technologies, Inc. On November 6, 1995, Thermal Technologies, Inc. reincorporated under the laws of the state of Delaware (previously Nevada) and, among other things, changed its name to TTI Technologies, Inc. Effective December 30, 1997, TTI Technologies, Inc. merged with Lanham Acquisitions, Inc. (Lanham). Lanham, a Delaware shell corporation, was the surviving corporation and changed its name to "TTI Technologies, Inc." (the Company).

        The Company purchased certain patents in 1992 for the design of an apparatus that converts organic material into fuel. The Company further developed the apparatus into a de-gasification technology and system which can be used to volume reduce selected materials. The technology and systems can also be modified to produce fuel gas from organic material that is capable of self-sustaining operations. The result of these developments is a proprietary waste processing and energy production technology embodied in the Company's "Pyrolysis of Waste/Energy Recapture" system (the POWER System). The Company is engaged in the development and commercialization of that POWER System. Prior to January 1, 1996, the Company was in the development stage. As discussed in note 11, there can be no assurance that the Company will ever be successful in licensing, constructing or operating a POWER System for commercial use or that the POWER System will be technically or commercially viable.

        The Company also engages through its subsidiary, TTI Control Technologies, Inc., ("TTIC") in the fabrication and installation of food processing lines.

              PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, TTI Control Technologies, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

              REVENUE RECOGNITION

        The Company expects to sell POWER Systems and fabricated food processing lines, supervise the construction and installation of the equipment, and account for its revenue and expenses on a contract basis using the percentage-of-completion method for the recognition of revenue. Under this method, income is recognized as work on a contract progresses. The recognized income is that percentage of estimated total income that incurred costs to date bear to estimated total costs to complete the contract. Revisions in cost and profit estimates are made when conditions requiring such revisions become known. Anticipated losses on contracts are recognized in earnings as soon as such losses are determined to be probable and reasonably estimable.

              RESEARCH AND DEVELOPMENT

        Research and development costs are expensed as incurred. Research and development costs included in selling, general and administrative expenses were $85,298, $132,526 and $41,764 for the years ended December 31, 1997, 1996 and 1995, respectively. In 1996, the company entered into a project at Camp LeJeune, North Carolina under subcontract with the U.S. Environmental Protection Agency.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements



              INVENTORIES

        Inventories are stated at cost using the first-in, first-out (FIFO) method, which is not in excess of market and is comprised of finished goods.

              PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment is stated at cost. Depreciation is provided over the estimated useful life of the respective assets using accelerated methods. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.

              CONSTRUCTION IN PROGRESS ON PLANT HELD FOR SALE

        The costs of construction in progress on plant held for sale are stated at cost which is not in excess of market less cost of disposal. Costs of construction in progress on plant held for sale are comprised of construction costs, including equipment and component costs. During 1996, the POWER System that represents "construction in progress on plant held for sale" was disassembled and placed in storage. As a result of the disassembly, an analysis of the recoverable costs of the POWER System was performed. It was determined that the expected sales price less costs to reassemble and sell the POWER System was $523,620 less than the then current carrying cost and a writedown was recognized.

              OTHER ASSETS

        Other assets include primarily advances to Exeter Engineering Inc. (Exeter), as discussed in note 2. Also included in other assets is a 1% ownership interest in a nonpublic company. The investment is accounted at cost.

              IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

        The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations or liquidity.

              WARRANTY AND PRODUCT LIABILITY

        The Company offers its customers a limited one-year warranty. Estimated warranty costs are accrued and expensed at the time the revenue is recognized. Warranty costs have been immaterial to date. The Company carries product liability insurance in amounts considered sufficient by management.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements


              INCOME TAXES

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              LOSS PER SHARE

        In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings Per Share, which revised the calculation and presentation provisions of Accounting Principles Board (APB) Opinion 15 and related interpretations. SFAS No. 128, which was effective for periods ending after December 15, 1997, requires companies to present, both currently and retroactively, basic earnings per share and diluted earnings per share instead of primary and fully-diluted earnings per share which was previously required under APB Opinion 15. Accordingly, earnings per share for all periods presented have been restated to apply the provisions of SFAS No. 128. Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Diluted loss per share is computed by dividing net loss by weighted average number of shares of common shares outstanding after giving effect to equivalent common shares from dilutive stock warrants outstanding and convertible debt. As the Company incurred net losses for all periods presented, stock warrants and convertible debt outstanding were not dilutive and, therefore, basic and diluted loss per share are the same.

              USE OF ESTIMATES

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


 (2)    BUSINESS COMBINATION

        Effective December 30, 1997, the Company entered into a merger agreement with Lanham, as described in note 1. As a result of this merger, each outstanding share of common stock of TTI Technologies, Inc. was converted to 1.75 shares of Lanham's common stock. At the time of the merger, Lanham had 150,000 shares of its common stock outstanding. As Lanham was the surviving corporation, the authorized shares and par value of that entity's stock were adopted. The above changes have been given retroactive effect in the accompanying consolidated financial statements. The transaction was accounted for as a capital transaction in which TTI Technologies, Inc. issued stock for the net monetary assets of Lanham.

        Effective as of January 2, 1996, the Company acquired all of the assets of Hi-Tech, Inc., a Washington corporation (Hi-Tech), in exchange for a total of 123,531 shares of common stock. In addition, 24,707 shares of common stock were issued to individuals associated with Hi-Tech to ensure their services. Compensation expense of $45,036 was recorded in conjunction with this issuance. The transaction was accounted for as a purchase. The purchase price of $225,179 was in excess of the fair value of assets acquired of $318,661, net of liabilities assumed of $172,180 by $78,698. This amount was considered acquired research and development and was recognized as an expense during 1996.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements



        The allocation of the purchase price of the above combinations are as follows:

-------------------------------------------------------------------------------------
                                                                1997        1996
-------------------------------------------------------------------------------------
        Cash                                                    $ 1,000         -
        Trade accounts receivable                                   -         53,193
        Inventory                                                   -         55,890
        Cost in excess of billings on uncompleted contracts         -         85,202
        Prepaid expenses                                            -         25,415
        Property, plant and equipment                               -         98,961
        Intangible assets                                           -         78,698
        Accounts payable                                            -        (65,229)
        Notes payable to related parties                            -        (49,500)
        Other current liabilities                                   -        (49,866)
        Long-term debt                                              -         (7,585)
        Stockholder's deficit                                    (1,000)    (225,179)
-------------------------------------------------------------------------------------

        Cash paid                                               $   -           -
-------------------------------------------------------------------------------------

        Effective January 29, 1998, the Company entered into a merger agreement with Exeter Engineering, Inc. ("Exeter"). The Company has merged TTIC and Exeter and the surviving company was named TTI Exeter, Inc. All of the outstanding stock of Exeter was acquired for $500,000 cash and 800,000 shares of common stock. The shares issued in conjunction with this merger will be valued based on the fact that the former stockholders of Exeter may elect to sell all or a portion of the Company's shares received. If these shares sell for a gross price of less than $5.00 per share, the Company is obligated to issue additional shares or cash, at the seller's option, for the difference. The Company has structured this guarantee by agreeing to pay the difference between $5.00 and the sales price received by the former stockholders of Exeter for each share sold with such deficiencies, if any, due at scheduled settlement dates. Pursuant to the terms of the merger agreement, the company agreed to register with the United States Securities and Exchange Commission 400,000 of the 800,000 shares of the Company stock issued pursuant to the merger. The merger agreement provides for lockup periods governing the sale of the 400,000 shares being registered. If the Company is unable to create a market for its securities, the Company may be obligated to pay the former shareholders of Exeter up to an aggregate of $4,000,000 in cash or stock over the next two years. The Company has also agreed to provide TTI Exeter, Inc. with capital and operating budgets which include providing to TTI Exeter, Inc., by January 28, 1999, a $500,000 line of credit for operations, $100,000 in research and development monies, $500,000 for improvement of equipment and facilities, approximately $150,000 in marketing funding, and $150,000 for application against TTIC's accounts payable. The Company has pledged 100% of its stock ownership in TTI Exeter, Inc. as a security interest to the selling shareholders of Exeter in case the Company does not honor all of its obligations contained in the merger agreement. The Company will be in default on its obligations if it (1) fails to perform on its obligation to assure a minimum $5.00 per share sales price for the shares (2) fails to make funding available to TTI Exeter, Inc. by January 28, 1999 (3) had made any warranty in the pledge agreement that proves to be false in any material respect when made or furnished or (4) transfers all or substantially all of TTI Exeter, Inc.'s assets in a single or series of transactions without the consent of the former shareholders of Exeter.

        This transaction will be accounted for as a purchase. Prior to December 31, 1997, the Company advanced Exeter $618,063. This amount is included in other assets in the accompanying consolidated balance sheets as of December 31, 1997. Upon consummation of the merger, $500,000 of the advance was applied to the purchase and the remaining $118,063 was repaid to the Company. Exeter engages in the design, fabrication and installation of entire fresh produce packing plants and portions of food processing lines.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements



        The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the above business combinations had occurred as on January 1, 1996:

--------------------------------------------------------------------------------
                                                       1997            1996
--------------------------------------------------------------------------------
        Sales                                     $  9,241,188       5,788,997
        Net loss                                    (3,327,548)     (4,660,808)
        Loss per share - basic                           (0.66)          (0.96)
        Loss per share - diluted                         (0.66)          (0.96)
--------------------------------------------------------------------------------

 (3)    PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment is summarized as follows:

--------------------------------------------------------------------------------
                                        Useful lives        1997        1996
--------------------------------------------------------------------------------
        Furniture and fixtures            7 years        $ 121,333     79,893
        Automobiles                       5 years           68,077     48,300
        Equipment                         5 years          131,985     71,909
        Leasehold improvements            5 years           21,164     21,164
                                                           -------    -------

                                                           342,559    221,266

        Less accumulated depreciation and amortization     105,023     60,951
                                                           -------    -------

                                                         $ 237,536    160,315
                                                           =======    =======

 (4)    NOTE PAYABLE TO BANK AND LONG-TERM DEBT

        At December 31, 1997, the Company has available lines of credit in the amounts of $2,000,000, $250,000 and $50,000. At December 31, 1997 and
        1996, the Company has $2,031,759 and $197,472 outstanding on these lines of credit. The maturity dates of these lines are December 15, 1998 ($2,000,000) and March 31, 1998 ($250,000 and $50,000), respectively.
        These lines carry interest rates of 2.5% over the regional prime ($2,000,000) and a fixed 10.5% ($250,000 and $50,000), respectively, and are secured by a lien on all current and hereafter acquired assets of the Company and are guaranteed by certain members of the Board of Directors.

        During May 1998, the Company closed an unsecured $4,000,000 line of credit facility with a bank to replace the above lines. The line of credit is due May 1, 2000 and bears interest at 2% over the Bank's reference rate with interest payable quarterly. The note is guaranteed by certain stockholders and directors of the Company. Events of default under the line of credit include, among other items, if any guarantor dies, any material adverse changes in the Company's financial condition occurs or the bank believes the prospect of payment or performance of the indebtedness is impaired; or the bank in good faith deems itself insecure. In the event of default, the bank may declare the entire unpaid principal balance on the line of credit and all accrued unpaid interest immediately due and payable, without notice.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements



        Long-term debt at December 31, 1997 and 1996 consists of the following:

-------------------------------------------------------------------------------------------------------------------------
                                                                                                   1997           1996
-------------------------------------------------------------------------------------------------------------------------
        10% promissory notes issued as part of Bridge Notes, net of value assigned to
            detachable equity (a)                                                              $ 233,013             -
        12% convertible notes payable, due June 30, 1999 (b)                                     250,000             -
        Various capital leases with interest ranging from 5.7% to 17%, including monthly payments of principal and interest of $1,502, due ranging from
            April 1999 to May 2002                                                                49,515           17,478
-------------------------------------------------------------------------------------------------------------------------

        Total long-term debt                                                                     532,528           17,478

        Less current installments                                                                246,388            4,300
-------------------------------------------------------------------------------------------------------------------------

        Long-term debt, excluding current installments                                         $ 286,140           13,178
-------------------------------------------------------------------------------------------------------------------------

        (a) The Company issued as part of the Bridge Notes, 48 units consisting of $25,000, 10% promissory notes, 4,000 shares of common stock and warrants to purchase 4,000 shares of common stock.
        (b) The Company has convertible notes outstanding which can be converted at the holders option into 65,625 shares of common stock at a conversion rate of $2.29 per common share. Accrued interest on the notes payable can also be converted into common stock at this rate.

        Maturities of these obligations for the years following December 31, 1997 are as follows: 1998, $246,388; 1999, $162,628; 2000, $13,010;
        2001, $9,005; and 2002, $1,497.


 (5)    COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS

---------------------------------------------------------------------------------------------------------
                                                                                    1997         1996
---------------------------------------------------------------------------------------------------------
        Cost incurred and estimated profit/losses on uncompleted contracts      $ 2,638,253    1,240,639
        Billings on uncompleted contracts                                         3,054,449    1,719,364
---------------------------------------------------------------------------------------------------------

                                                                                $  (416,196)    (478,725)
---------------------------------------------------------------------------------------------------------

        Included in the accompanying consolidated balance sheets under the following captions:

---------------------------------------------------------------------------------------------------------
                                                                                    1997        1996
---------------------------------------------------------------------------------------------------------
        Costs and estimated profit/losses in excess of billings
              on uncompleted contracts                                          $  238,761     155,520
        Billings in excess of costs on uncompleted contracts                       654,957     634,245
---------------------------------------------------------------------------------------------------------

                                                                                $ (416,196)   (478,725)
---------------------------------------------------------------------------------------------------------

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements

--------------------------------------------------------------------------------

 (6)    RELATED PARTY TRANSACTIONS

        During 1995, the Company rented certain office space from a related party. Rents paid totaled $6,850 in 1995. The Company has outstanding loans from related parties for $1,133,616 and $1,555,252 at December 31, 1997 and 1996, respectively. These unsecured notes payable are due in 1998 and carry an interest rate of 12%. Subsequent to year end, these notes were replaced with an unsecured note due July 1, 1999 as discussed in note 11.


 (7)    STOCK WARRANTS

        The Company has periodically issued stock warrants as incentives for investors, as part of business combinations and as compensation for loan guarantees and rent incentives. The Company has also issued stock warrants in conjunction with the issuance of Bridge Notes and the conversion of convertible notes payable as discussed in note 5.

        Information as to shares subject to stock warrants is as follows:

--------------------------------------------------------------------------------------------------------------------------
                                                                                                      Weighted average
                                                                                                       exercise price
                                                                                                    (excluding warrants
                                                             Number               Exercise           based on initial
                                                            of shares               price             public offering
                                                          under warrant          per warrant           [IPO] price)
--------------------------------------------------------------------------------------------------------------------------
        Warrants outstanding at December 31, 1994              350,000       $            (a)                 -
        Granted                                                 -                          -                  -
--------------------------------------------------------------------------------------------------------------------------
        Warrants outstanding at December 31, 1995              350,000                    (a)
        Granted                                                 -                          -                  -
--------------------------------------------------------------------------------------------------------------------------
        Warrants outstanding at December 31, 1996              350,000                    (a)
        Granted                                              2,190,155         2.00 - 5.00(a)(b)            2.96
--------------------------------------------------------------------------------------------------------------------------
        Warrants outstanding at December 31, 1997            2,540,155       $ 2.00 - 5.00(a)(b)            2.96
--------------------------------------------------------------------------------------------------------------------------
        Exercisable warrants at December 31, 1997            2,128,155       $ 2.00 - 5.00                  2.96
--------------------------------------------------------------------------------------------------------------------------

        (a) Included in these grants are stock warrants with an exercise price equal to 100% of the IPO price if the stock of the Company is offered publicly. These stock warrants would be exercisable for a three-year period after an IPO.

        (b) Included in these grants are stock warrants with an exercise price equal to 120% of the IPO price if the stock of the Company is offered publicly. These stock warrants would be exercisable after an IPO until March 31, 2000.

        The weighted average remaining contractual life of the outstanding stock warrants, excluding warrants based on an IPO, is 2.54 years.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements

--------------------------------------------------------------------------------

        For stock warrants that are issued to individuals other than employees, the Company has determined the fair value of stock warrants based on the fair value of services received. The expense recorded for the year ended December 31, 1997 was $66,150. For stock warrants issued to employees, the Company accounts for these warrants in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees and Related Interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Accordingly, the Company has not recognized compensation expense for its warrants granted to employees in 1997. In 1996, the Company adopted FASB Statement No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of stock-based awards to employees on the date of grant. FASB Statement No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net earnings and earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in FASB Statement No. 123 for warrants issued to employees. Had the Company accounted for the employee stock warrants under FASB Statement No. 123, the results of operations would not have been different than those reported.


 (8)    Information by Industry Segment

        As described in note 1, the Company is engaged in the development and commercialization of the POWER System, and in the fabrication and installation of food processing lines. The Company has elected to adopt the provisions of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company has chosen to differentiate segments by products and services provided. The following represents the segment information for the POWER System construction, controls fabrication and sorting fabrication segments:

--------------------------------------------------------------------------------------------------------------------
                                                                             1997               1996        1995
--------------------------------------------------------------------------------------------------------------------
        Revenues from external customers:
              Construction                                          $       84,501             863,164         -
              Fabrication                                                5,433,936           1,554,848      48,840
--------------------------------------------------------------------------------------------------------------------

        Intersegment revenues:
              Construction                                          $           -                   -          -
              Fabrication                                                       -               75,395         -
--------------------------------------------------------------------------------------------------------------------

        Interest expense, net of interest income:
              Construction                                          $      450,531             158,120         -
              Fabrication                                                   51,498              10,524         -
--------------------------------------------------------------------------------------------------------------------

        Depreciation and amortization:
              Construction                                          $       45,418              52,643      45,577
              Fabrication                                                   32,692             101,983         -
--------------------------------------------------------------------------------------------------------------------

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       1997           1996        1995
--------------------------------------------------------------------------------------------------------------------------------
        Segment profit (loss):
              Construction                                                       $   (2,165,978)   (3,175,915)   (974,353)
              Fabrication                                                              (465,889)      (75,857)         -
--------------------------------------------------------------------------------------------------------------------------------
        Other significant noncash items:
              Cost in excess of billings on uncompleted contracts:
                  Construction                                                   $           -             -           -
                  Fabrication                                                           238,761       155,520          -
--------------------------------------------------------------------------------------------------------------------------------
              Billings in excess of cost on uncompleted contracts:
                  Construction                                                   $           -        589,453          -
                  Fabrication                                                           654,957        44,792          -
--------------------------------------------------------------------------------------------------------------------------------
        Segment assets:
              Construction                                                       $    1,229,044       716,220   1,043,819
              Fabrication                                                               964,980       441,475          -
--------------------------------------------------------------------------------------------------------------------------------
        Expenditures for segment assets:
              Construction                                                       $        2,171         3,992      82,001
              Fabrication                                                               134,124        42,412          -
--------------------------------------------------------------------------------------------------------------------------------

 (9)    SUPPLEMENTAL CASH FLOW INFORMATION
--------------------------------------------------------------------------------------------------------------------------------
                                                                                           1997         1996        1995
--------------------------------------------------------------------------------------------------------------------------------
        Cash paid for interest                                                   $      793,102        56,258      46,313
--------------------------------------------------------------------------------------------------------------------------------

        During 1995, the Company issued 164,540 shares of common stock for the conversion of notes payable and related accrued interest and 4,118 shares of common stock for services performed. During 1996, the Company consummated a business combination for 123,531 shares of common stock and issued 24,707 shares of common stock for services performed as more fully described in note 2.

        During 1997, the Company consummated a business combination for 150,000 shares of common stock, as more fully described in note 2. The Company also issued 452,844, 744,944 and 11,084 shares of common stock for notes receivable-common stock subscription, conversion of notes payable and related accrued interest, and services performed, respectively. In addition, the Company issued stock warrants which were recorded as noncash expense.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements


--------------------------------------------------------------------------------
        Common stock issued for services performed are valued at market price of the Company's stock at the time of grant. Management typically uses a recent cash stock sale as the basis for the market price. Common stock issued for business combinations are valued at market price of the Company's stock at the time of grant. Common stock sold for notes receivable-common stock subscription are valued at market and are accounted for as a contra equity account that is reduced at the time payment on the note is received. Common stock issued for the conversion of notes payable and related accrued interest are valued per the terms of the convertible note agreement.

        Components of cash used for purchase of net assets, net of cash received, as reflected in the consolidated statements of cash flows are summarized as follows:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                      1997         1996
--------------------------------------------------------------------------------------------------------------------------------
        Fair value of assets acquired, including goodwill                                        $    1,000       397,359
        Fair value of liabilities assumed                                                                -       (172,180)
        Fair value of common stock issued                                                            (1,000)     (225,179)
--------------------------------------------------------------------------------------------------------------------------------
        Net cash used for purchase of net assets                                                 $       -             -
--------------------------------------------------------------------------------------------------------------------------------

(10)    INCOME TAXES

        The actual tax benefit for the three-year period ended December 31, 1997 differs from the "expected" tax benefit (computed by applying the U. S. federal corporate tax rate of 34% to loss before income taxes) as follows:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       1997           1996         1995
--------------------------------------------------------------------------------------------------------------------------------
        Computed "expected" tax benefit                                           $     894,841     1,105,602     331,280
        State tax benefit, net of federal income tax benefit                            136,953       101,085      43,390
        Tax benefits relating to net operating losses not recognized                 (1,031,794)   (1,197,678)   (367,225)
        Other                                                                                -         (9,009)     (7,445)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                  $          -             -           -
--------------------------------------------------------------------------------------------------------------------------------

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1997 and 1996 are presented below:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                   1997           1996
--------------------------------------------------------------------------------------------------------------------------------
        Deferred tax assets:
              Net operating loss carryforwards                                               $    2,611,694     1,579,900
              Less valuation allowance                                                            2,611,694     1,579,900
--------------------------------------------------------------------------------------------------------------------------------
        Net deferred tax assets                                                              $           -             -
--------------------------------------------------------------------------------------------------------------------------------

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements


        The net change in the total valuation allowance for the years ended December 31, 1997, 1996 and 1995 was increases of $1,031,794, $1,197,678 and $367,225, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of approximately $6,873,000 prior to the expiration of the net operating loss carryforwards in 2008 through 2012. Based upon the level of historical taxable losses, management believes it is more likely than not the Company will not realize the benefits of these deductible differences and has established a valuation allowance to fully offset deferred tax assets.

        At December 31, 1997, the Company has net operating loss carryforwards for federal income tax purposes of approximately $6,873,000 which are available to offset future federal taxable income, if any, through 2008 to 2012.


(11)    CONTINGENCIES

        As shown in the accompanying consolidated financial statements, the Company has incurred net losses of $2,631,867, $3,251,772 and $974,353, and has used cash in operating activities of $2,558,545, $1,178,274 and $494,683 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company has a working capital deficiency of $4,780,799 and a stockholders' deficit of $3,765,194 at December 31, 1997. These losses have been financed to date primarily through borrowings from related parties. Losses are due primarily to the fact that the Company's POWER System is pending final developmental refinements and has not yet become commercially viable. There can be no assurance that the Company will ever be successful in licensing, constructing or operating a POWER System for commercial use or that the POWER System will be technically or commercially viable.

        As discussed in note 2, the Company merged TTIC and Exeter in January 1998 to create TTI Exeter, Inc. Exeter has suffered recurring losses from operations and has working capital and stockholders' deficits. Exeter has incurred net losses of $44,536, $757,891 and $429,380 for the years ended October 31, 1997, 1996 and 1995, respectively. There can be no assurances that TTI Exeter, Inc. will not continue to operate at a net loss in the future.

        The Company believes that the capital raised from earlier sales of the Company's securities, operating revenues, and the $4,000,000 line of credit discussed in note 4 will not be sufficient to meet the Company's capital requirements for the next twelve months. The Company's capital requirements depend on numerous factors, including its ability to have its securities listed and trading at a certain price, rate of market acceptance of the Company's products, the Company's ability to maintain and expand its customer base, the level of resources required to expand the Company's marketing and sales organization and research and development activities, and other factors. The Company believes that in order to meet operating expenses and capital requirements for the next twelve months, that it will have to secure additional financing. There is no assurance that the Company will be able to obtain such financing on terms acceptable to it, if at all.

        As described in note 2, the Company may be obligated to pay the former shareholders of Exeter up to an aggregate of $4,000,000 in cash or stock over the next two years. Therefore, the timing and amount of such capital requirements cannot be accurately predicted. If capital requirements vary materially from those currently planned, the Company may require financing sooner than anticipated. The Company is currently seeking additional financing; however, there can be no assurance that any such commitments can be obtained on favorable terms, if at all. If the Company is unable to obtain financing as needed, the Company may default on its obligations to its creditors who would have the right to foreclose on TTI Exeter, Inc. which currently generates nearly all of the Company's revenues.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Financial Statements


        Management's plan for achieving profitable operations include capitalizing on its strategy of diversification into the produce grading, sorting, sizing equipment and packaging industry through the acquisition of Exeter as supplemental to its core business - the POWER system. The Company is developing a proactive sales and marketing program, along with on-going product developments with the objective of generating revenues, profits and market share. Management's plans for financing the working capital needs of the Company include raising additional equity and debt as well as restructuring existing debt. As described in note 4, during May 1998, the Company secured additional financing with a bank. In addition, the note payable and accrued interest to related parties in the amount of $1,628,812 at December 31, 1997 was restructured to be due July 1, 1999. Also, the Chairman of the Board of Directors has agreed to invest an additional $450,000 if necessary to meet cash needs of the Company during 1998-1999 and other directors have agreed to guarantee additional debt of $2,000,000 to meet the Company's cash flow requirements.

        Should the Company be unable to achieve profitable operations and obtain additional financing, the ability of the Company to continue as a going concern is in substantial doubt.


 (12)   COMMITMENTS

        The Company has entered into various noncancelable operating leases for office space and vehicles. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1997 are:

--------------------------------------------------------------------------------
         Year ending
         December 31,
--------------------------------------------------------------------------------
             1998                                                  $168,401
             1999                                                   163,341
             2000                                                   137,821
             2001                                                   112,267
             2002                                                   106,800
--------------------------------------------------------------------------------

        Rental expense was $112,821, $60,059 and $59,740 for the years ended December 31, 1997, 1996 and 1995, respectively. The Company expects to renew or replace operating leases in the normal course of business.

        One branch office is rented from a limited liability corporation in which a director is a shareholder. The rental expense on the office is immaterial.

        The Company adopted a 401(k) plan in 1997 which covers all employees who work more than 1,000 hours a year and have attained the age of 21. Participants may contribute up to 15% of their pay and their contributions are 100% vested at all times. The Company contributed $9,916 to the plan in 1997. Company contributions are 100% vested after 5 years.

              EXETER ENGINEERING, INC.

              Financial Statements

              October 31, 1997 and 1996

              (With Independent Auditors' Report Thereon)

EXETER ENGINEERING, INC.

Financial Statements

INDEX

                                                                                                                      Page
                                                                                                                      ----
Independent Auditors' Report.......................................................................................     1

Balance Sheets - October 31, 1997 and 1996.........................................................................     2

Statements of Operations - Three-year Period Ended October 31, 1997................................................     3

Statements of Stockholders' Equity (Deficit) - Three-year Period Ended October 31, 1997............................     4

Statements of Cash Flows - Three-year Period Ended October 31, 1997................................................     5

Notes to Financial Statements......................................................................................     6

                         INDEPENDENT AUDITORS' REPORT



   The Board of Directors
   Exeter Engineering, Inc.:


   We have audited the accompanying financial statements of Exeter Engineering, Inc., as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exeter Engineering, Inc. as of October 31, 1997 and 1996 and the results of its operations and cash flows for each of the years in the three-year period ended October 31, 1997, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has both a working capital and stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                             KPMG PEAT MARRICK LLP

   March 20, 1998

EXETER ENGINEERING, INC.

Balance Sheets

October 31, 1997 and 1996

--------------------------------------------------------------------------------------------------------------------

                                    ASSETS                                                 1997               1996
--------------------------------------------------------------------------------------------------------------------
Current assets:
    Cash                                                                         $         78,982             21,478
    Employee advances                                                                       2,338                -
    Current portion of notes receivable, trade                                            160,903             12,000
    Trade accounts receivable                                                             812,293            403,707
    Inventories                                                                            83,742            629,254
    Costs and earnings in excess of billings                                               20,932             40,421
    Prepaid expenses and other assets                                                      17,113             20,114
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                                    1,176,303          1,126,974

Property, plant and equipment, net                                                        121,107            160,976
Note receivable, trade, less current portion                                               97,769             45,307
Note receivable, related parties                                                           71,346             46,054
--------------------------------------------------------------------------------------------------------------------

                                                                                 $      1,466,525          1,379,311
--------------------------------------------------------------------------------------------------------------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------------------------------------------

Current liabilities:
    Book overdraft                                                               $         68,820             58,050
    Accounts payable                                                                      285,596            564,975
    Current portion of notes payable                                                      602,708            118,744
    Billings in excess of costs on uncompleted contracts                                  693,818            661,199
    Accrued withholdings                                                                  370,587            159,328
    Other accrued liabilities                                                              87,899            115,369
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                               2,109,428          1,677,665
--------------------------------------------------------------------------------------------------------------------

Notes payable, less current portion                                                       204,784            504,797
--------------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit):
    Capital stock, par $1; authorized 500,000 shares; issued and
      outstanding 90,000 shares in 1997 and 1996                                           90,000             90,000
    Deficit                                                                              (937,687)          (893,151)
--------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                              (847,687)          (803,151)
--------------------------------------------------------------------------------------------------------------------

                                                                                 $      1,466,525          1,379,311
--------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

EXETER ENGINEERING, INC.

Statements of Operations

Years ended October 31, 1997, 1996 and 1995

====================================================================================================================

                                                                        1997              1996              1995
--------------------------------------------------------------------------------------------------------------------
Sales                                                              $   3,722,751         3,370,985        4,083,188
Cost of goods sold                                                     2,232,948         2,515,616        3,032,605
--------------------------------------------------------------------------------------------------------------------

Gross profit                                                           1,489,803           855,369        1,050,583
--------------------------------------------------------------------------------------------------------------------
Expenses:
  Selling, general and administrative expenses                           766,650           781,582          788,220
  Technical support expense                                              308,201           418,502          219,894
  Manufacturing expense                                                  208,238           214,688          302,841
  Engineering and development                                            155,375           209,958          145,616
--------------------------------------------------------------------------------------------------------------------

Total expenses                                                         1,438,464         1,624,730        1,456,571
--------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                                   51,339          (769,361)        (405,988)
--------------------------------------------------------------------------------------------------------------------

Other income (expense):
  Interest income                                                         24,232             8,733            9,657
  Interest expense                                                      (125,886)          (61,800)         (96,490)
  Miscellaneous income                                                     5,779            64,537           63,441
--------------------------------------------------------------------------------------------------------------------

                                                                         (95,875)           11,470          (23,392)
--------------------------------------------------------------------------------------------------------------------

Loss before income taxes                                                 (44,536)         (757,891)        (429,380)

Income taxes                                                                   -                 -                -
--------------------------------------------------------------------------------------------------------------------

Net loss                                                           $     (44,536)         (757,891)        (429,380)
====================================================================================================================

See accompanying notes to financial statements.

EXETER ENGINEERING, INC.

Statements of Stockholders' Equity (Deficit)

Years ended October 31, 1997, 1996 and 1995

===============================================================================================================================

                                                                                                                   Total
                                                                                            Retained           stockholders'
                                                                         Common             earnings              equity
                                                   Shares                stock              (deficit)            (deficit)
-------------------------------------------------------------------------------------------------------------------------------
Balance, October 31, 1994                          90,000            $    90,000             294,120               384,120

Net loss                                                -                      -            (429,380)             (429,380)
-----------------------------------------------------------------------------------------------------------------------------

Balance (deficit), October 31, 1995                90,000                 90,000            (135,260)              (45,260)

Net loss                                                -                      -            (757,891)             (757,891)
-----------------------------------------------------------------------------------------------------------------------------

Balance (deficit), October 31, 1996                90,000                 90,000            (893,151)             (803,151)

Net loss                                                -                      -             (44,536)              (44,536)
-----------------------------------------------------------------------------------------------------------------------------

Balance (deficit), October 31, 1997                90,000            $    90,000            (937,687)             (847,687)
=============================================================================================================================

See accompanying notes to financial statements.

EXETER ENGINEERING, INC.

Statements of Cash Flows

Years ended October 31, 1997, 1996 and 1995

-------------------------------------------------------------------------------------------------------------------

                                                                           1997            1996             1995
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
 Net loss                                                           $     (44,536)        (757,891)       (429,380)
 Adjustments to reconcile net loss to net cash provided by
  (used in) by operating activities:
    Depreciation and amortization                                          47,229           47,500          56,837
    (Gain) loss on sale of property, plant and equipment                   23,269              518          (3,916)
    Changes in assets and liabilities:
      Trade accounts receivable                                          (408,586)         (61,830)       (109,982)
      Inventories                                                         545,512         (301,536)        432,702
      Costs and earnings in excess of billings                             19,489          (40,421)         37,213
      Prepaid expenses and other assets                                     3,001           (2,344)        (17,770)
      Accounts payable                                                   (279,379)         249,614          18,366
      Billings in excess of costs on uncompleted contracts                 32,619          648,236          12,963
      Accrued withholdings                                                211,257           86,921           8,131
      Other accrued liabilities                                           (27,470)          (8,489)         37,679
-------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) operating activities                       122,405         (139,722)         42,843
-------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
 Proceeds from (increases in) employee advances and notes receivable     (228,995)          88,568             549
 Proceeds from sale of property, plant and equipment                       51,900                -           4,000
 Additions to property, plant and equipment                               (82,529)         (22,234)        (36,238)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) investing activities                      (259,624)          66,334         (31,689)
-------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
 Repayments of notes payable                                               (9,903)         (34,095)              -
 Proceeds from issuance of notes payable                                  193,856           51,730          20,433
 Change in book overdraft                                                  10,770           11,443          46,607
 Repayments of long-term debt                                                   -                -         (62,442)
-------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                 194,723           29,078           4,598
-------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                            57,504          (44,310)         15,752

Cash at beginning of year                                                  21,478           65,788          50,036
-------------------------------------------------------------------------------------------------------------------

Cash at end of year                                                $       78,982           21,478          65,788
-------------------------------------------------------------------------------------------------------------------

Supplemental cash flow information:
 Cash paid for:
  Interest                                                         $      112,945           61,800          96,489
-------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

EXETER ENGINEERING, INC.

Notes to Financial Statements

October 31, 1997, 1996 and 1995


 (1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              DESCRIPTION OF BUSINESS

        Exeter Engineering, Inc. (the "Company") is a California corporation that manufactures and sells mechanized material handling products, computerized process controls and electronic optical recognition systems. The Company operates in a market selling graders, sizers and other machinery and systems primarily in the citrus and potato processing industries.


              REVENUE RECOGNITION

        The Company accounts for its revenue and expenses on a contract basis using the percentage-of-completion method for the recognition of revenue. Under this method, income is recognized as a contract progresses. The recognized income is that percentage of estimated total income that incurred costs to date bear to estimated total costs to complete the contract. Revisions in cost and profit estimates are made when conditions requiring such revisions become known. Anticipated losses on contracts are recognized in earnings as soon as such losses are determined to be probable and reasonably estimable.


              INVENTORIES

        Inventories are valued at the lower of cost or market. Cost of inventory is determined by the accumulation of the costs of materials, labor and direct overhead.


              PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment is stated at cost. Depreciation is provided over the estimated useful life of the respective assets using the straight-line and accelerated methods. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset.


              IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

        The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on November 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations or liquidity.

              RESEARCH AND DEVELOPMENT

        Research and development costs are expensed as incurred. Research and development costs included in selling, general and administrative expenses were $637, $6,999 and $4,561 in 1997, 1996 and 1995, respectively.

                                                                     (Continued)

EXETER ENGINEERING, INC.

Notes to Financial Statements




              WARRANTY AND PRODUCT LIABILITY

        The Company offers a limited one-year warranty. Estimated warranty costs are accrued and expensed at the time revenue is recognized. Warranty costs to date have been immaterial. The Company carries product liability insurance in amounts considered sufficient by management.


              INCOME TAXES

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


              USE OF ESTIMATES

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


 (2)    CONTRACT BILLING STATUS

        Information with respect to the billing status of uncompleted contracts was as follows at October 31:

==========================================================================================================================
                                                                                              1997              1996
--------------------------------------------------------------------------------------------------------------------------
       Costs incurred on uncompleted contracts                                          $    2,992,593         2,203,901
       Estimated earnings                                                                      144,720            85,574
--------------------------------------------------------------------------------------------------------------------------

                                                                                             3,137,313         2,289,475

       Less billings to date                                                                 3,810,199         2,910,253
--------------------------------------------------------------------------------------------------------------------------

                                                                                        $     (672,886)         (620,778)
==========================================================================================================================

       Included in accompanying balance sheets
           under the following captions:
             Costs and estimated earnings in excess of billings
                on uncompleted contracts                                                $       20,932            40,421
             Billings in excess of costs and estimated earnings on
                uncompleted contracts                                                         (693,818)         (661,199)
--------------------------------------------------------------------------------------------------------------------------

                                                                                        $     (672,886)         (620,778)
==========================================================================================================================

                                                                     (Continued)

EXETER ENGINEERING, INC.

Notes to Financial Statements

===========================================================================================================================

 (3)    PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment is summarized as follows:

===========================================================================================================================
                                                                   Useful lives                   1997           1996
---------------------------------------------------------------------------------------------------------------------------
       Furniture and fixtures                                      7 years                 $   152,762        149,704
       Automobiles                                                 5 years                     156,318        225,404
       Equipment                                                   5 years                     190,257        187,521
       Leasehold improvements                                      5 years                      93,060         93,061
                                                                                           --------------------------------

                                                                                               592,397        655,690

       Less accumulated depreciation and amortization                                          471,290        494,714
                                                                                           --------------------------------

                                                                                           $   121,107        160,976
                                                                                           ================================


                                                                     (Continued)

EXETER ENGINEERING, INC.

Notes to Financial Statements


__________________________________________________________________________________________________________________
 (4)    Long-term Debt

        Long-term debt at October 31, 1997 and 1996 consists of the following:

                                                                                       1997            1996
------------------------------------------------------------------------------------------------------------------

__________________________________________________________________________________________________________________
       Note payable in monthly installments of $409 including interest at 11.90%,
          paid February 1997, secured by vehicle                                  $      -             6,018
       Note payable in monthly installments of $584 including interest at 9.95%,
          paid March 1997, secured by vehicle                                            -             9,106
       Note payable in monthly installments of $626 including interest at 8.25%,
          paid May 1997, secured by vehicle                                              -            11,118
       Note payable in monthly installments of $320 including interest at 7.00%,
          final payment is due October 1998, secured by vehicle                        1,263           4,565
       Note payable in monthly installments of $493 including interest at 8.99%,
          final payment is due February 1999, secured by vehicle                       5,991          11,523
       Note payable in monthly installments of $410 including interest at 10.90%,
          final payment is due October 2000, secured by vehicle                       11,940          15,081
       Note payable in monthly installments of $879 including interest at 9.99%,
          final payment is due January 2001, secured by vehicle                       29,165             -
       Note payable in monthly installments of $639 including interest at 8.00%,
          final payment is due June 2002, secured by vehicle                          29,779             -
       Note payable with no monthly principal due and interest paid monthly at prime plus 1.5% on outstanding principal, principal due May 1999,
          unsecured                                                                  188,152          96,887
       Note payable with no monthly principal due and interest paid monthly at
          9.00% on outstanding principal, entire principal due January 1998,
          unsecured                                                                  168,500         185,000
       Note payable in monthly installments of $4,614 including interest at
          10.00%, final payment is due April 1999, secured by UCCL                    68,854             -
       Note payable in monthly installments of $3,249 including interest at 8.00%, final payment is due July 2001, secured by accounts receivable and
          machinery and equipment                                                    165,209         195,838
       Note payable, with an interest rate of 8.5%, due on demand, unsecured          14,477          13,405
       Note payable, with an interest rate of 8.25%, due on demand, unsecured         41,601          75,000
       Note payable, with an interest rate of 8.0%, due on demand, unsecured          26,561             -
       Note payable, with an interest rate of 8.5%, due on demand, unsecured           6,000             -
       Note payable, with an interest rate of 8.5%, due on demand, unsecured          50,000             -
------------------------------------------------------------------------------------------------------------------

       Total long-term debt                                                          807,492         623,541

       Less current installments                                                     602,708         118,744
------------------------------------------------------------------------------------------------------------------

       Long-term debt, excluding current installments                             $  204,784         504,797
------------------------------------------------------------------------------------------------------------------

        Maturities of these obligations for the years following October 31, 1997 are as follows: 1998, $602,708; 1999, $72,283; 2000, $55,809; 2001,
        $46,726; and 2002, $29,966.

EXETER ENGINEERING, INC.

Notes to Financial Statements



 (5)    Income Taxes

        The actual tax benefit for the three-year period ended October 31, 1997 differs from the "expected" tax benefit (computed by applying the U. S. federal corporate tax rate of 34% to loss before income taxes) as follows:


----------------------------------------------------------------------------------------------------------------
                                                                 1997             1996             1995
----------------------------------------------------------------------------------------------------------------
        Computed "expected" tax benefit                    $    (15,100)         (257,700)        (146,000)
        State tax expense (benefit), net of federal income
           tax benefit                                            7,600           (45,000)         (28,500)
        Change in the valuation allowance for deferred tax
           assets                                               (75,100)          217,800          200,500
        Penalties                                                33,300             7,300              -
        Other                                                    49,300            77,600          (26,000)
----------------------------------------------------------------------------------------------------------------

                                                           $        -                 -                -
----------------------------------------------------------------------------------------------------------------

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at October 31, 1997, 1996 and 1995 are as follows:

----------------------------------------------------------------------------------------------------------------
                                                                      1997             1996             1995
----------------------------------------------------------------------------------------------------------------
        Deferred tax assets:
           Timing differences on percentage of completion      $    166,000          225,000          75,000
           Accounts receivable principally due to allowance
               for doubtful accounts                                 69,700          136,800         125,500
           Net operating loss carryforwards                          58,900           56,500             -
           Other                                                     48,600              -               -
----------------------------------------------------------------------------------------------------------------

        Total gross deferred tax assets                             343,200          418,300         200,500

        Less valuation allowance                                   (343,200)        (418,300)       (200,500)
----------------------------------------------------------------------------------------------------------------

        Net deferred tax assets                                $        -                -               -
----------------------------------------------------------------------------------------------------------------

 (6)    Commitments

        The Company has entered into various noncancelable operating leases for office space. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of October 31, 1997 are:

----------------------------------------------------------------------------------------------------------------
        Year ending October 31:
             1998                                                                          $    72,000
             1999                                                                               72,000
             2000                                                                               72,000
             2001                                                                               72,000
----------------------------------------------------------------------------------------------------------------

                                                                    (Continued)

ENTER ENGINEERING, INC.

Notes to Financial Statements

________________________________________________________________________________

        Rental expense was $91,060, $83,756 and $76,939 for the years ended October 31, 1997, 1996 and 1995, respectively. The Company expects to renew or replace operating leases in the normal course of business.

 (7)    MAJOR CUSTOMERS

        Sales to one major customer amounted to approximately $740,000 in 1996. No other customer represented 10% or more of sales in 1997, 1996 or 1995.

 (8)    SUBSEQUENT EVENTS

        Effective January 31, 1998, the Company entered into a merger agreement with TTI Technologies, Inc. ("TTI"). All of the outstanding stock of the Company was acquired for $500,000 and 800,000 shares of TTI common stock. The shares issued in conjunction with this merger will be valued based on the fact that the former stockholder of the Company may elect to sell all or a portion of TTI's shares received. If these shares sell for a gross price less than $5.00 per share, TTI is obligated to issue additional shares or cash, at the sellers' option, for the difference.

 (9)    CONTINGENCY

        As shown in the accompanying financial statements, the Company has incurred net losses of $44,536, $757,891 and $429,380 for the years ended October 31, 1997, 1996 and 1995, respectively, and has both a working capital and stockholders' deficit of $933,125 and $847,687, respectively at December 31, 1997. Should the Company be unable to achieve profitable operations and obtain additional financing, the ability of the Company to continue as a going concern is in substantial doubt.

        Management of TTI is attempting to raise additional equity and negotiating a new debt agreement.

(10)    MANUFACTURING AGREEMENTS

        In 1986, the Company entered into a manufacturing agreement with International Accu Pack Systems, Inc. ("Accu Pack Systems"), a closely held Californian company. Accu Pack Systems developed and owned the infrared technology of the Accu Pack Sizer. Under the terms of the agreement, the Company will produce, install, service and maintain Accu Pack Sizers in accordance with the plans and specifications provided by Accu Pack Systems. Under the terms of the agreement, Accu Pack Systems retains ownership of its proprietary technology and the Company has the exclusive right to sell the Accu Pack Sizer. Accu Pack Systems receives 10% of the net revenues from sales of the Accu Pack Sizer. Accu Pack Systems co-developed the transport system for the potato graders and as a result received 2% of the net sales from revenues of the Accu Vision potato grader.

        Upon effectiveness of the merger described in Note 8, TTI assumed the existing exclusive consulting and license agreement between the Company and George Mills dated January 1, 1992. As a consultant, Mr. Mills is paid an annual sum of $60,000, payable monthly, with 5% annual increases. The Company exclusively licenses the rights to the Accu Vision Grader from Mr. Mills and pays a royalty fee on various applications of the Accu Vision Grader. The Company pays Mr. Mills 3% of net revenues from sales of the citrus grader and citrus puff detection systems, 3% of net revenues from sales of the Accu Vision Potato Grader, and 1.5% of net revenues from sales of the combined potato grader/sizers.

               TTI TECHNOLOGIES, INC. AND SUBSIDIARY

               Condensed Consolidated Financial Statements

               June 30, 1998

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Financial Statements

INDEX

________________________________________________________________________________

                                                                                                            Page
                                                                                                            ----
Condensed Consolidated Balance Sheets - June 30, 1998 and December 31, 1997..........................        1

Condensed Consolidated Statements of Operations - Six Months Ended June 30, 1998 and 1997............        2

Condensed Consolidated Statements of Cash Flows - Six Months Ended June 30, 1998 and 1997............        3

Notes to Condensed Consolidated Financial Statements.................................................        4

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

June 30, 1998 and December 31, 1997

(Unaudited)

============================================================================================================================

                                                                                                   June 30,    December 31,
                                          ASSETS                                                     1998          1997
----------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash                                                                                       $     194,694      10,194
     Employee advances and notes receivable                                                            94,260     110,998
     Trade accounts receivable, net                                                                   526,521     474,655
     Inventories                                                                                    1,186,648      54,345
     Costs and estimated profits/losses in excess of billings on uncompleted contracts                512,098     238,761
     Prepaid expenses                                                                                  21,859       3,326
----------------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                2,536,080     892,279

     Property, plant and equipment, net                                                               623,515     237,536
     Construction in progress on plant held for sale                                                  223,010     223,010
     Other assets                                                                                     100,000     718,063
     Intangible assets, net                                                                         4,384,657     123,136
----------------------------------------------------------------------------------------------------------------------------

                                                                                                $   7,867,262   2,194,024
============================================================================================================================

                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------------------------------------------------------------------------------------

Current liabilities:
     Accounts payable                                                                           $    684,162    1,166,994
     Notes payable                                                                                 4,946,862    2,278,147
     Notes payable to related parties                                                                283,195    1,133,616
     Billings in excess of costs on uncompleted contracts                                          1,054,059      654,957
     Other current liabilities                                                                       240,784      439,364
----------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                          7,209,062    5,673,078
----------------------------------------------------------------------------------------------------------------------------

Long-term debt, excluding current portion                                                          2,169,462      286,140
----------------------------------------------------------------------------------------------------------------------------

Stockholders' equity (deficit):
     Preferred stock, par value of $.0001                                                                  -            -
     Common stock, par value of $.0001                                                                   597          535
     Additional paid-in capital                                                                   10,084,643    5,086,735
     Notes receivable - common stock subscription                                                   (425,147)    (532,724)
     Accumulated deficit                                                                         (11,171,355)  (8,319,740)
----------------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                                       (1,511,262)  (3,765,194)
----------------------------------------------------------------------------------------------------------------------------

                                                                                                $  7,867,262    2,194,024
============================================================================================================================

See accompanying notes to condensed consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

Six months ended June 30, 1998 and 1997

(Unaudited)

-----------------------------------------------------------------------------------------------------------------------

                                                                                       1998               1997
-----------------------------------------------------------------------------------------------------------------------
   Sales:
            Construction                                                        $            -                    -
            Fabrication                                                                  2,128,729            2,064,087
-----------------------------------------------------------------------------------------------------------------------

                                                                                         2,128,729            2,064,087
-----------------------------------------------------------------------------------------------------------------------

   Cost of goods sold:
            Construction                                                                     -                    -
            Fabrication                                                                  2,110,864            1,652,507
-----------------------------------------------------------------------------------------------------------------------

                                                                                         2,110,864            1,652,507
-----------------------------------------------------------------------------------------------------------------------

   Gross profit                                                                             17,865              411,580

   Selling, general and administrative expenses                                          2,508,057              963,663
-----------------------------------------------------------------------------------------------------------------------

   Operating loss                                                                       (2,490,192)            (552,083)
-----------------------------------------------------------------------------------------------------------------------

   Other income (expense):
            Interest expense                                                              (376,471)            (164,506)
            Miscellaneous income (expense)                                                  15,049               (1,553)
-----------------------------------------------------------------------------------------------------------------------

                                                                                          (361,422)            (166,059)
-----------------------------------------------------------------------------------------------------------------------

   Loss before income taxes                                                             (2,851,614)            (718,142)

   Income taxes                                                                              -                    -
-----------------------------------------------------------------------------------------------------------------------

   Net loss                                                                     $       (2,851,614)            (718,142)
-----------------------------------------------------------------------------------------------------------------------

   Loss per share:
            Basic                                                               $            (0.52)               (0.17)
-----------------------------------------------------------------------------------------------------------------------

            Diluted                                                             $            (0.52)               (0.17)
-----------------------------------------------------------------------------------------------------------------------

   Weighted average common shares outstanding:
            Basic                                                                        5,488,155            4,183,999
-----------------------------------------------------------------------------------------------------------------------

            Diluted                                                                      5,488,155            4,183,999
-----------------------------------------------------------------------------------------------------------------------

See accompanying notes to condensed consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

Six months ended June 30, 1998 and 1997

(Unaudited)

-------------------------------------------------------------------------------------------------------------------------

                                                                                                    1998        1997
-------------------------------------------------------------------------------------------------------------------------
Net cash used by operating activities                                                          $ (2,370,114) (1,580,166)
-------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
     Payment to Exeter Engineering, Inc., net of cash received                                     (441,719)       -
     Additions to employee advances and notes receivable, net                                      (102,407)   (544,571)
     Additions to intangible assets                                                                    -       (143,996)
     Additions to property, plant and equipment                                                        -        (27,114)
-------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                                              (544,126)   (715,681)
-------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
     Proceeds from issuance of notes payable, net                                                 4,090,986     386,729
     Proceeds from issuance of notes payable to related parties                                     500,000      (4,711)
     Repayments of notes payable to related parties                                              (1,657,746)       -
     Proceeds from issuance of long-term debt                                                          -      1,893,665
     Proceeds from issuance of common stock                                                         165,500      53,121
--------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                         3,098,740   2,328,804
--------------------------------------------------------------------------------------------------------------------------

Net increase in cash                                                                                184,500      32,957

Cash at beginning of year                                                                            10,194       4,603
--------------------------------------------------------------------------------------------------------------------------

Cash at end of year                                                                            $    194,694      37,560
--------------------------------------------------------------------------------------------------------------------------

See accompanying notes to condensed consolidated financial statements.

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements


(1)  PRESENTATION

     The condensed consolidated financial statements include the accounts of TTI Technologies, Inc. and its wholly-owned subsidiary TTI Exeter, Inc. (See note 2) (the "Company"). All significant inter-company transactions have been eliminated in consolidation.

     The condensed consolidated financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position, operating results and cash flows for the interim periods. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained elsewhere in the Prospectus for the year ended December 31, 1997. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results for the entire fiscal year ending December 31, 1998.

(2)  BUSINESS COMBINATION

     Effective January 29, 1998, the Company entered into a merger agreement with Exeter Engineering, Inc. ("Exeter"). The Company has merged TTIC and Exeter and the surviving company was named TTI Exeter, Inc. All of the outstanding stock of Exeter was acquired for $500,000 cash and 800,000 shares of common stock. The shares issued in conjunction with this merger will be valued based on the fact that the former stockholders of Exeter may elect to sell all or a portion of the Company's shares received. If these shares sell for a gross price of less than $5.00 per share, the Company is obligated to issue additional shares or cash, at the seller's option, for the difference. The Company has structured this guarantee by agreeing to pay the difference between $5.00 and the sales price received by the former stockholders of Exeter for each share sold with such deficiencies, if any, due at schedules settlement dates. Pursuant to the terms of the merger agreement, the company agreed to register with the United States Securities and Exchange Commission 400,000 of the 800,000 shares of the Company stock issued pursuant to the merger. The merger agreement provides for lockup periods governing the sale of the 400,000 shares being registered. If the Company is unable to create a market for its securities, the Company may be obligated to pay the former shareholders of Exeter up to an aggregate of $4,000,000 in cash or stock over the next two years. The Company has also agreed to provide TTI Exeter, Inc. with capital and operating budgets which include providing to TTI Exeter, Inc., by January 28, 1999, a $500,000 line of credit for operations, $100,000 in research and development monies, $500,000 for improvement of equipment and facilities, approximately $150,000 in marketing funding, and $150,000 for application against TTIC's accounts payable. The Company has pledged 100% of its stock ownership in TTI Exeter, Inc. as a security interest to the selling shareholders of Exeter in case the Company does not honor all of its obligations contained in the merger agreement. The Company will be in default on its obligations if it (1) fails to perform on its obligation to assure a minimum $5.00 per share sales price for the shares (2) fails to make funding available to TTI Exeter, Inc. by January 28, 1999 (3) had made any warranty in the pledge agreement that proves to be false in any material respect when made or furnished or (4) transfers all or substantially all of TTI Exeter, Inc.'s assets in a single or series of transactions without the consent of the former shareholders of Exeter.

     This transaction was accounted for as a purchase. Accordingly the result of operations of Exeter have been included in the accompanying condensed consolidated financial statements since the effective date of the merger. Exeter engages in the design, fabrication and installation of entire fresh produce packing plants and portions of food processing lines.


                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements


        The allocation of the purchase price of the above combination are as follows:

        Employee advances and notes receivable                 $      306,002
        Trade accounts receivable                                     686,662
        Inventory                                                   1,894,264
        Prepaid expenses                                               18,001
        Property, plant and equipment                                 421,615
        Intangible assets                                           4,558,014
        Accounts payable                                             (288,217)
        Notes payable                                                (461,051)
        Notes payable to related parties                             (807,325)
        Billings in excess of costs on uncompleted contracts       (1,693,695)
        Other current liabilities                                    (192,551)
        Stockholder's deficit                                      (4,000,000)
--------------------------------------------------------------------------------

        Cash paid, net of cash received                        $      441,719
--------------------------------------------------------------------------------

         The following sets forth the pro forma results of operations as if the merger with Exeter Engineering, Inc. had occurred as of January 1, 1996. This pro forma information may not necessarily be indicative of actual results had the merger occurred on January 1, 1996.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          Six months ended    Six months ended
                                            June 30, 1998       June 30, 1997
--------------------------------------------------------------------------------
        Net sales                              $2,302,292        $3,075,420
        Net loss                              $(2,961,378)        $(773,711)
        Loss per share - Basic                     $(0.48)           $(0.47)
        Loss per share - Diluted                   $(0.48)           $(0.47)
--------------------------------------------------------------------------------


(3)  LONG-TERM DEBT

     On May 4, 1998, the Company borrowed $4,000,000 from U.S. Bank National Association. The Company entered into a promissory note for repayment of the loan in one principal payment of $4,000,000 due on May 1, 2000 plus interest set at the Bank's national reference rate plus two percent. On May 4, 1998, the applicable interest rate was 10.5% per annum but is subject to change during the term of the loan. The loan is unsecured by the Company but personally guaranteed by certain stockholders and directors of the Company. Events of default under the promissory note include, among other items, if any guarantor dies, any material adverse changes in the Company's financial condition occurs or the bank believes the prospect of payment or performance of the indebtedness is impaired; or the bank in good faith deems itself insecure. In the event of default, the bank may declare the entire unpaid principal balance on the line of credit and all accrued unpaid interest immediately due and payable, without notice. As a result of the Bank's acceleration rights under the note, the outstanding balance of the note is classified as a current liability at June 30, 1998.

     On March 1, 1998, the Company borrowed $500,000 from Ridges, a Nebraska Limited Partnership and related party, by execution of a promissory note with 12% interest per annum, with principal and all accrued interest due on or before January 2, 1999.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements


(4)  LOSS PER SHARE

     Loss per share of common stock has been computed on the basis of Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which revised the calculation and presentation provisions of Accounting Principals Board (APB) Opinion 15 and related interpretations. SFAS No. 128, which is effective for periods ending after December 15, 1997, requires companies to present, both currently and retroactively, basic earnings per share and diluted earnings per share instead of primary and fully-diluted earnings per share which was previously required under APB Opinion 15. Accordingly, earnings per share for all periods presented have been restated to apply the provisions of SFAS No. 128.

(5)  CONTINGENCIES

     The Company has incurred net losses of $2,631,867, $3,251,772 and $974,353, and has used cash in operating activities of $2,558,545, $1,178,274 and $494,683 for the years ended December 31, 1997, 1996 and 1995, respectively. For the six months ended June 30, 1998, the Company incurred a net loss of $2,851,614 and used cash in operations of $2,370,114. The Company has a working capital deficiency of $4,672,982 and a stockholders' deficit of $1,511,262 at June 30, 1998. Losses are due primarily to the fact that the Company's POWER System is pending final developmental refinements and has not yet become commercially viable. There can be no assurance that the Company will ever be successful in licensing, constructing or operating a POWER System for commercial use or that the POWER System will be technically or commercially viable.

     As discussed in note 2, the Company merged TTIC and Exeter in January 1998 to create TTI Exeter, Inc. Exeter has incurred net losses of $44,536, $757,891 and $429,380 for the years ended October 31, 1997, 1996 and 1995, respectively. The net loss of Exeter since January 29, 1998 is included in the loss for the six months ended June 30, 1998 discussed above. There can be no assurances that TTI Exeter, Inc. will not continue to operate at a net loss in the future.

     The Company believes that the capital raised from earlier sales of the Company's securities, operating revenues, and the $4,000,000 note payable discussed in note 3 will not be sufficient to meet the Company's capital requirements for the next twelve months. The Company's capital requirements depend on numerous factors, including its ability to have its securities listed and trading at a certain price, rate of market acceptance of the Company's products, the Company's ability to maintain and expand its customer base, the level of resources required to expand the Company's marketing and sales organization and research and development activities, and other factors. The Company believes that in order to meet operating expenses and capital requirements for the next twelve months, that it will have to secure additional financing. There is no assurance that the Company will be able to obtain such financing on terms acceptable to it, if at all.

     As described in note 2, the Company may be obligated to pay the former shareholders of Exeter up to an aggregate of $4,000,000 in cash or stock over the next two years. Therefore, the timing and amount of such capital requirements cannot be accurately predicted. If capital requirements vary materially from those currently planned, the Company may require financing sooner than anticipated. The Company is currently seeking additional financing; however, there can be no assurance that any such commitments can be obtained on favorable terms, if at all. If the Company is unable to obtain financing as needed, the Company may default on its obligations to its creditors who would have the right to foreclose on TTI Exeter, Inc. which currently generates nearly all of the Company's revenues.

                                                                     (Continued)

TTI TECHNOLOGIES, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements


     Management's plan for achieving profitable operations include capitalizing on its strategy of diversification into the produce grading, sorting, sizing equipment and packaging industry through the acquisition of Exeter as supplemental to its core business - the POWER system. The Company is developing a proactive sales and marketing program, along with on-going product developments with the objective of generating revenues, profits and market share. Management's plans for financing the working capital needs of the Company include raising additional equity and debt as well as restructuring existing debt. As described in note 3, during May 1998, the Company has secured additional financing. In addition, the note payable and accrued interest to related parties in the amount of $283,195 at June 30, 1998 was restructured to be due July 1, 1999. Also, the Chairman of the Board of Directors has agreed to invest an additional $450,000 if necessary to meet cash needs of the Company during 199 1999 and other directors have agreed to guarantee additional debt of $2,000,000 to meet the Company's cash flow requirements.

     Should the Company be unable to achieve profitable operations and obtain additional financing, the ability of the Company to continue as a going concern is in substantial doubt.

                     TTI TECHNOLOGIES, INC. AND SUBSIDIARY

             Pro Forma Condensed Consolidated Financial Statements
                             Basis of Presentation


The following unaudited pro forma condensed consolidated financial statements give effect to TTI Technologies, Inc. and Subsidiary ("TTI") merging with Exeter Engineering, Inc. ("Exeter") as if that merger occurred on January 1, 1997 using the purchase method of accounting. Exeter merged with TTI's subsidiary, TTI Control Technologies, effective January 29, 1998. The surviving Corporation was named TTI Exeter, Inc. Consequently, the historical financial statements of TTI include the results of operations for Exeter since the effective date.

The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of TTI for the year ended December 31, 1997 and for the six months ended June 30, 1998 and of Exeter for the year ended October 31, 1997 and for the one month ended January 1998 and should be read in conjunction with those financial statements and notes thereto.

The unaudited pro forma condensed consolidated financial statements do not necessarily indicate the results that would have actually occurred if the acquisitions had been in effect on the date indicated or that may occur in the future.

                     TTI TECHNOLOGIES, INC. AND SUBSIDIARY

           Pro Forma Condensed Consolidated Statement of Operations

                         Year ended December 31, 1997
                                  (Unaudited)


                                              TTI            Exeter           Pro forma        Pro forma
                                                                             adjustments          TTI
Net sales                            $    5,518,437         3,722,751                          9,241,188
Cost of goods sold                        5,295,229         2,232,948                          7,528,177
                                       ------------         ---------                        -----------
Gross profit                                223,208         1,489,803                          1,713,011
Operating expenses                        2,390,122         1,438,464      (a) 651,145         4,479,731
Other expenses, net                         464,953            95,875                            560,828
                                     --------------      ------------                        -----------
Net loss                             $   (2,631,867)          (44,536)                        (3,327,548)
                                     ==============      ============                        ===========

Loss per share - Basic               $        (0.62)                                               (0.66)
                                              =====                                                =====
Loss per share - Diluted             $        (0.62)                                               (0.66)
                                              =====                                                =====

Weighted average common
   shares outstanding - Basic             4,246,959                        (b) 800,000         5,046,959
                                          =========                                            =========
                      - Diluted           4,246,959                        (b) 800,000         5,046,959
                                          =========                                            =========

See accompanying notes to pro forma condensed consolidated financial statements.

                     TTI TECHNOLOGIES, INC. AND SUBSIDIARY

           Pro Forma Condensed Consolidated Statement of Operations

                        Six months ended June 30, 1998
                                  (Unaudited)

                                              TTI            Exeter           Pro forma        Pro forma
                                                                             adjustments          TTI
Net sales                            $    2,128,729           173,563                          2,302,292
Cost of goods sold                        2,110,864            35,343                          2,075,521
                                          ---------------------------                          ---------
Gross profit                                 17,865           208,906                            226,771
Operating expenses                        2,508,057           258,681       (a)   54,262       2,821,000
Other expenses, net                         361,422             5,727                            367,149
                                     --------------     -------------                       ------------
Net loss                             $  (2,851,614)          (55,502)                        (2,961,378)
                                     ==============     =============                       ============

Loss per share - Basic               $       (0.52)                                               (0.48)
                                             ======                                               ======
Loss per share - Diluted             $       (0.52)                                               (0.48)
                                             ======                                               ======

Weighted average common
   shares outstanding - Basic            5,488,155                          (b)  685,053      6,173,238
                                         =========                                            =========
                      - Diluted          5,488,155                          (b)  685,083      6,173,238
                                         =========                                            =========

See accompanying notes to pro forma condensed consolidated financial statements.

                     TTI TECHNOLOGIES, INC. AND SUBSIDIARY

        Notes to Pro Forma Condensed Consolidated Financial Statements
                                  (Unaudited)




(1)      BUSINESS COMBINATION

         Effective January 29, 1998, the Company entered into a merger agreement with Exeter Engineering, Inc. ("Exeter"). Exeter was merged with the Company's wholly owned subsidiary, TTI Control Technologies, Inc. The surviving corporations was named TTI Exeter, Inc. All of the outstanding stock of Exeter was acquired for $500,000 cash and 800,000 shares of common stock. The shares issued in conjunction with this merger were valued based on the fact that the former stockholders of Exeter may elect to sell all or a portion of the Company's shares received. If these shares sell for a gross price of less than $5.00 per share, the Company is obligated to issue additional shares or cash, at the seller's option, for the difference. This transaction was accounted for as a purchase. Accordingly the result of operations of Exeter have been included in the historical condensed consolidated financial statements since the effective date of the merger. Exeter engages in the design, fabrication and installation of entire fresh produce packing plants and portions of food processing lines.

         (a)  Excess Purchase Price Over Fair Value of Net Assets Acquired

              For purposes of the pro forma condensed consolidated statements of operations, an adjustment of $651,145 and $54,262 has been made to record additional amortization required for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively. Goodwill is to be amortized over seven years.

         (b)  Loss Per Share

              For purposes of the pro forma condensed consolidated statements of operations, an adjustment of 800,000 shares for the year ended December 31, 1997 and 685,053 for the six months ended June 30, 1998 has been added to weighted average common shares outstanding to reflect the shares issued in connection with the merger of Exeter.

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither
the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.
This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.
                           ------------------------

                               TABLE OF CONTENTS

                                                                                                                    Page
Prospectus Summary......................................................................................................
Risk Factors............................................................................................................
The Company ............................................................................................................
Use of Proceeds.........................................................................................................
Dilution................................................................................................................
Financing...............................................................................................................
Business................................................................................................................
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations.............................................................................................................
Management..............................................................................................................
Recent Transactions.....................................................................................................
Security Ownership of Certain
  Beneficial Owners and Management......................................................................................
Concurrent Sales by Selling Securityholders.............................................................................
Description of Securities...............................................................................................
Legal Proceedings.......................................................................................................
Legal Matters...........................................................................................................
Experts.................................................................................................................
Available Information...................................................................................................
Index to Financial Statements...........................................................................................

         Until 90 days after the Effective Date, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            =======================




                            TTI Technologies, Inc.

                        500,000 Shares of Common Stock;
                        888,500 shares of Common Stock,
                            1,367,103 Warrants and
                       1,367,103 Shares of Common Stock
                           underlying such Warrants
                       to be sold by the Holders Thereof






                                  ----------
                                  PROSPECTUS
                                  ----------




                              August  ____, 1998





                            =======================

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


   Filing Fee - Securities and Exchange Commission            $  2,230
   Fees and Expenses of Accountants                            135,000
         Fees and Expenses of legal counsel                    100,000
   Blue Sky Fees and Expenses                                    5,000
   Printing and Engraving Expenses                               3,000
   Miscellaneous Expenses                                        3,000

         Total                                                $248,230


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

       The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

       INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

       As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash or services. All sales made within the United States or to United States citizens or residents, were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Date           Shareholder                             Number of Shares          Consideration
----           -----------                             ----------------          -------------
11/06/95       Ronald Roots                                780,707              $1,031,226
11/06/95       Karma Roots                                  40,648              Included above
11/06/95       Timothy McReynolds(Voting Trust #1)         286,446              $0
11/06/95       Ronald Roots                                281,431              $196,694
11/06/95       Timothy McReynolds                          266,956              $144,332
11/06/95       Jeannette McReynolds                          2,353              $2,500
11/06/95       Terracare, Inc.                              81,701              $111,807
11/06/95       Mech-Chem Associates, Inc.                  188,236              $80,000
11/06/95       Donald Gall                                   2,353              $2,500
11/06/95       Jordan Fox-Collis                             2,353              $2,500
11/06/95       Frank West                                   15,687              $50,000
11/06/95       Michael Dudding                               7,844              $25,000
11/06/95       Alan Bogge                                    7,884              $25,000
11/06/95       Robert Brummer                                9,412              $30,000
11/06/95       James Lukas                                  17,074              $54,422
11/06/95       John Feagler                                 20,160              $64,256
11/06/95       Mustang Partnership                          16,703              $53,239
11/06/95       Waste Partnership                            23,383              $74,533
11/06/95       Rolland & Bonnie Collins                     16,703              $53,239
11/06/95       McReynolds, as Trustee of trust              58,824              $0
11/06/95       Joseph A.  Macchietto                         7,844              $25,000
11/06/95       Horace Ginn, Marian Ginn                        942              $3,000
11/06/95       Andrew Ginn and Kathleen Ginn                   942              $3,000
11/06/95       Kathleen Ginn                                   942              $3,000
11/06/95       Joseph Simpson and Kathy Simpson              1,600              $5,100
11/06/95       George Kotch                                  2,353              $7,500
01/25/96       John Feagler                                 12,353              $26,250
02/15/96       Edward Zachary                                5,000              $25,000
01/15/96       Michael Amick                                 5,000              $25,000
01/25/96       Hematology Associates PC                     10,000              $50,000
04/11/96       Robert Hancock                                5,000              $25,000
06/25/96       HiTech, Inc.                                 70,589              acquisition
06/25/96       Jordan Fox-Collis                            14,118              acquisition
06/25/96       George Kotch                                  2,500              employee bonus
06/25/96       Raymond Pape                                  4,000              $200,000
03/19/97       Michael Fahey                               104,384              $221,816
03/19/97       Ronald Burns                                104,384              $221,816
05/05/97       James McClymond                              25,000              $13,125
09/05/97       John Wiskowski                                8,000              $50,000
09/05/97       Arthur Steinberg                              8,000              $50,000
09/15/97       Ronald Carson                                 4,000              $25,000
09/15/97       Robert Crawford                               4,000              $25,000
09/15/97       Victor Radzibaba                              4,000              $25,000
09/15/97       Stanley Magid                                 4,000              $25,000
09/15/97       James Venezia                                 4,000              $25,000
09/22/97       Herman Heintein                               4,000              $25,000

09/22/97       William McNeil                                4,000              $25,000
09/22/97       Maurice Gozlan                                2,000              $12,500
10/02/97       Azriel Nagar                                  4,000              $25,000
09/05/97       Arthur Steinberg Ira Rollover                 8,000              $50,000
12/30/97       Porter & Hedges                              20,000              services rendered
12/30/97       Blackwell Sanders                             5,130              $11,747
12/31/97       Ronald Burns                                193,658              $442,646
12/31/97       James McClymond                              48,606              $111,100
12/31/97       Timothy J. McReynolds                        72,844              $166,500
12/31/97       Donald Gall                                  23,414              $53,516
12/31/97       Bernard Reznicek                             24,281              $55,500
12/31/97       Charles Fox-Collis                           24,150              $55,200
12/31/97       Wayne Simmonds                               48,179              $111,266
12/31/97       Robert Peterson                              22,998              $52,567
12/31/97       Ronald Burns                                193,658              $442,646
12/31/97       James McClymond                              48,606              $111,100
12/31/97       Timothy J. McReynolds                        72,844              $166,500
12/31/97       Donald Gall                                  23,414              $ 53,516
12/31/97       Bernard W. Reznicek                          24,281              $ 55,500
12/31/97       Charles Jordan Fox-Collis                    24,150              $ 55,200
12/31/97       Wayne Simmonds                               48,679              $111,266
12/31/97       Robert A. Peterson                           22,998              $ 52,566
12/31/97       John J. Fitzgerald                           48,271              $110,333
12/31/97       Michael G. Fahey                             47,863              $109,400
12/31/97       Kathleen Fahey                               47,863              $109,400
12/31/97       Jim Cripe                                    24,245              $ 55,416
12/31/97       Frank Labedz, Trustee of Labedz Trust        47,956              $109,613
12/31/97       Michael & Barbara R. O'Malley                 4,375              $ 10,000
12/31/97       Brigitte Uher                                 6,563              $ 15,000
12/31/97       Frank Labedz & Shirley Lou Labedz            32,813              $ 75,000
12/31/97       Maurine Joyce DeRoin                         43,750              $100,000
12/31/97       Edward Zachary                               11,084              Compensation
12/31/97       Joseph J. Rahal                              21,875              $ 50,000
12/31/97       Pierce Mill                                 150,000              Interest Purchase in TPG
                                                                                Corp.
12/31/97       Kahler & Associates                           4,325              Services Rendered
4/9/98         James McClymond                              43,750              $100,000
6/1/98         Gilbert Wright                                7,500              Services Rendered
6/1/98         Charles W. Shields                            7,500              Services Rendered
6/4/98         Jeffrey Batchman                            720,000              Stock Exchange
6/4/98         Michael H. Wilkinson                         80,000              Stock Exchange
6/4/98         B. H. Capital, Ltd.                          16,500              Services rendered
6/30/98        Joseph Rahal                                 15,000              Compensation
6/30/98        Robert S. Johnson                            15,000              Compensation
6/30/98        B. H. Capital, Ltd.                         130,000              Compensation
6/30/98        Kahler & Associates                           7,675              Compensation
6/30/98        Ronald Burns                                 10,000              Outside Director's
                                                                                Compensation
6/30/98        Michael G. Fahey                             10,000              Outside Director's
                                                                                Compensation
6/30/98        Robert G. Aldrich                            10,000              Outside Director's
                                                                                Compensation
6/30/98        James McClymond                              10,000              Outside Director's
                                                                                Compensation
6/30/98        Bernard Reznicek                             10,000              Outside Director's

                                                                  Compensation
6/30/98           Donald Gall                     10,000          Outside Director's
                                                                  Compensation
6/30/98           Carol Short                      1,500          Compensation
6/30/98           Robin Norquay                    1,500          Compensation
6/30/98           Rob Reedy                       10,000          Consulting services
6/30/98           William J. Riley                10,000          Consulting services
6/30/98           Douglas D. Kluver               10,000          Consulting services
6/30/98           George M. Kotch                 10,000          Compensation
6/30/98           John J. Fitzgerald              20,000          Director's Compensation
6/30/98           Miller, Matt                       500          Compensation
6/30/98           Turner, Zane                       650          Compensation
6/30/98           Janicek, Jeff                      500          Compensation
6/30/98           Beightol, Kevin                    500          Compensation
6/30/98           Marty, Lynne                       500          Compensation
6/30/98           Stowell, Phil                      500          Compensation
6/30/98           Smith, Raymond                     250          Compensation
6/30/98           Duim, Andy                         100          Compensation
6/30/98           Nims, Jeff                         500          Compensation
6/30/98           Ariston, Patty                     500          Compensation
6/30/98           Barnhart, Charles                  100          Compensation
6/30/98           Batchman, Michael                  500          Compensation
6/30/98           Bedwell, Jack                    1,000          Compensation
6/30/98           Carpenter, David                   500          Compensation
6/30/98           Contreras, Dimas                   100          Compensation
6/30/98           Flores, Paul                       100          Compensation
6/30/98           Greaves, Brian                     100          Compensation
6/30/98           Guy, Kevin                         500          Compensation
6/30/98           Hill, Dain                         100          Compensation
6/30/98           Howard, Barbara                  1,000          Compensation
6/30/98           Jewel, Ryan                        500          Compensation
6/30/98           Knight, David                      100          Compensation
6/30/98           Knight, Mike                       100          Compensation
6/30/98           Kyle, Richard                      500          Compensation
6/30/98           Lantrip, Richard                 1,000          Compensation
6/30/98           Lopez, Anthony                     100          Compensation
6/30/98           Lozano, Joseph                   1,000          Compensation
6/30/98           Masiel, Jose                       500          Compensation
6/30/98           McHugh, James                      100          Compensation
6/30/98           Mills, David                       500          Compensation
6/30/98           Mills, George                    1,000          Compensation
6/30/98           Monroe, David                      100          Compensation
6/30/98           Moreno, Pete                       100          Compensation
6/30/98           Mudford, Jamie                     100          Compensation
6/30/98           Nursery, Harold                    100          Compensation
6/30/98           Olesky, Glenna                     500          Compensation
6/30/98           Rowland, Elizabeth                 100          Compensation
6/30/98           Schultz, Debra                     100          Compensation
6/30/98           Shonk, Greg                      1,000          Compensation
6/30/98           Spurger, Carlotta                  500          Compensation
6/30/98           Stevens, Alan                      100          Compensation
6/30/98           Thomas, Michael                    500          Compensation
6/30/98           Thomas, Ronnie                     100          Compensation
6/30/98           Venegas, Eddie                     100          Compensation
6/30/98           Watters, Ronald                    100          Compensation

6/30/98           Zavala, David                     100           Compensation



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits

3.1*          Certificate of Incorporation
3.2*          By-Laws of the Company

4.1*          Form of Common Stock Certificate
4.2*          Series A Warrant Agreement and form of Warrant
4.3*          Series B Warrant Agreement and form of Warrant
4.4*          Series C Warrant Agreement and form of Warrant
4.5*          Series D Warrant Agreement and form of Warrant
4.7*          Pierce Mill Warrant Agreement and form of Warrant
4.8*          Fahey Warrant Agreement and form of Warrants

5.1*          Opinion of Cassidy & Associates

10.1* Agreement and Plan of Merger among TTI Technologies, Inc., Exeter Engineering, Inc., Jeffrey Batchman, and Michael Wilkinson.

21.1*         Subsidiaries of the Company
24.1          Consent of KPMG Peat Marwick LLP
24.2*         Consent of Cassidy & Associates (included in Exhibit 5)

27*           Financial Data Schedule

---------------
*      To be filed by Amendment.

(b) The following financial statement schedules are included in this Registration Statement.

       None.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, TTI Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska on the 12th day of August, 1998.


                                        TTI TECHNOLOGIES, INC.


                                        By:  /s/ Timothy J. McReynolds
                                                 President

                                        By  /s/  Robert S. Johnson
                                                 Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                             Date
---------                          -----                             ----
/s/ Timothy J. McReynolds          Director, President          August 12, 1998

/s/ John J. Fitzgerald             Director                     August 12, 1998

/s/ Ronald J. Burns                Director                     August 12, 1998

/s/  Michael G. Fahey              Director                     August 12, 1998

/s/  Bernard W. Reznicek           Director                     August 13, 1998

/s/  Jeffrey Batchman              Director                     August 12, 1998

/s/  James M.  McClymond           Director                     August 12, 1998